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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

CBS Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 15, 2011

Dear Stockholder:

              You are cordially invited to attend the 2011 Annual Meeting of Stockholders of CBS Corporation (the "Annual Meeting"), which will be held at the Equitable Center, 787 Seventh Avenue (at 51st Street), New York, New York 10019 at 10:00 a.m., Eastern Daylight Time, on Thursday, May 26, 2011. Holders of CBS Corporation Class A Common Stock are being asked to vote on the matters listed in the attached Notice of 2011 Annual Meeting of Stockholders.

              If you hold shares of the Company's Class A Common Stock, please cast your vote promptly to ensure that your shares will be voted at the Annual Meeting. You may vote by telephone or through the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or in the 2011 Proxy Statement. You may also submit your vote by returning a proxy card or voting instruction card, if you received a printed copy of proxy materials by request. If you attend the Annual Meeting, you may vote your shares in person.

              National Amusements, Inc., which as of March 31, 2011 beneficially owned shares of the Company's Class A Common Stock representing approximately 79.2% of the voting power of CBS Corporation's common stock, has advised CBS Corporation that it intends to vote all of its shares of the Company's Class A Common Stock in accordance with the recommendations of the Board of Directors on each of the Items 1-4 in the attached Notice. Therefore, approval of those matters in accordance with the Board's recommendations is assured.

              If you wish to attend the Annual Meeting in person, you will need to request an admission ticket in advance. If you are a registered holder of the Company's Class A Common Stock, you can request a ticket when you vote by telephone or through the Internet, or by marking the appropriate box on the proxy card (if you requested a printed copy of proxy materials). If you are a registered holder of the Company's Class B Common Stock or you hold shares of the Company's Class A or Class B Common Stock in a brokerage account, you can request a ticket by sending a written request along with proof of ownership, such as your brokerage firm account statement, to Director, Shareholder Relations, CBS Corporation, 51 West 52nd Street, New York, New York 10019.

              If you have elected to receive paper copies of the Company's proxy statements, annual reports and other materials relating to the Annual Meeting and want to elect to receive these documents electronically next year instead of by mail, please go to http://enroll.icsdelivery.com/cbs and follow the instructions to enroll. We highly recommend that you consider electronic delivery of these documents as it helps to lower the Company's costs and reduce the amount of paper mailed to your home.

              We appreciate your interest in and support of CBS Corporation and look forward to seeing you at the Annual Meeting.

SUMNER M. REDSTONE Executive Chairman and Founder	LESLIE MOONVES President and Chief Executive Officer

CBS CORPORATION

 NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

To CBS Corporation Stockholders:

              The 2011 Annual Meeting of Stockholders (the "Annual Meeting") of CBS Corporation (the "Company") will be held at the Equitable Center, 787 Seventh Avenue (at 51st Street), New York, New York 10019 at 10:00 a.m., Eastern Daylight Time, on Thursday, May 26, 2011. The principal business of the meeting will be the consideration of the following matters:

    1.
    The election of 14 directors;

    2.
    The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for fiscal year 2011;

    3.
    An advisory (non-binding) vote on the compensation of the Company's named executive officers, as disclosed in this proxy statement;

    4.
    An advisory (non-binding) vote on the frequency of the advisory (non-binding) vote on the compensation of the Company's named executive officers; and

    5.
    Such other business as may properly come before the Annual Meeting or any adjournment thereof.

              The close of business on March 31, 2011 has been fixed as the record date for determining the holders of shares of CBS Corporation Class A Common Stock entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during ordinary business hours at the Company's corporate headquarters located at 51 West 52nd Street, New York, New York 10019.

By order of the Board of Directors,

ANGELINE C. STRAKA Secretary

April 15, 2011

CBS CORPORATION
2011 PROXY STATEMENT

 VOTING AND SOLICITATION OF PROXIES

Solicitation of Proxies

              A proxy is being solicited by the Board of Directors of CBS Corporation, a Delaware corporation ("CBS Corporation" or the "Company"), for use at the 2011 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 26, 2011 at 10:00 a.m., Eastern Daylight Time. The close of business on March 31, 2011 is the record date for determining the record holders of the Company's Class A Common Stock, par value $0.001 per share, entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Holders of the Company's non-voting Class B Common Stock, par value $0.001 per share, are not entitled to vote at the Annual Meeting or any adjournment thereof.

              As of March 31, 2011, the Company had outstanding 43,628,515 shares of its Class A Common Stock, each of such shares being entitled to one vote, and 631,092,667 non-voting shares of its Class B Common Stock (together with the Company's Class A Common Stock, the "Common Stock").

Internet Availability of Proxy Materials

              In accordance with Securities and Exchange Commission ("SEC") rules, instead of mailing to stockholders a printed copy of the Company's proxy statement, annual report and other materials relating to the Annual Meeting ("proxy materials"), the Company intends to mail to stockholders a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability"), which advises that the proxy materials are available on the Internet. The Company intends to commence its distribution of the Notice of Internet Availability on or about April 15, 2011. Stockholders receiving a Notice of Internet Availability by mail will not receive a printed copy of proxy materials, unless they so request. Instead, the Notice of Internet Availability will instruct stockholders as to how they may access and review proxy materials on the Internet. Stockholders who receive a Notice of Internet Availability by mail who would like to receive a printed copy of the Company's proxy materials, including a proxy card or voting instruction card, should follow the instructions for requesting these materials included in the Notice of Internet Availability. Stockholders who currently receive printed copies of proxy materials who would like to receive copies of these documents electronically instead of by mail should follow the instructions for requesting electronic delivery set forth in the "Other Matters" section in this proxy statement.

Submission of Proxies

              The persons named in the proxy card and on the Company's voting website at www.proxyvote.com (the "proxy holders") have been designated by the Company's Board of Directors to vote the shares represented by proxy at the Annual Meeting. The proxy holders are officers of the Company. They will vote the shares represented by each valid and timely received proxy in accordance with the stockholder's instructions, or if no instructions are specified, the shares represented by the proxy will be voted in accordance with the recommendations of the Board of Directors as described in this proxy statement. If any other matter properly comes before the Annual Meeting, the proxy holders will vote on that matter in their discretion.

              Registered holders of the Company's Class A Common Stock may submit a proxy in the following ways:

  •
  By Internet: Registered holders of record may access www.proxyvote.com, with the Notice of Internet Availability in hand (or, if a printed copy of proxy materials was received by request, the proxy card in hand), and follow the instructions. The Internet proxy must be received no later than 11:59 p.m., Eastern Daylight Time, on May 25, 2011.

  •
  By Telephone: Registered holders of record living in the United States or Canada may use any touch-tone telephone to call 1-800-690-6903, with the Notice of Internet Availability in hand (or, if a printed copy of proxy materials was received by request, the proxy card in hand), and follow the recorded instructions. The telephone proxy must be received no later than 11:59 p.m., Eastern Daylight Time, on May 25, 2011.

  •
  By Mail: Registered holders of record who received a printed copy of proxy materials by request may complete, sign and date the proxy card and return it in the envelope provided, so that it is received prior to the Annual Meeting.

              "Beneficial holders" (defined below) will receive voting instructions directly from the holder of record.

              Shares Held in the Company's 401(k) Plan.    Voting instructions relating to shares of the Company's Class A Common Stock held in the Company's 401(k) plan must be received no later than 11:59 p.m., Eastern Daylight Time, on May 24, 2011, so that the trustee of the plan (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Shares held in the 401(k) plan that are not voted or for which the trustee does not receive timely voting instructions will be voted by the trustee in the same proportion as the shares held in the plan that are timely voted.

              Voting Other than by Proxy.    While the Company encourages holders of its Class A Common Stock to vote by proxy, holders of the Company's Class A Common Stock (other than shares held in the 401(k) plan) also have the option of voting their shares in person at the Annual Meeting. Some holders of the Company's Class A Common Stock hold their shares in "street name" through a broker or other nominee and are therefore known as "beneficial holders." If shares of Class A Common Stock are held for a beneficial holder in a brokerage, bank or other institutional account, then the beneficial holder must obtain a proxy from that entity and bring it to the Annual Meeting in order to vote the shares at the Annual Meeting.

Revocation of Proxies

              A proxy may be revoked before the voting deadline by sending written notice to Angeline C. Straka, Secretary, CBS Corporation, 51 West 52nd Street, New York, NY 10019, or by submission (including telephonic or Internet submission) of a proxy bearing a later date than the proxy being revoked to Proxy Services, P.O. Box 9111, Farmingdale, NY 11735-9543. Revocations made by telephone or through the Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 25, 2011. A holder may also revoke a proxy by voting in person at the Annual Meeting.

              Shares Held in the Company's 401(k) Plan.    Voting instructions relating to shares of the Company's Class A Common Stock held in the Company's 401(k) plan may be revoked prior to 11:59 p.m., Eastern Daylight Time, on May 24, 2011, by sending written notice to Angeline C. Straka, Secretary, CBS Corporation, 51 West 52nd Street, New York, NY 10019, or by timely submission (including telephonic or Internet submission) of voting instructions bearing a later date than the voting instructions being revoked to Proxy Services, P.O. Box 9111, Farmingdale, NY 11735-9543.

Quorum

              Under the Company's Amended and Restated Bylaws, the holders of a majority of the aggregate voting power of the Company's Class A Common Stock outstanding on the record date, present in person or represented by proxy at the Annual Meeting, shall constitute a quorum. Abstentions and broker non-votes will be treated as present for purposes of determining the presence of a quorum.

Matters to Be Considered at the Annual Meeting

              The Board of Directors recommends a vote FOR each of the following matters:

    1.
    The election of each of the 14 nominated directors;

    2.
    The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm ("independent auditor") for fiscal year 2011;

    3.
    The approval of an advisory (non-binding) resolution on the compensation of the Company's named executive officers, as disclosed in this proxy statement; and

    4.
    The approval of an advisory (non-binding) resolution to hold an advisory (non-binding) vote on the compensation of the Company's named executive officers every THREE years.

              The affirmative vote of the holders of a majority of the aggregate voting power of the Company's Class A Common Stock present in person or represented by proxy at the Annual Meeting ("majority vote") is required to elect each of the 14 nominated directors and to approve Item 2 set forth above. Items 3 and 4 above are advisory votes only and are non-binding on the Company and on the Company's Board of Directors. Notwithstanding the advisory nature of these votes, as discussed more fully in the presentations of "Item 3" and "Item 4" below, the Board will consider the stockholders' preference to be expressed by the majority vote on Items 3 and 4. An abstention with respect to any matter will have the effect of a vote against such matter.

              Under the rules of the New York Stock Exchange ("NYSE"), a broker or other nominee holding shares of the Company's Class A Common Stock on behalf of a beneficial holder may not be permitted to exercise voting discretion with respect to some matters to be acted upon at stockholders' meetings. Therefore, if a beneficial holder does not give the broker or nominee specific voting instructions, the holder's shares may not be voted on those matters and a broker non-vote will occur. Under the rules of the NYSE, brokers or nominees may vote on the matter listed as Item 2 above, but not on the matters listed as Items 1, 3 and 4 above, if they do not receive instructions from the beneficial holder of the shares held in street name. A broker non-vote will not have the effect of a vote against Items 1, 3 and 4 above.

              As of March 31, 2011, National Amusements, Inc. ("National Amusements") beneficially owned directly and indirectly through its wholly owned subsidiary, NAI Entertainment Holdings LLC ("NAI EH"), approximately 79.2% of the Company's outstanding Class A Common Stock and approximately 6% of the Company's outstanding Class A Common Stock and Class B Common Stock on a combined basis. Sumner M. Redstone, the controlling stockholder of National Amusements, is Executive Chairman and Founder of the Company. National Amusements has advised the Company that it intends to vote all of its shares of the Company's Class A Common Stock in favor of each of Items 1–4 above. Such action by National Amusements will be sufficient to constitute a quorum and to approve each of the matters.

Cost of Proxy Solicitation and Inspector of Election

              The Company will pay the cost of the solicitation of proxies, including the preparation, printing and mailing of the Notice of Internet Availability and, as applicable, this proxy statement and the related materials. The Company will furnish copies of the Notice of Internet Availability and, if requested, this proxy statement and related materials to banks, brokers, fiduciaries and custodians that hold shares on behalf of beneficial holders so that they may forward the materials to the beneficial holders. IVS Associates, Inc. will serve as the independent inspector of election for the Annual Meeting.

Mailing Address

              The Company's mailing address is 51 West 52nd Street, New York, NY 10019.

CORPORATE GOVERNANCE

              CBS Corporation's corporate governance practices are established and monitored by its Board of Directors (the "Board"). The Board, with assistance from its Nominating and Governance Committee, regularly assesses CBS Corporation's governance practices in light of legal requirements and governance best practices. In several areas, CBS Corporation's practices go beyond the requirements of the NYSE corporate governance listing standards (the "NYSE listing standards"). For example, despite being a "controlled company" (i.e., a company of which more than 50% of the voting power is held by an individual or another company), CBS Corporation has a majority of independent directors on its Board and has an independent Compensation Committee and an independent Nominating and Governance Committee, none of which is required for controlled companies under the NYSE listing standards.

              CBS Corporation's principal governance documents are as follows:

  •
  Corporate Governance Guidelines

  •
  Board Committee Charters:

    •
    Audit Committee Charter

    •
    Compensation Committee Charter

    •
    Nominating and Governance Committee Charter

  •
  Business Conduct Statement

  •
  Supplemental Code of Ethics for Senior Financial Officers

              These documents are available on the Company's public website at www.cbscorporation.com, and copies of these documents may also be requested by writing to Investor Relations, CBS Corporation, 51 West 52nd Street, New York, NY 10019. The Company encourages its stockholders to read these documents, as we believe they illustrate CBS Corporation's commitment to good governance practices. Certain key provisions of these documents are summarized below.

Corporate Governance Guidelines

              CBS Corporation's Corporate Governance Guidelines (the "Guidelines") set forth the Company's corporate governance principles and practices on a variety of topics, including the responsibilities, composition and functioning of the Board, director qualifications, and the roles of the Board Committees. The Guidelines are periodically reviewed and updated as needed. The Guidelines provide, among other things, that:

  •
  A majority of the members of the Board must be independent as determined under the NYSE listing standards and the standards set forth in the Guidelines;

  •
  All of the members of the Audit, Compensation, and Nominating and Governance Committees must be independent;

  •
  Separate executive sessions of the non-management directors and independent directors must be held a minimum number of times each year;

  •
  The Board, acting on the recommendation of the Nominating and Governance Committee, shall determine whether a director candidate's service on more than three other public company boards of directors is consistent with service on the Board;

  •
  Director compensation will be established in light of the policies set forth in the Guidelines;

  •
  Within three years of joining the Board, directors are expected to own shares of Common Stock having a market value of at least three times the cash annual retainer fee paid to them, in accordance with the Guidelines;

  •
  The Board will hold an annual self-evaluation to assess its effectiveness; and

  •
  The non-management directors discuss and review succession planning.

Board Committee Charters

              Each Board Committee operates under a written charter that has been adopted by the Board. The Company has three standing Committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The Committee charters set forth the purpose, objectives and responsibilities of each Committee and discuss matters such as Committee membership requirements, number of meetings and the setting of meeting agendas. The charters are assessed at least every other year, or more frequently as the applicable Committee may determine, and are updated as needed. More information on the Committees, their respective roles and responsibilities and their charters can be found under "CBS Corporation's Board of Directors—Board Committees."

Business Conduct Statement

              The Company's Business Conduct Statement ("BCS") sets forth the Company's standards for ethical conduct that are expected of all directors and employees of the Company. The BCS is available on the Company's website at www.cbscorporation.com and on the Company's intranet sites and also has been distributed to the Company's employees and directors. As part of the Company's compliance and ethics program, directors and full-time employees are required to certify as to their compliance with the BCS and, on an ongoing basis, must disclose any potential conflicts of interest. The Company has also implemented an online BCS training program. The BCS addresses, among other things, topics such as:

  •
  Compliance with laws, rules and regulations, including the Foreign Corrupt Practices Act;

  •
  Conflicts of interest, including the disclosure of potential conflicts to the Company;

  •
  Confidentiality, insider information and trading, and fair disclosure;

  •
  Financial accounting and improper payments;

  •
  The Company's commitment to providing equal employment opportunities and a bias-free and harassment-free workplace environment;

  •
  Fair dealing and relations with competitors, customers and suppliers;

  •
  Health, safety and the environment; and

  •
  Political contributions and payments.

              The BCS provides numerous avenues for employees to report violations of the BCS or matters of concern, whether anonymously or with attribution, to the appropriate officers of the Company and/or the Audit Committee. These avenues include a telephone hotline, email contacts or direct communication with the Company's compliance officers. The BCS also provides that the Company will protect anyone who makes a good faith report of a violation of the BCS and retaliation against an employee who makes a good faith report will not be tolerated.

              Waivers of the BCS for the Company's executive officers or directors will be disclosed on the Company's website at www.cbscorporation.com or by Form 8-K filed with the SEC.

Supplemental Code of Ethics for Senior Financial Officers

              The Supplemental Code of Ethics is applicable to the Company's Executive Chairman, President and Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The Supplemental Code of Ethics, which is available on the Company's website at www.cbscorporation.com, addresses matters specific to those senior financial positions in the Company, including responsibility for the disclosures made in CBS Corporation's filings with the SEC, reporting obligations with respect to certain matters and a general obligation to promote honest and ethical conduct within the Company. The senior financial officers are also required to comply with the BCS. Amendments to or waivers of the Supplemental Code of Ethics for these officers will be disclosed on the Company's website at www.cbscorporation.com or by Form 8-K filed with the SEC.

CBS CORPORATION'S BOARD OF DIRECTORS

              The Company's Board of Directors is currently comprised of 14 members: David R. Andelman, Joseph A. Califano, Jr., William S. Cohen, Gary L. Countryman, Charles K. Gifford, Leonard Goldberg, Bruce S. Gordon, Linda M. Griego, Arnold Kopelson, Leslie Moonves, Doug Morris, Shari Redstone, Sumner M. Redstone and Frederic V. Salerno. All of the current members of the Board were elected at the Company's 2010 Annual Meeting of Stockholders.

              During 2010, the Board held 7 meetings and also acted by unanimous written consents. Each incumbent director attended at least 75% of the meetings of the Board and Committees on which such director served during 2010. In addition to Board and Committee meetings, directors are expected to attend the Annual Meeting, and all of the directors standing for election in 2010 were present at the Company's 2010 Annual Meeting of Stockholders.

              In accordance with the Guidelines and the NYSE listing standards, the non-management directors meet separately, without directors who are Company employees, at regularly scheduled sessions a number of times each year equal to at least 50% of the number of regularly scheduled Board meetings, and at such other times as they deem appropriate. The independent directors meet separately, without those directors who are not independent as determined by the Board, at least 2 times each year, and at such other times as they deem appropriate. The members of the Nominating and Governance Committee preside at meetings of the non-management directors and independent directors on a rotating basis. During 2010, the non-management directors met 5 times, and the independent directors met 6 times.

Director Independence

              The Company's Guidelines provide that a majority of the Company's directors must be independent of the Company, as "independence" is defined in the NYSE listing standards and in the Guidelines. The NYSE listing standards set forth five "bright-line" tests that require a finding that a director is not independent if the director fails any of the tests. In addition, the NYSE listing standards provide that a director is not independent unless the Board affirmatively determines that the director has no "material relationship" with the Company. The Guidelines set forth categorical standards to assist the Board in determining what constitutes a "material relationship" with the Company. Generally under these categorical standards, the following relationships are deemed not to be material:

  •
  The types of relationships identified by the NYSE listing standards' bright-line tests, if they occurred more than five years ago (the Board will review any such relationship if it occurred more than three but less than five years ago);

  •
  A relationship whereby the director has received, or an immediate family member of the director has received for service as an executive officer, less than $120,000 in direct compensation from the Company during any 12-month period within the last three years; and

  •
  A relationship where the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of the following:

    •
    a company that made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, is less than 1% of such company's annual consolidated gross revenues;

      •
      a company which is either indebted to or a creditor of the Company in an amount that is less than 1% of such indebted company's total consolidated assets; and

      •
      a tax-exempt organization that received contributions from the Company in the prior fiscal year in an amount less than the greater of $500,000 or 1% of that organization's consolidated gross revenues.

              For relationships that exceed the thresholds described above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by the directors who are independent. In addition, the Guidelines state that, generally, the types of relationships not addressed by the NYSE listing standards or described in the Guidelines will not cause an otherwise independent director to be considered not independent. However, the Board may determine that a director is not independent for any reason it deems appropriate.

              The full text of the Guidelines is available on the Company's website at www.cbscorporation.com.

              In February 2011, the Nominating and Governance Committee reviewed the independence of the 14 director nominees standing for election at the Annual Meeting to determine its recommendation regarding which nominees meet the independence standards outlined above. The Board, based on its review and the recommendation of the Nominating and Governance Committee, determined that 9 of the 14 nominees are independent. The independent director nominees are Messrs. Califano, Cohen, Countryman, Gifford, Gordon, Kopelson, Morris and Salerno and Ms. Griego.

              During its review, in determining that the director nominees named above are independent, the Board considered the transactions disclosed under "Related Person Transactions," all of which the Board determined were immaterial to, and would not impair, each such director's independence. The Board also considered that the Company and its subsidiaries in the ordinary course of business have, during the past three years, sold products and services to, made contributions to and/or purchased products and services from, companies, tax-exempt organizations and other entities, of which certain directors were executive officers or principals during 2010, and determined that all of these transactions were below the threshold for relationships deemed to be immaterial under the Guidelines.

Board Leadership Structure

              The Company's Board of Directors separates its Board chairman and principal executive officer positions. The Company believes that this structure is most appropriate for the Company, since the two positions serve different functions. The Company's Executive Chairman provides leadership as chairman of the board and strategic oversight of the Company. He is uniquely suited for this position, given his history with the Company as a principal participant in the establishment of the Company and as a stockholder who has maintained, through National Amusements, a controlling ownership position since that time. The Company's Chief Executive Officer is responsible for the day-to-day supervision, management and control of the business and affairs of the Company and serves as a bridge between management and the Board to support the alignment of the goals of both. In addition, the Board has appointed a Vice Chair whose responsibilities include the duties set forth in the Company's Bylaws. In support of the independent oversight of management, the non-management directors and, separately, the independent directors routinely meet and hold discussions without management present. While the Company does not maintain a written succession plan with respect to the Executive Chairman, in accordance with the Guidelines, the non-management directors consider annually succession planning for the Executive Chairman.

Board Risk Oversight

              The Company's Board of Directors has overall responsibility for the oversight of the Company's risk management process. The Board carries out its oversight responsibility directly and through the delegation to its Committees of responsibilities related to the oversight of certain risks, as follows:

  •
  The Audit Committee, as part of its internal audit and independent auditor oversight, is responsible for reviewing the Company's risk assessment and risk management practices and discusses risks as they relate to its review of the Company's financial statements, the evaluation of the effectiveness of internal control over financial reporting, compliance with legal and regulatory requirements, and the performance of the internal audit function, among other responsibilities set forth in the Committee's charter.

  •
  The Compensation Committee monitors risks associated with the design and administration of the Company's compensation programs, including its performance-based compensation programs, to promote an environment which does not encourage unnecessary and excessive risk-taking by the Company's employees. The Committee also reviews risks related to management resources, including the depth of the Company's senior management. In view of this oversight and based on management's assessment, the Company does not believe that its employee compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

  •
  The Nominating and Governance Committee oversees risk as it relates to monitoring developments in law and practice with respect to the Company's corporate governance processes and in reviewing related person transactions.

              Each of these Committees reports regularly to the Board on these risk-related matters, among other items within its purview. On an annual basis, the Board conducts strategy sessions, which include presentations from economic, political and industry experts, among others, on matters affecting the Company, to assist the Board and management in preparing and implementing strategic initiatives, including risk management. In addition, the Board and Committees receive regular reports from management that include matters affecting the Company's risk profile, including, among others, operations reports from the Chief Executive Officer, and from division heads, all of which include strategic and operational risks; reports from the Chief Financial Officer and Chief Accounting Officer on credit and liquidity risks and on the integrity of internal controls over financial reporting; reports from the General Counsel on legal risks and material litigation; and reports on internal audit activities from the Senior Vice President, Internal Audit. The Audit Committee also receives an annual report from the Company's Chief Compliance Officer on the Company's compliance program and from the Senior Vice President, Internal Audit on the internal audit plan for the upcoming fiscal year, the scope of which is to determine the adequacy and function of the Company's risk management, control and governance processes. Outside of formal meetings, Board members have regular access to senior executives, including the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, General Counsel and Executive Vice President, Human Resources and Administration. The Committee and management reports, strategy sessions and real-time management access collectively provide the Board with integrated insight on the Company's management of its risks.

Board Committees

              The following chart sets forth the current membership of each Board Committee. The Board reviews and determines the membership of the Committees at least annually.

Committee	Members
Audit Committee	Gary L. Countryman, Chair Joseph A. Califano, Jr. Linda M. Griego Frederic V. Salerno
Compensation Committee	Charles K. Gifford, Chair William S. Cohen Bruce S. Gordon Doug Morris
Nominating and Governance Committee	Joseph A. Califano, Jr., Chair Gary L. Countryman Charles K. Gifford

              During 2010, the Audit Committee held 7 meetings, the Compensation Committee held 10 meetings and the Nominating and Governance Committee held 13 meetings. Information about the Committees, including their respective roles and responsibilities and charters, is set forth below.

Audit Committee

              The Audit Committee Charter provides that the Audit Committee will be comprised of at least three members and that all of the members on the Committee must be independent directors. Also, the Committee must have at least one "audit committee financial expert" (as described below) and all Committee members must be financially literate. The Committee holds at least five regular meetings each year, and it regularly meets separately at these meetings with the independent auditor, the Company's General Counsel, its Senior Vice President of Internal Audit and other members of the Company's senior management. The Committee is responsible for the following, among other things:

  •
  The appointment, retention, termination, compensation and oversight of the Company's independent auditor, including reviewing with the independent auditor the scope of the audit plan and audit fees;

  •
  Reviewing the Company's financial statements and related disclosures, including with respect to internal control over financial reporting;

  •
  Oversight of the Company's internal audit function; and

  •
  Oversight of the Company's compliance with legal and regulatory requirements.

              For additional information on the Committee's role and its oversight of the independent auditor during 2010, see "Report of the Audit Committee."

              Audit Committee Financial Experts.    The Board has determined that all of the members of the Audit Committee are "financially literate," as that term is interpreted by the Board in its business judgment. In addition, the Board has determined that two members of the Audit Committee, including Mr. Countryman (Chair), qualify as "audit committee financial experts," as that term is defined in the regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act").

              Service on the Audit Committees of Other Public Companies.    The Company does not restrict the number of other audit committees on which members of its Audit Committee may serve. Messrs. Countryman (Chair) and Califano do not serve on any other public company audit committee. Ms. Griego currently serves on one other public company audit committee, and Mr. Salerno currently serves on three other public company audit committees. In accordance with the NYSE listing standards, the Board has determined that Mr. Salerno's service on these other public company audit committees would not impair his ability to serve effectively on the Company's Audit Committee, particularly given his experience as the former chief financial officer of a major public company and the fact that he is retired from full-time employment. Mr. Salerno has advised the Company that, effective April 28, 2011, he will no longer be serving on the audit committee of Popular, Inc., as he has chosen not to stand for re-election as a director at that company, and will thus serve on a total of three audit committees, including the Company's Audit Committee, after that date.

Compensation Committee

              The Compensation Committee Charter provides that the Compensation Committee will be comprised of at least three members, except that the Committee is deemed to be properly constituted with at least two members in the event of a vacancy until the Board fills the vacancy. The Charter also provides that all of the members on the Committee must be independent directors and that the Committee shall also satisfy the relevant requirements established pursuant to regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee holds at least four regular meetings each year and is responsible for the following, among other things:

  •
  Adopting and periodically reviewing the Company's compensation philosophy, strategy and principles regarding the design and administration of the Company's compensation programs;

  •
  Reviewing and approving the total compensation packages for the Executive Chairman, the President and Chief Executive Officer, the Company's other executive officers, and other senior executives identified by the Committee after consultation with the Company's Chief Executive Officer and Executive Vice President, Human Resources and Administration, and, in certain instances, other persons among the Company's most highly compensated executives (excluding "Talent," as such term is currently used in the media or entertainment industries) (the "senior executives"); and

  •
  Overseeing the administration of the Company's incentive compensation plans (including the bonus plan for executives subject to Section 162(m) under the Code) and its equity-based compensation plans.

              Consideration and Determination of Executive Compensation.    The Compensation Committee reviews all components of senior executives' compensation, including base salary, annual and long-term incentives and severance arrangements. In approving compensation for the senior executives (other than Messrs. Redstone and Moonves), the Committee considers the input and recommendations of Mr. Moonves with respect to the senior executives' performances, Mr. Briskman with respect to those senior executives who report directly to him and Mr. Ianniello with respect to those senior executives who report directly to him. With respect to Messrs. Redstone and Moonves, the Committee reviews and approves goals and objectives relevant to their compensation and, together with the Nominating and Governance Committee, annually evaluates the performances of the Executive Chairman and the Chief Executive Officer in light of those goals and objectives. The results of these evaluations are then reported to the non-management directors. The Compensation Committee sets compensation for the Executive Chairman and the Chief Executive Officer taking these evaluations into account. The Committee then reports to the Board on the process for setting compensation for the Executive Chairman and Chief Executive Officer.

              The Company's processes and procedures for the consideration of executive compensation and the role of the Company's executive officers in determining or recommending the amount or form of executive compensation are more fully described in the "Compensation Discussion and Analysis" section below. Director compensation is approved by the Board, based on recommendations from the Nominating and Governance Committee, as more fully described in the "Nominating and Governance Committee" section below.

              The Compensation Committee has the power to delegate its authority and duties to subcommittees or individuals as it deems appropriate and in accordance with applicable laws and regulations. The Committee has delegated to the President and Chief Executive Officer limited authority (with respect to executives who are not senior executives) to grant long-term incentive awards under the Company's long-term management incentive program to such executives in connection with their hiring, promotion or contract renewal and to modify the terms of outstanding equity grants in certain post-termination scenarios, as discussed in the "Compensation Discussion and Analysis" section below. The Committee delegated this authority in order for the Company to have the ability to (i) act in a timely manner in a competitive environment in connection with the hiring of new executives or the compensating of an existing executive being given a significant increase in responsibility and (ii) maintain flexibility to manage compensation in post-termination scenarios when mutually beneficial to the Company and to the executive.

              The Committee is empowered to retain compensation consultants having special competence to assist the Committee in evaluating executive officer and employee compensation. The Committee has the sole authority to retain and terminate such consultants and to review and approve such consultants' fees and other retention terms. The Committee retains an independent compensation consulting firm, currently Exequity LLP, to advise the Committee in its review of senior executive compensation. The Compensation Committee adopted a policy in 2008 providing that the independent compensation consulting firm will not be considered as a provider of services to the Company, other than for services provided to the Compensation Committee. Accordingly, other than these services provided to the Committee, Exequity does not perform any administrative or consulting services for the Company. In furtherance of the Committee's review of senior executive compensation, the independent consultant examines the compensation practices at companies with which the Company competes for senior executive talent, including those companies engaged in similar business activities and other publicly traded U.S. companies, and provides other analysis, as more fully described in the "Compensation Discussion and Analysis" section below.

Nominating and Governance Committee

              The Nominating and Governance Committee's Charter provides that the Nominating and Governance Committee will be comprised of at least three members, except that the Committee is deemed to be properly constituted with at least two members in the event of a vacancy until the Board fills the vacancy. The Charter also provides that all of the members on the Committee must be independent directors. The Committee holds at least three regular meetings each year and is responsible for the following, among other things:

  •
  Identifying and recommending to the Board nominees for election to the Board and reviewing the composition of the Board as part of this process;

  •
  Overseeing all aspects of the Company's corporate governance initiatives, including regular assessments of its principal governance documents;

  •
  Establishing criteria for the annual self-evaluations of the Board and its Committees;

  •
  Making recommendations to the Board on director compensation matters;

  •
  Monitoring developments in the law and practice of corporate governance;

  •
  Developing and recommending items for Board meeting agendas; and

  •
  Reviewing transactions between the Company and related persons.

              The members of the Nominating and Governance Committee also chair the executive sessions of non-management and independent directors on a rotating basis.

              Consideration and Determination of Director Compensation.    The Committee annually reviews and recommends for the Board's consideration the form and amount of compensation for Outside Directors. "Outside Directors" are directors of the Company who are not employees of the Company or any of its subsidiaries. Only Outside Directors are eligible to receive compensation for serving on the Board, as more fully described in the "Director Compensation" section below.

              In accordance with the Guidelines and its Charter, the Committee is guided by three principles in its review of Outside Director compensation and benefits: Outside Directors should be fairly compensated for the services they provide to the Company, taking into account, among other things, the size and complexity of the Company's business and compensation and benefits paid to directors of comparable companies; Outside Directors' interests should be aligned with the interests of stockholders; and Outside Directors' compensation should be easy for stockholders to understand.

              The recommendations of the Committee with respect to director compensation are subject to approval by the Board.

              2011 Director Nomination Process; Board Diversity.    In connection with the 2011 director nomination process, the Committee reviewed the current composition of the Board in light of the considerations set forth in its Charter and the Company's Guidelines. The Committee also considered input received from other directors on Board member qualifications, Board composition and any special circumstances that the Committee considers important in its determination. For example, as part of its consideration of director nominees for the 2009 slate, the Committee considered Mr. Salerno's service on the Bear Stearns' board, and the Committee concluded that his extensive business and financial expertise provides significant value to the Company. After taking these considerations into account, the Committee determined to recommend to the Board that each of the current members of the Board be nominated to stand for election at the 2011 Annual Meeting.

              As part of its review, the Committee considers diversity, among other factors. The Committee considers diversity to be a broadly defined concept which takes into account professional experience, gender and ethnicity, among other characteristics. As a result of considering diversity as part of its nomination process, multiple industries are represented on the Board, including the entertainment and media, communications, banking, legal, insurance and management consulting industries, among others. Additionally, distinguished contributors to governmental and not-for-profit organizations also serve on the Board. Multiple professions are represented among the directors, including current and past experience as principal executive and principal financial officers, attorneys, high-level government officials, entrepreneurs and television, film and record producers, among others. Also, over the five-year period following the separation of former Viacom Inc. ("Former Viacom") into two publicly traded companies, CBS Corporation and new Viacom Inc. (the "Separation"), the Committee has nominated, and stockholders have elected, a total of four female directors, one of whom is Hispanic, and one African-American director. The Committee assesses the effectiveness of its consideration of diversity as part of its annual nomination process, when it reviews the composition of the Board as a whole.

              Stockholder Recommendations for Director.    The Committee will consider candidates for director recommended by the stockholders of the Company. All recommendations by stockholders for potential director candidates, which shall include written materials with respect to the potential candidate, should be sent to Angeline C. Straka, Secretary, CBS Corporation, 51 West 52nd Street,

New York, NY 10019. The Company's Guidelines and Nominating and Governance Committee Charter set forth certain criteria for director qualifications and Board composition that stockholders should consider when making a recommendation. These criteria include an expectation that directors have substantial accomplishments in their professional backgrounds, are able to make independent, analytical inquiries, and exhibit practical wisdom and mature judgment. Directors of CBS Corporation should also possess the highest personal and professional ethics, integrity and values and be committed to promoting the long-term interests of CBS Corporation's stockholders. Director candidates recommended by stockholders who meet the director qualifications, which are described more fully in the Company's Guidelines and Nominating and Governance Committee Charter, will be considered by the Chair of the Committee, who will present the information on the candidate to the entire Committee. Director candidates recommended by stockholders will be considered by the Committee in the same manner as any other candidate.

Communications with Directors

              Stockholders and other parties interested in contacting CBS Corporation's non-management directors may send an email to nonmanagementdirectors@cbs.com or write to Non-Management Directors, CBS Corporation, 51 West 52nd Street, 35th Floor, New York, NY 10019. The non-management directors' contact information is also available on CBS Corporation's website at www.cbscorporation.com. Non-management directors have approved the process for handling communications received in this manner.

              Stockholders should also use the email and mailing address for the non-management directors to send communications to the Board. The process for handling stockholder communications to the Board received in this manner has been approved by the independent directors of the Board. Correspondence relating to accounting or auditing matters will be handled in accordance with procedures established by the Audit Committee for such matters.

Compensation Committee Interlocks and Insider Participation

              None of the members of the Compensation Committee during fiscal year 2010 was, or has ever been, an officer or employee of the Company, and, during fiscal year 2010, no executive officer of the Company served on the board and/or compensation committee of any company that employed as an executive officer any member of the Company's Board and/or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The table below sets forth as of February 28, 2011, unless otherwise indicated, information concerning the beneficial ownership of the Company's Class A and Class B Common Stock by (i) each current director and director nominee, (ii) each named executive officer and (iii) the current directors and executive officers of the Company as a group. Each person has sole voting and investment power over the shares reported, except as noted. Also set forth below is information concerning the beneficial ownership by each person, or group of affiliated persons, who is known by the Company to beneficially own 5% or more of the Company's Class A Common Stock. As of February 28, 2011, there were 43,629,213 shares of the Company's Class A Common Stock outstanding and 632,443,447 shares of the Company's Class B Common Stock outstanding.

	Beneficial Ownership of Equity Securities
Name	Title of Security	Number of Shares		Percent of Class
Anthony G. Ambrosio	Class A Common	0		*
	Class B Common	540,176	(2)(4)	*
David R. Andelman	Class A Common	18,011	(1)	*
	Class B Common	88,553	(1)(2)	*
Louis J. Briskman	Class A Common	0		*
	Class B Common	1,517,708	(2)(3)(4)	*
Joseph A. Califano, Jr.	Class A Common	2,726	(1)	*
	Class B Common	81,243	(1)(2)(3)	*
William S. Cohen	Class A Common	21,121	(1)	*
	Class B Common	96,776	(1)(2)	*
Gary L. Countryman	Class A Common	6,167	(1)	*
	Class B Common	55,748	(1)(2)	*
Charles K. Gifford	Class A Common	0		*
	Class B Common	66,931	(1)(2)	*
Leonard Goldberg	Class A Common	0		*
	Class B Common	59,994	(2)(3)	*
Bruce S. Gordon	Class A Common	0		*
	Class B Common	62,599	(1)(2)	*
Linda M. Griego	Class A Common	0		*
	Class B Common	55,587	(1)(2)(3)	*
Joseph R. Ianniello	Class A Common	0		*
	Class B Common	734,489	(2)(4)	*
Arnold Kopelson	Class A Common	3,379	(1)	*
	Class B Common	52,976	(1)(2)	*
Leslie Moonves	Class A Common	0		*
	Class B Common	7,332,962	(2)(3)(4)	1.1%
Doug Morris	Class A Common	13,788	(1)	*
	Class B Common	63,422	(1)(2)	*

	Beneficial Ownership of Equity Securities
Name	Title of Security	Number of Shares		Percent of Class
Shari Redstone	Class A Common	5,701	(1)(5)	*
	Class B Common	62,332	(1)(2)(3)(5)	*
Sumner M. Redstone	Class A Common	34,533,081	(6)	79.2%
	Class B Common	8,259,789	(2)(4)(6)	1.3%
Frederic V. Salerno	Class A Common	22,203	(1)	*
	Class B Common	76,696	(1)(2)	*
Current directors and executive officers	Class A Common	93,096	(1)	*
as a group, other than the interests of Mr. Redstone (21 persons)	Class B Common	12,147,454	(1)(2)(3)(4)(7)	1.9%
National Amusements, Inc./NAI EH	Class A Common	34,533,041	(8)	79.2%
846 University Avenue Norwood, MA 02062	Class B Common	5,822,800	(8)	*
Mario J. Gabelli (9)	Class A Common	4,411,381		10.1%
Gabelli Asset Management Inc. One Corporate Center Rye, NY 10580-1435

*
Represents less than 1% of the outstanding shares of the class.

(1)
Includes (a) the following Company Class A Common Stock phantom units and Class B Common Stock phantom units credited pursuant to the Company's deferred compensation plans for Outside Directors: Andelman, 18,011 Class A and 18,086 Class B; Califano, 2,726 Class A and 2,743 Class B; Cohen, 21,121 Class A and 21,215 Class B; Countryman, 6,167 Class A and 6,168 Class B; Kopelson, 3,379 Class A and 3,374 Class B; Morris, 13,788 Class A and 13,844 Class B; Shari Redstone, 5,701 Class A and 5,708 Class B; and Salerno, 22,203 Class A and 22,286 Class B (including 7,918 Class A and 7,946 Class B, which amounts were deferred prior to 12/31/2005, and are held in an account in Mr. Salerno's name at Viacom Inc.); and (b) the following shares of the Company's Class B Common Stock underlying vested restricted share units ("RSUs") for which settlement has been deferred: Andelman, 32,270; Califano, 32,270; Cohen, 32,270; Countryman, 24,882; Gifford, 29,826; Gordon, 27,107; Griego, 24,882; Kopelson, 3,621; Morris, 24,882; Shari Redstone, 12,758; and Salerno, 24,882. Pursuant to the governing plans, the phantom common stock units are payable in cash and the RSUs are payable in shares of the Company's Class B Common Stock following termination of service as a director.

(2)
Includes the following shares of the Company's Class B Common Stock (a) which the indicated named executive officer or director had the right to acquire within 60 days from February 28, 2011, through the exercise of stock options: Ambrosio, 454,006; Andelman, 38,197; Briskman, 1,321,906; Califano, 43,291; Cohen, 43,291; Countryman, 22,919; Gifford, 33,105; Goldberg, 28,012; Gordon, 33,105; Griego, 22,919; Ianniello, 644,930; Kopelson, 22,919; Moonves, 5,533,526; Morris, 22,919; Shari Redstone, 25,257; Sumner Redstone, 2,387,065; and Salerno, 22,919; (b) underlying RSUs which will vest within 60 days from February 28, 2011 held by the indicated executive officer: Ambrosio, 1,932; Briskman, 1,616; Ianniello, 808; and Moonves, 1,124 (represents RSUs held by a family member as to which he disclaims beneficial ownership); and (c) underlying performance share units ("PSUs") which will vest within 60 days from February 28, 2011 held by the indicated executive officer: Ambrosio, 3,232; Briskman, 6,464; and Ianniello, 3,232.

(3)
Includes the following number of shares of the Company's Class B Common Stock (a) owned by family members but as to which, except in the case of Ms. Griego, the indicated named executive officer or director disclaims beneficial ownership: Califano, 927; Griego, 6,000; and Moonves, 3,669; (b) held in a family partnership: Briskman, 2,784, as to which he disclaims beneficial ownership to the extent that he has no pecuniary interest; (c) held by trusts, as to which the indicated director has shared voting and investment power: Goldberg, 5,000 and Shari Redstone, 1,500; and (d) held in family trusts, as to which the indicated officer has sole voting and investment power: Moonves: 1,787,867.

(4)
Includes shares held through the CBS 401(k) Plan.

(5)
Ms. Redstone is a stockholder of National Amusements and has a significant indirect beneficial interest in the Company shares owned by National Amusements.

(6)
Includes 34,533,041 shares of the Company's Class A Common Stock and 5,822,800 shares of the Company's Class B Common Stock that are owned by National Amusements and NAI EH, a wholly owned direct subsidiary of National Amusements. Mr. Redstone is the beneficial owner of the controlling interest in National Amusements and, accordingly, beneficially owns all such shares. Based on information received from National Amusements, the shares of the Company's Class A and Class B Common Stock owned by NAI EH are pledged to NAI EH's lenders. National Amusements holds more than 50% of the Company's Class A Common Stock directly, and these shares are not pledged.

(7)
Includes 9,241,915 shares of the Company's Class B Common Stock which the current directors and executive officers as a group, other than Mr. Redstone, had the right to acquire within 60 days from February 28, 2011, through the exercise of stock options or through the vesting of RSUs or PSUs.

(8)
Mr. Redstone is the beneficial owner of the controlling interest in National Amusements and, accordingly, beneficially owns all the Company's shares held by National Amusements and NAI EH. Based on information received from National Amusements, the shares of the Company's Class A and Class B Common Stock owned by NAI EH are pledged to NAI EH's lenders. National Amusements holds more than 50% of the Company's Class A Common Stock directly, and these shares are not pledged.

(9)
The number of shares identified is based on a Schedule 13D dated February 25, 2011 and filed with the SEC by Gamco Investors, Inc. et al. on March 15, 2011. The Schedule 13D reported that the Gabelli entities have investment discretion and/or voting power with respect to substantially all of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE and to furnish the Company with copies of all Section 16(a) forms they file. Based upon the Company's compliance program, a review of the forms furnished to the Company and written representations, the Company believes that during 2010 its executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

              The Board of Directors adopted a written policy whereby the Nominating and Governance Committee reviews and approves, ratifies or takes other actions it deems appropriate with respect to a related person transaction that, under the rules of the SEC, is required to be disclosed in the Company's proxy statement. In its review, the Committee considers the related person's interest in the transaction; the material terms of the transaction, including the dollar amount involved; the importance of the transaction to the related person and the Company; whether the transaction would impair the judgment of the related person; and any other information the Committee deems appropriate.

              Any member of the Committee who is a related person with respect to a transaction under review may not participate in the review or vote respecting the transaction; however, that person may be counted in determining the presence of a quorum at a meeting of the Committee that considers the transaction.

              Under the policy, the Company's legal staff is primarily responsible for determining whether a related person has a direct or indirect material interest in a transaction with the Company that is required to be disclosed. The determination will be made after a review of information obtained from the related person and information available from the Company's records. The staff is responsible for establishing and maintaining policies and procedures to obtain relevant information to allow it to make the determination.

Agreements Related to Viacom Inc.

              National Amusements, the Company's controlling stockholder, is also the controlling stockholder of Viacom Inc. ("Viacom"). Mr. Sumner M. Redstone, the controlling stockholder, chairman of the board of directors and chief executive officer of National Amusements, serves as the Executive Chairman of the Board of Directors for both the Company and Viacom.

              During 2010, the Company, as part of its normal course of business, entered into transactions with Viacom and its subsidiaries. The Company, through its Entertainment segment, licenses its television products to Viacom, primarily MTV Networks and BET Networks. In addition, the Company recognizes advertising revenues for media spending placed by various subsidiaries of Viacom, primarily Paramount Pictures. Paramount Pictures also distributes certain of the Company's television products in the home entertainment market. Simon & Schuster, a subsidiary of the Company, is also involved in certain nonmaterial transactions with Viacom. The Company's total revenues from these transactions were $262.4 million for the year ended December 31, 2010. In addition, the Company places advertisements with, and leases production facilities, licenses programming, and purchases other goods and services from, various subsidiaries of Viacom. The total amounts from these transactions were $26.9 million for the year ended December 31, 2010. As of December 31, 2010, Viacom owed the Company approximately $356.2 million, and the Company owed Viacom approximately $10.2 million in connection with the Company's various normal course of business transactions with Viacom.

              The Company believes that the terms of all such transactions were no more or less favorable to the Company and its businesses than they would have obtained from unrelated parties. The Company expects for the foreseeable future to continue to have transactions with Viacom.

Other Related Person Transactions

              On October 28, 2004, Former Viacom entered into an agreement (the "NAIRI Agreement") with National Amusements and NAIRI, Inc., a wholly owned subsidiary of National Amusements ("NAIRI"), pursuant to which Former Viacom agreed to buy, and National Amusements and NAIRI agreed to sell, a number of shares of Class B Common Stock each month such that the ownership percentage of Class A Common Stock and Class B Common Stock (considered as a single class) then held by National Amusements and/or NAIRI would not increase as a result of purchases by the Company of its shares under its stock purchase program announced in October 2004. In 2010, the Company did not make any purchases under this program. A copy of the NAIRI Agreement was filed with the SEC as Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2004. This agreement terminated in November 2010.

              National Amusements, during 2010, paid to CBS Films, a subsidiary of the Company, $479,000 for CBS' share of revenues from the theatrical exhibition of CBS Films' motion pictures in National Amusements' theaters. The Company believes that the terms of this arrangement are no more or less favorable to the Company than it could have obtained from unrelated parties. The Company expects for the foreseeable future to continue these arrangements with National Amusements.

              The National Center on Alcohol and Substance Abuse at Columbia University ("CASA"), of which Mr. Califano is Founder and Chairman, sponsors an annual "Family Day" event, the purpose of which is to encourage families to eat dinner together. In 2010, certain divisions of the Company and its subsidiaries supported the cause by airing public service announcements (PSAs) that promote Family Day. It is anticipated that divisions of the Company and its subsidiaries will from time to time promote Family Day. In addition, in 2010, the Company made contributions totaling $59,500 to CASA, including in connection with the Company's $250,000 commitment in 2005 to CASA, payable in equal installments over five years, which commenced in 2006.

              Julie Chen, the wife of Mr. Moonves, is a host of CBS Network's show, The Talk, the host of the CBS Network show Big Brother, and a contributor to CBS News. Ms. Chen's compensation is comparable to on-air talent in similar positions at CBS Network, and the Company believes it is comparable to on-air talent in such positions generally.

              Amy Salerno, daughter of Mr. Salerno, is an employee in the Business Development department of Showtime Networks Inc., a subsidiary of the Company. Ms. Salerno has been an employee of Showtime Networks for approximately eleven years. She is not an executive officer of the Company or of Showtime. Ms. Salerno received compensation in 2010 in an amount consistent with the compensation paid to other employees at her level.

              Pursuant to an agreement between a subsidiary of the Company and Panda Productions, a television and film production company owned 50% by Mr. Goldberg, he serves as an Executive Producer of CBS Network's television series, Blue Bloods. In connection with this agreement, during 2010 and through March 31, 2011, the Company has paid to Panda Productions a total of approximately $731,000. The Company currently expects to pay Panda Productions additional fees for Mr. Goldberg's producer services through the end of May 2011 and may also in the future pay additional contingent compensation to Panda Productions based upon its negotiated participation in net revenues received by the Company in connection with the Blue Bloods series. The Company believes that the terms of the agreement with Panda Productions are no more or less favorable to the Company than it could have obtained from unrelated parties.

              In November 1995, the Company entered into an agreement with Gabelli Asset Management Company ("GAMCO") pursuant to which GAMCO manages certain assets for qualified U.S. pension plans sponsored by the Company. For 2010, the Company paid GAMCO approximately $174,000 for such investment management services. The Company believes that the terms of the agreement with GAMCO are no more or less favorable to the Company than it could have obtained from unrelated parties. Entities that are affiliated with GAMCO collectively own 4,411,381 shares of the Company's Class A Common Stock, according to a Schedule 13D filed with the SEC on March 15, 2011 by such entities, which, as of February 28, 2011, represented approximately 10.1% of the outstanding shares of the class.

ITEM 1—ELECTION OF DIRECTORS

              The election of 14 directors is proposed by the Board of Directors, each director to hold office, in accordance with the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, until the next annual meeting or until his or her successor is duly elected and qualified. The Company's Board proposes for election: David R. Andelman, Joseph A. Califano, Jr., William S. Cohen, Gary L. Countryman, Charles K. Gifford, Leonard Goldberg, Bruce S. Gordon, Linda M. Griego, Arnold Kopelson, Leslie Moonves, Doug Morris, Shari Redstone, Sumner M. Redstone and Frederic V. Salerno. All of the nominees are current members of the Company's Board who were elected at the Company's 2010 Annual Meeting of Stockholders.

              In accordance with the Board's recommendation, the proxy holders will vote the shares of the Company's Class A Common Stock covered by the respective proxies for the election of each of the 14 director nominees set forth below, unless the stockholder gives instructions to the contrary. If, for any reason, any of the director nominees become unavailable for election, the proxy holders may exercise discretion to vote for substitute nominees proposed by the Board. Each of the director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

              Information about each director nominee is set forth below:

David R. Andelman
Age 71 Director since 2000	Mr. Andelman is an attorney associated with the law firm of Lourie & Cutler, P.C. in Boston, Massachusetts since 1964. Mr. Andelman also serves as a director and treasurer of Lourie & Cutler. He is also a director of National Amusements. He has held no other directorships during the past five years.

Mr. Andelman is an accomplished attorney, practicing law for 47 years with a focus in tax, estate and business planning. His legal acumen positions him as an invaluable advisor in the Company's deliberations. Mr. Andelman also provides institutional knowledge of the Company and continuity on the Company's Board, having served on the Board for 10 years.

Joseph A. Califano, Jr.
Age 79 Director since 2003	Mr. Califano is Founder and Chairman of the Board of The National Center on Addiction and Substance Abuse at Columbia University ("CASA"), a position he has held since 1992. He also served as President of CASA from 1992 through May 1, 2009. Mr. Califano has served as Adjunct Professor of Public Health at Columbia University's Medical School and School of Public Health since 1992 and is a member of the Institute of Medicine of the National Academy of Sciences. He was senior partner of the Washington, D.C. office of the law firm Dewey Ballantine from 1983 to 1992. Mr. Califano served as the United States Secretary of Health, Education and Welfare from 1977 to 1979, and he served as President Lyndon B. Johnson's Assistant for Domestic Affairs from 1965 to 1969. He is the author of 12 books. Mr. Califano is also a director of Willis Group Holdings PLC. During the past five years, he was also a director of Midway Games Inc. (2004-2009).

As the Founder and Chairman of the Board and former President of a nonprofit organization at a major university, Mr. Califano brings to the Board a distinctive ability to advise on public policy issues that may affect the Company and its reputation. In addition, his prior service at the highest levels of the federal government for more than 10 years and as an accomplished attorney in private practice in Washington, D.C. and New York provides the Board with insight on matters related to the federal government's regulation of the Company's businesses. From this experience plus his past and present directorship experience, which includes service on audit, financial and executive committees, Mr. Califano provides meaningful leadership in these areas and with respect to the implementation of sound corporate governance practices.
William S. Cohen
Age 70 Director since 2003	Mr. Cohen has been Chairman and Chief Executive Officer of The Cohen Group, a business consulting firm, since January 2001. Prior to founding The Cohen Group, Mr. Cohen served as the United States Secretary of Defense from January 1997 to 2001. He also served as a United States Senator from 1979 to 1997, and as a member of the United States House of Representatives from 1973 to 1979. Mr. Cohen is also a director of RLJ Acquisition, Inc. During the past five years, he was also a director of American International Group, Inc. (2004-2006) and Head N.V. (2001-2007).

Mr. Cohen currently serves as the principal executive officer of a privately held global consulting group that provides global business consulting services and advice on tactical and strategic opportunities in multiple global markets. This experience, coupled with his prior 28 years of service at the highest levels of the federal government, makes Mr. Cohen an invaluable, skilled advisor to the Board on global economic and political conditions and on the development of international strategies.

Gary L. Countryman
Age 71 Director since 2007	Mr. Countryman has been Chairman Emeritus of the Liberty Mutual Group since 2000. He served as Chairman of Liberty Mutual Group from 1986 to 2000 and as Chief Executive Officer from 1986 to 1998. Mr. Countryman is also Vice Chairman of the Dana-Farber Cancer Institute. Mr. Countryman is also a director of the Liberty Mutual Group and NSTAR. During the past five years, he was also a director of Bank of America Corporation (2004-2009).

Mr. Countryman's 40-year career in the insurance industry provides the Board with financial expertise and an understanding of the management of risk from an insurance perspective. His leadership in transforming Liberty Mutual from a domestic to an international financial services group and overseeing a complex, highly regulated group of insurance companies is relevant to the Board's oversight of the Company's global businesses and complex regulations. Mr. Countryman is an experienced director, whose breadth of experience includes past and present service on executive personnel, executive, investment and nominating committees.
Charles K. Gifford
Age 68 Director since 2006	Mr. Gifford has been Chairman Emeritus of Bank of America Corporation since February 2005. He was Chairman and Chief Executive Officer of BankBoston prior to its 1999 merger with Fleet Financial Group and became President and Chief Operating Officer of the combined companies. Mr. Gifford became Chief Executive Officer of FleetBoston Financial in 2001 and Chairman in 2002. Mr. Gifford is also a director of Bank of America Corporation and NSTAR. He has held no other directorships during the past five years.

Mr. Gifford, through an accomplished career overseeing large complex financial institutions in the banking industry, brings important business and financial expertise to the Board in its deliberations on complex transactions and other financial matters. In addition, his breadth of director experience, which includes his service on executive personnel, credit, governance and nominating, and audit committees, as well as his service as the lead trustee of NSTAR, provides valuable contributions to the Board in implementing good corporate governance.

Leonard Goldberg
Age 77 Director since 2007	Mr. Goldberg has been President of Mandy Films, Inc. and Panda Productions, Inc., both independent television and film production companies, since 1984. He is currently Executive Producer of the hit CBS television series, Blue Bloods. He was President of Twentieth Century Fox from 1987 to 1989. In addition, from 1972 to 1984, he partnered with producer Aaron Spelling to launch various television series and made-for-television movies. Prior to that, Mr. Goldberg served as Vice President of Production at Screen Gems (now Columbia Pictures Television) from 1969 to 1972. During the years 1961 to 1969, he served in various positions with the ABC Network, advancing to Head of Programming. He has held no other directorships during the past five years.

With his 49 years of executive and creative experience in the television and film industries, Mr. Goldberg brings a deep understanding of the Company's core television and film businesses. He is well-positioned to advise directly on the strategic direction of the Company's Entertainment segment, including with respect to providing insight into the management of the Company's executive and creative talent.
Bruce S. Gordon
Age 65 Director since 2006	Mr. Gordon served as President and Chief Executive Officer of the National Association for the Advancement of Colored People ("NAACP") from August 2005 to March 2007. In December 2003, Mr. Gordon retired from Verizon Communications where he had served as President, Retail Markets Group since June 2000. Prior to that, Mr. Gordon served as Group President, Enterprise Business with Bell Atlantic Corporation (Verizon's predecessor) since December 1998. He served as Group President, Consumer and Small Business Services of Bell Atlantic from 1993 to August 1997, and as Group President, Retail, from August 1997 to December 1998. Mr. Gordon is also a director of Northrop Grumman Corporation and Tyco International Ltd. He has held no other directorships during the past five years.

Having completed a 35-year career as a top executive in the telecommunications industry in 2003, Mr. Gordon became the first business executive to head the NAACP from 2005 to 2007. In addition to bringing significant leadership experience to the Board from his previous executive officer positions, the combination of proven business acumen and experience in public service makes Mr. Gordon a valuable advisor on business practices, including those with social policy implications. Most recently, he was an instrumental advisor in the Company's re-affirmation of its diversity commitment programs. Also, Mr. Gordon's current service on two other boards, including service on nominating and governance, compensation and policy committees, gives him a deep understanding of public company governance.

Linda M. Griego
Age 63 Director since 2007	Ms. Griego has served, since 1986, as President and Chief Executive Officer of Griego Enterprises, Inc., a business management company. For more than 20 years, she oversaw the operations of Engine Co. No. 28, a prominent restaurant in downtown Los Angeles that she founded in 1988. From 1990 to 2000, Ms. Griego held a number of government-related appointments, including Deputy Mayor of the city of Los Angeles, President and Chief Executive Officer of the Los Angeles Community Development Bank, and President and Chief Executive Officer of Rebuild LA, the agency created to jump-start inner-city economic development following the 1992 Los Angeles riots. Over the past two decades, she has also served on a number of government commissions and boards of directors of nonprofit organizations, including current service on the boards of the David and Lucile Packard Foundation, the Martin Luther King, Jr. Hospital, and the Community Development Technologies Center. Ms. Griego has served as a director of publicly traded and private corporations, including presently serving as director of AECOM Technology Corporation. During the past five years, she was also a director of City National Corporation (2006-2009), Granite Construction Incorporated (1999-2007) and Southwest Water Company (2001-2010).

With the breadth of her leadership experience as a businesswoman, in the public sector through her multiple government appointments and extensive community-based participation in Los Angeles, an area where the Company has a significant presence, and on multiple not-for-profit boards, Ms. Griego provides the Board with financial and business acumen, as well as public policy expertise as it relates to business practices. Ms. Griego is also an experienced director, including current service on other audit, compensation and organization, and nominating and governance committees, with demonstrated expertise in the application of sound corporate governance principles.

Arnold Kopelson
Age 76 Director since 2007	Mr. Kopelson has been Co-Chairman and Co-President of Kopelson Entertainment, through which he produces films and finances the acquisition and development of screenplays, since 1979. Prior to that, he practiced entertainment and banking law, specializing in motion picture financing. He has been honored with a Best Picture Academy Award, a Golden Globe, and an Independent Spirit Award, and his films have generated 17 Academy Award nominations. Mr. Kopelson serves on the Executive Committee of the Producers Branch of the Academy of Motion Picture Arts and Sciences. He has held no other directorships during the past five years.

As an Academy Award-winning producer, Mr. Kopelson brings to the Board a significant depth of knowledge of the entertainment industry. This encompasses 32 years of executive and creative experience in film production and financing, as well as his prior experience in practicing entertainment and banking law. With his film industry experience and affiliations, Mr. Kopelson is a skilled advisor on the strategic direction of the Company's Entertainment segment and provides insight into the management of the Company's executive and creative talent.
Leslie Moonves
Age 61 Director since 2006	Mr. Moonves has been President and Chief Executive Officer of the Company since January 2006. Previously, Mr. Moonves served as Co-President and Co-Chief Operating Officer of Former Viacom from June 2004 through December 2005. Prior to that, he served as Chairman and Chief Executive Officer of CBS Broadcasting since 2003 and as its President and Chief Executive Officer since 1998. Mr. Moonves joined former CBS Corporation in 1995 as President, CBS Entertainment. Prior to that, Mr. Moonves was President of Warner Bros. Television since July 1993. Mr. Moonves is also a director of KB Home. During the past five years, he was also a director of Westwood One, Inc. (2004-2006).

As the Company's President and Chief Executive Officer, Mr. Moonves provides a critical link to management's perspective in Board discussions regarding the businesses and strategic direction of the Company. With his experience in all aspects of the Company's global businesses, having served in executive positions with the Company for the past 16 years, coupled with his service on the Board since the Separation, he provides the Board with unique institutional knowledge of the Company. Mr. Moonves is widely recognized as one of the most influential leaders in the entertainment industry. He is also an experienced director, with his service on the boards of multiple industry associations and another public company board.

Doug Morris
Age 72 Director since 2007	Mr. Morris is the former Chairman of Universal Music Group, having served as the Chairman of Universal Music Group from November 1995 through early March 2011, and also as its Chief Executive Officer from November 1995 to July 2010, and Co-Chief Executive Officer for the remainder of 2010. It has been announced that, effective July 1, 2011, Mr. Morris will become the Chief Executive Officer of Sony Music Entertainment. In July 1995, he formed a joint venture with Universal Music Group for a full-service record label. Prior to that, Mr. Morris served as President and Chief Operating Officer of Warner Music U.S. commencing in 1994 and was soon after appointed Chairman. He served as President of Atlantic Records and Co-Chief Executive Officer of the Atlantic Recording Group from 1980 to 1994. Mr. Morris began his career as a songwriter, producer, and the founder of his own record label, which was acquired by Atlantic Records in 1978. During the past five years, he was also a director of Activision Blizzard, Inc. (2008-2011).

Mr. Morris brings to the Board significant leadership experience from his executive positions at industry-leading international music companies, including his new position at Sony Music Entertainment ("Sony") and his prior positions at Universal Music Group ("UMG"). As both Sony and UMG are involved in the development, manufacturing, marketing, sales and distribution of recorded music through a network of subsidiaries, joint ventures and licensees in multiple countries around the world, Mr. Morris brings his direct experience overseeing a business structure focused on content creation and distribution to advise on the strategic direction of the Company's businesses with a global footprint.

Shari Redstone[1]
Age 57 Director since 1994	Ms. Redstone is a media executive with a wide-ranging background in numerous aspects of the entertainment industry and related ventures. Ms. Redstone brings to the Board, and to her position as its Vice Chair, extensive industry and executive expertise, as well as legal acumen from her prior experience as a practicing attorney. That broad experience and entertainment industry knowledge directly assist the Board in overseeing the management of the Company.

As President since 2000 of National Amusements, a company involved primarily in the theater exhibition business and the controlling stockholder of the Company, Ms. Redstone has continued to expand its international footprint and its exploration of new technologies. Ms. Redstone is also Chairman of Rising Star Media which owns the top-grossing cinemas in Russia.

Ms. Redstone is also Co-founder and Managing Partner of Advancit Capital, a venture capital firm launched in 2011 which focuses on early stage investments in media, entertainment and technology. She has also joined the Board and Executive Committee of "Our Time," a mass-membership organization that stands for the economic interests and political inclusion of young Americans aged 18-30.

Ms. Redstone is a board member of several charitable organizations, including the Dana Farber Cancer Institute, Combined Jewish Philanthropies, The National Center on Addiction and Substance Abuse at Columbia University and the John F. Kennedy Library Foundation. Ms. Redstone is also a director of National Amusements and Viacom (Vice Chair). During the past five years, she was also a director of Midway Games (2004-2008).

Ms. Redstone brings to the Board's deliberations this forward-looking vision and direct knowledge of global growth strategies for the Company's businesses. She is also an experienced director through her service on the boards of multiple industry associations, other public companies and charitable organizations. Ms. Redstone also provides institutional knowledge of the Company and continuity on the Company's Board, having served as a Board member for 17 years.

1            Ms. Redstone is Sumner Redstone's daughter. There are no other director nominees related to any other director or executive officer by blood, marriage or adoption.

Sumner M. Redstone[1]
Age 87 Director since 1986	Mr. Redstone is the Company's Founder and has been Executive Chairman of the Board since January 2006. He was Chairman of the Board of Former Viacom from 1987 through 2005 and served as Chief Executive Officer of Former Viacom from 1996 through 2005. Mr. Redstone has also served as Chairman of the Board of National Amusements since 1986 and Chief Executive Officer of National Amusements since 1967. He served as President of National Amusements from 1967 through 1999. Mr. Redstone served as the first Chairman of the Board of the National Association of Theatre Owners and is currently a member of its Executive Committee. Mr. Redstone has lectured at a variety of universities, including Harvard Law School and Brandeis University, and in 1982 joined the faculty of the Boston University School of Law. Mr. Redstone graduated from Harvard University in 1944 and received a LL.B. from Harvard University School of Law in 1947. Upon graduation, Mr. Redstone served as Law Secretary with the United States Court of Appeals and then as a Special Assistant to the United States Attorney General. Mr. Redstone served in the Military Intelligence Division during World War II. While a student at Harvard, he was selected to join a special intelligence group whose mission was to break Japan's high-level military and diplomatic codes. Mr. Redstone received, among other honors, two commendations from the Military Intelligence Division in recognition of his service, contribution and devotion to duty. He is also a recipient of the Army Commendation Award. Mr. Redstone is also Chairman of the Board of National Amusements and serves as Executive Chairman of the board of directors and Founder of Viacom. He has held no other directorships during the past five years.

Mr. Redstone, with over 57 years as a renowned leader in the entertainment industry, has played a significant role in the entertainment and communications industries, through his ownership and executive positions at National Amusements, Viacom and this Company and his multiple leadership positions held at various industry associations. This industry and business experience, as well as his leadership experience in multiple entertainment and media company acquisitions and reorganizations, brings direct expertise to the Board's oversight of this Company's corporate and business strategies. His years of experience as a leader in multiple civic and community affairs and as a practicing attorney add to his position as an important advisor in this Company's deliberations. Mr. Redstone is also unsurpassed in his institutional knowledge of this Company and service on this Company's Board, having served on the Board for 25 years, and is thus uniquely qualified to be the Board's Chairman.

1            Ms. Redstone is Sumner Redstone's daughter. There are no other director nominees related to any other director or executive officer by blood, marriage or adoption.

Frederic V. Salerno
Age 67 Director since 2007	Mr. Salerno is a retired Vice Chairman and Chief Financial Officer of Verizon Communications Inc., a position he held from June 2000 to October 2002. Prior to that, Mr. Salerno served as Vice Chairman and Chief Financial Officer of Bell Atlantic Corporation (Verizon's predecessor) from August 1997. Prior to the merger of Bell Atlantic and NYNEX Corporation, Mr. Salerno served as Vice Chairman, Finance and Business Development of NYNEX from 1994 to 1997. Mr. Salerno was Vice Chairman of the Board of NYNEX and President of the NYNEX Worldwide Services Group from 1991 to 1994. Prior to the Separation, Mr. Salerno served as a director of Former Viacom from 1994 through 2005. Mr. Salerno is also a director of Akamai Technologies, Inc., IntercontinentalExchange, Inc., National Fuel Gas Company, Popular Inc. and Viacom. Mr. Salerno has advised the Company that, effective April 28, 2011, he will no longer be serving on the board of Popular, Inc., as he has chosen not to stand for re-election as a director at that company. During the past five years, he was also a director of Bear Stearns Companies Inc. (1992-2008) and Consolidated Edison, Inc. (2002-2007).

Mr. Salerno, through his prior principal financial officer and other executive positions held during his 37-year career in the telecommunications industry, provides the Board with a depth of business acumen and financial expertise important in analyzing complex financial transactions and overseeing financial and accounting matters for a large public company, including with respect to service on the Company's Audit Committee. Mr. Salerno is an experienced director bringing a broad and deep understanding of public company governance from his past and current service on other public company boards and various committees. He provides valuable institutional knowledge of the Company and continuity on the Company's Board, having served a total of 15 years on the Board.

RECOMMENDATION OF THE BOARD OF DIRECTORS

              The Board of Directors recommends a vote "FOR" the election of each of the director nominees named above.

DIRECTOR COMPENSATION

Outside Director Compensation During 2010

              The following table sets forth information concerning the compensation of the Company's Outside Directors for 2010.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation ($) (5)	Total ($)

Andelman, David R.	74,000	100,001	24,390	0	0	198,931
Califano, Jr., Joseph A.	132,000	100,001	24,390	0	7,500	263,891
Cohen, William S.	92,000	100,001	24,390	0	0	216,391
Countryman, Gary L.	132,000	100,001	24,390	0	0	263,891
Gifford, Charles K.	136,000	100,001	24,390	0	7,500	267,891
Goldberg, Leonard	90,000	100,001	24,390	—	2,500	216,891
Gordon, Bruce S.	94,000	100,001	24,390	—	0	218,391
Griego, Linda M.	88,000	100,001	24,390	—	7,500	219,891
Kopelson, Arnold	74,000	100,001	24,390	0	0	198,391
Morris, Doug	84,000	100,001	24,390	0	0	208,391
Redstone, Shari	74,000	100,001	24,390	0	0	198,391
Salerno, Frederic V.	88,000	100,001	24,390	0	7,500	219,891

(1)
Reflects cash amounts earned in 2010 for the annual board retainer, committee chair retainers, and meeting fees for board and committee meetings. These amounts include cash deferred by Messrs. Andelman, Califano, Cohen, Countryman, Gifford, Morris and Salerno under the CBS Corporation Deferred Compensation Plan for Outside Directors.

(2)
These amounts reflect the grant date fair value determined in accordance with FASB ASC Topic 718 of the annual grant of restricted share units to each Outside Director under the amended and restated CBS Corporation 2005 RSU Plan for Outside Directors. For a discussion of the assumptions made in calculating the grant date fair value amounts for 2010, see "RSUs and PSUs" in Note 10 to the audited 2010 consolidated financial statements on page II-67 in the Company's Form 10-K for the fiscal year ended December 31, 2010. The aggregate number of unvested restricted share units outstanding as of the fiscal year ended December 31, 2010 for each Outside Director was 7,734.

(3)
These amounts reflect the grant date fair value determined in accordance with FASB ASC Topic 718 of the annual grant of stock options to each Outside Director under the amended and restated CBS Corporation 2000 Stock Option Plan for Outside Directors. For a discussion of the assumptions made in calculating the grant date fair value amounts for 2010, see "Stock Options and Equivalents" in Note 10 to the audited 2010 consolidated financial statements on pages II-67 through II-68 in the Company's Form 10-K for the fiscal year ended December 31, 2010. The aggregate number of option awards outstanding as of the fiscal year ended December 31, 2010 for each Outside Director was as follows: Andelman, 47,111; Califano and Cohen, 48,385; Countryman, Griego, Kopelson, Morris and Salerno, 28,013; Gifford, 38,199; Goldberg, 33,106; Gordon, 39,348; and Shari Redstone, 30,351.

(4)
Interest accrues on amounts deferred under the CBS Corporation Deferred Compensation Plan for Outside Directors at the prime rate in effect at Citibank, N.A. at the beginning of each calendar quarter. For 2010, the prime rate did not represent a preferential rate for purposes of this table as the prime rate was not more than 120% higher than the applicable Federal Reserve Board's long-term interest rate. Messrs. Goldberg and Gordon and Ms. Griego do not have any deferred cash amounts.

(5)
Amounts reflect the aggregate value of all matching charitable contributions made by the Company on behalf of the director for 2010 under the CBS Corporation Matching Gifts Program for Directors. Under the program, the Company matches donations made by a director to eligible tax-exempt organizations at the rate of one dollar for each dollar donated up to $7,500 for each fiscal year.

Description of Director Compensation

              Directors of the Company who are not employees of the Company or any of its subsidiaries are "Outside Directors" as defined in the director plans described below. Outside Directors receive compensation for their service on the Board and are eligible to participate in these director plans. Messrs. Andelman, Califano, Cohen, Countryman, Gifford, Goldberg, Gordon, Kopelson, Morris and Salerno and Mses. Griego and Redstone are currently deemed Outside Directors. Messrs. Redstone and Moonves are not compensated for serving on the Board and are not eligible to participate in any director plans, other than the Matching Gifts Program for Directors.

Cash Compensation

              The Company pays, effective February 3, 2011, the following cash compensation to Outside Directors:

    •
    A $100,000 annual Board retainer, payable in equal installments quarterly in advance ($60,000 prior to February 3, 2011);

    •
    A $20,000 annual Committee Chair retainer for the chair of each of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, payable in equal installments quarterly in advance (same as prior to February 3, 2011); and

    •
    A per meeting attendance fee of $2,000 to committee members for each meeting of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee (same as prior to February 3, 2011).

              Prior to February 3, 2011, each of the Company's Outside Directors also received a per Board meeting attendance fee of $2,000. Effective February 3, 2011, this Board meeting fee was eliminated.

Deferred Compensation Plan

              The Company maintains deferred compensation plans for Outside Directors (the "Director Deferred Compensation Plans"). Under the Director Deferred Compensation Plans, Outside Directors may elect to defer their Board and committee retainer and committee meeting fees. Deferred amounts are credited during a calendar quarter to an interest-bearing income account or a stock unit account in accordance with the director's prior election. Amounts credited to an income account bear interest at the prime rate in effect at the beginning of each calendar quarter. Amounts credited to a stock unit account are deemed invested in phantom units for shares of the Company's Class A Common Stock and Class B Common Stock on the first day of the calendar quarter following the quarter in which the amounts are credited, with the number of shares calculated based on the closing market prices on that first day. Until the amounts credited to the stock unit account are converted into phantom units, these credited amounts bear interest at the prime rate in effect at the beginning of the relevant calendar quarter.

              Upon a director's leaving the Board, the amounts deferred under the Director Deferred Compensation Plans are paid in cash in a lump sum or in three or five annual installments, based on the director's prior election, with the lump sum or initial annual installment becoming payable on the later of six months after the director leaves the Board (90 days after the director leaves the Board in the case of amounts deferred before January 1, 2005) or January 15th of the following year. The value of a stock unit account is determined by reference to the average of the respective closing market prices of the Company's Class A Common Stock and Class B Common Stock on the NYSE on each trading date during the four-week period ending five business days prior to the initial payment date. Amounts paid in installments accrue interest until the final installment is paid.

Equity Compensation

              The Company maintains the amended and restated CBS Corporation 2005 RSU Plan for Outside Directors (the "Director RSU Plan") and the amended and restated CBS Corporation 2000 Stock Option Plan for Outside Directors (the "Director Option Plan").

Stock Awards

              Outside Directors, effective February 3, 2011, receive the following awards under the Director RSU Plan:

    •
    An annual grant of RSUs on January 31st of each year equal to $145,000 ($100,000 prior to February 3, 2011) in value based on the closing price of the Company's Class B Common Stock on the NYSE on the date of grant, with the RSUs vesting one year from the date of grant; and

    •
    Prorated RSU grants for Outside Directors who join the Board following the date of the annual RSU grant, but during the calendar year of the grant. Prorated grants will be made five business days following the date an Outside Director joins the Board, and will be determined by multiplying the number of months remaining in the calendar year from the date the Outside Director joins the Board (counting the month of joining as a full month), by the value of the annual RSU grant for that calendar year divided by 12, then divided by the closing price of the Company's Class B Common Stock on the NYSE on the date of grant. Prorated RSU grants vest on the first anniversary of the date of grant of the annual RSU grant that was awarded during the calendar year in which the Outside Director received such prorated RSU grant.

RSUs are payable to Outside Directors in shares of the Company's Class B Common Stock upon vesting unless the Outside Director elects to defer the settlement to a future date. Outside Directors are entitled to receive dividend equivalents on the RSUs in the event the Company pays a regular cash dividend on its Class B Common Stock. Dividend equivalents will accrue on the RSUs (including RSUs for which settlement has been deferred) in accordance with the Director RSU Plan until the RSUs are settled.

Option Awards

              On the date a director joins the Board as, or otherwise becomes, an Outside Director, he or she receives an initial grant of 12,734 stock options to purchase shares of the Company's Class B Common Stock under the Director Option Plan. This grant vests one year from the date of grant and the exercise price for grants made under the Director Option Plan is the closing price of the Company's Class B Common Stock on the NYSE on the date of grant, or if such day is not a business day, on the business day immediately preceding the date of grant.

              Prior to February 3, 2011, Outside Directors also received an annual grant of 5,093 stock options to purchase shares of the Company's Class B Common Stock. Effective February 3, 2011, this annual grant was eliminated.

Matching Gifts Program for Directors

              All directors are eligible to participate in the Company's Matching Gifts Program for Directors. Under the program, the Company matches donations made by a director to eligible tax-exempt organizations at the rate of one dollar for each dollar donated up to $7,500 for each fiscal year. The purpose of the program is to recognize the interest of the Company and its directors in supporting eligible organizations.

Other

Expenses:    Directors are reimbursed for expenses incurred in attending Board, committee and stockholder meetings (including travel and lodging) in accordance with the Company's normal travel policies.

Director Attendance at Certain Other Events:    CBS Corporation believes it is in its best interest for directors to participate in certain Company events and other events to meet with management, customers, talent and others important to the Company's business. The Board has established a policy on director attendance at these events. Under the policy, tickets to events that are designated as having a business purpose are allocated to directors. In addition, the Company reimburses directors for travel and related expenses in accordance with the Company's normal travel policies.

 ITEM 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

              The Audit Committee has appointed PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm for the year ending December 31, 2011, subject to stockholder ratification. The Audit Committee has reviewed PwC's independence from the Company as described in the "Report of the Audit Committee." In appointing PwC as the Company's independent registered public accounting firm for the year ending December 31, 2011, and in recommending that the Company's stockholders ratify the appointment, the Audit Committee has considered whether the non-audit services provided by PwC were compatible with maintaining PwC's independence from the Company and has determined that such services do not impair PwC's independence.

              Representatives of PwC are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so. They will also be available to respond to questions at the Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

              The Board of Directors recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for fiscal year 2011.

REPORT OF THE AUDIT COMMITTEE

              The following Report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

              The Audit Committee Charter states that the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audit of the consolidated financial statements of the Company. The Audit Committee also assists the Board of Directors' oversight of:

    •
    The quality and integrity of the Company's consolidated financial statements and related disclosures;

    •
    Evaluation of the effectiveness of the Company's internal control over financial reporting and risk management;

    •
    The Company's compliance with legal and regulatory requirements;

    •
    The independent auditor's qualifications and independence; and

    •
    The performance of the Company's internal audit function and independent auditor.

              Under the Audit Committee Charter, the Audit Committee's authorities and duties include, among other things:

    •
    Direct responsibility for the appointment, retention, termination, compensation and oversight of the work of the independent auditor, which reports directly to the Audit Committee, and the sole authority to pre-approve all services provided by the independent auditor;

    •
    Reviewing and discussing the Company's annual audited financial statements, quarterly financial statements and earnings releases with the Company's management and its independent auditor;

    •
    Reviewing the organization, responsibilities, audit plan and results of the internal audit function;

    •
    Reviewing with management, the internal auditor and the independent auditor the effectiveness of the Company's internal control over financial reporting and disclosure controls and procedures; and

    •
    Reviewing with management material legal matters and the effectiveness of the Company's procedures to ensure compliance with legal and regulatory requirements.

              The Audit Committee also discusses certain matters with the independent auditor on a regular basis, including the Company's critical accounting policies, certain communications between the independent auditor and management, and the qualifications of the independent auditor.

              The full text of the Audit Committee Charter is available on CBS Corporation's website at www.cbscorporation.com. The Audit Committee assesses the adequacy of its Charter at least every other year, or more frequently as the Committee may determine.

              The Company's management is responsible for the preparation of the Company's consolidated financial statements, the financial reporting processes and maintaining effective internal control over financial reporting. The independent auditor is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB") and expressing an opinion on the conformity of the audited consolidated financial statements to U.S. generally accepted accounting principles. The independent auditor also expresses an opinion on the effectiveness of the Company's internal control over financial reporting. The Audit Committee monitors and oversees these processes.

              As part of its oversight role, the Audit Committee has reviewed and discussed with management and the Company's independent auditor, PricewaterhouseCoopers LLP ("PwC"), the Company's audited consolidated financial statements for the year ended December 31, 2010, the Company's disclosures under "Management's Discussion and Analysis of Results of Operations and Financial Condition" in the Company's 2010 Annual Report on Form 10-K and matters relating to the effectiveness of the Company's internal control over financial reporting as of December 31, 2010.

              The Audit Committee has also discussed with PwC all required communications, including the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications) and Auditing Standard No. 5. In addition, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with PwC the firm's independence from the Company.

              Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

Members of the Audit Committee

Gary L. Countryman, Chair
Joseph A. Califano, Jr.
Linda M. Griego
Frederic V. Salerno

 FEES FOR SERVICES PROVIDED BY THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

              The following table sets forth fees for professional services rendered by PwC to the Company and its subsidiaries for each of the years ended December 31, 2010 and 2009.

	2010	2009
Audit Fees	$8,183,000	$8,756,000
Audit-Related Fees(1)	723,000	1,307,000
Tax Fees(2)	607,000	483,000
All Other Fees(3)	9,000	2,000

Total	$9,522,000	$10,548,000

(1)
Audit-related fees for 2010 principally related to employee benefit plan audits, audits attesting to the control environment and other attestation services required by contract. Audit-related fees for 2009 principally related to employee benefit plan audits, services in connection with mergers and acquisitions, audits attesting to the control environment and other attestation services required by contract.

(2)
Tax fees for 2010 and 2009 principally related to tax compliance, tax advice and tax planning services for domestic and international subsidiaries.

(3)
All other fees for 2010 and 2009 principally related to PwC reference materials and publications purchased by the Company.

Audit Committee Pre-Approval of Services Provided by PwC

              All audit and non-audit services provided to the Company by PwC for 2010 were pre-approved by the Audit Committee. Under the Audit Committee's pre-approval policies and procedures in effect during 2010, the Chair of the Audit Committee was authorized to pre-approve the engagement of PwC to provide certain specified audit and non-audit services, and the engagement of any accounting firm to provide certain specified audit services, up to a maximum amount of $200,000 per engagement, with the total amount of such authorizations outstanding that have not been reported to the Audit Committee not to exceed an aggregate of $1,000,000. The Audit Committee receives regular reports on the engagements approved by the Chair pursuant to this delegation. For 2011, the Audit Committee adopted the same pre-approval policies and procedures that were in effect for 2010, which permit the Chair to pre-approve the specified audit and non-audit services up to a maximum amount of $200,000 per engagement, with the total amount of such authorizations outstanding that have not been reported to the Audit Committee not to exceed an aggregate of $1,000,000.

 ITEM 3—ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION
OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

              Pursuant to Section 14A of the Securities Exchange Act of 1934 and the related rules promulgated by the SEC, the Company is seeking an advisory (non-binding) vote from its stockholders on the following resolution:

    RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED, on an advisory basis.

              As more fully discussed under "Compensation Discussion and Analysis," the Company's compensation programs are designed to motivate and reward business success and to increase stockholder value. The core objectives of these programs are to provide compensation arrangements that are stockholder value focused, market-based, performance-based and flexible. The Compensation Committee believes that its programs effectively achieve the objective of aligning compensation with performance measures that are directly related to the Company's financial goals and creation of stockholder value, without encouraging senior executives to take unnecessary and excessive risks that threaten the value of the Company.

              CBS Corporation had an outstanding 2010 fiscal year, outperforming against the Company's financial goals and significantly exceeding the key strategic objectives set forth in early 2010 by the Compensation Committee. While the economic recovery later in the year was certainly a contributing factor, the Company outperformed its diversified media peers across key industry benchmarks. This outperformance was a direct result of the leadership and execution of key strategies by the senior management team, to strengthen the Company's financial position and continue to drive growth by leveraging the consistent flow of top-tier content and expanding non-advertising revenue streams. The Board of Directors believes that the Company's compensation approach supports pay for performance.

              As an advisory vote, the outcome of this vote is not binding on the Company or on the Company's Board of Directors. However, the Board and the Compensation Committee will consider the voting outcome in connection with their ongoing evaluation of the Company's compensation programs and arrangements.

RECOMMENDATION OF THE BOARD OF DIRECTORS

              The Board of Directors recommends a vote "FOR" the resolution above to approve (on an advisory basis) the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K.

 ITEM 4—ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY
OF THE ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION
OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

              Pursuant to Section 14A of the Securities Exchange Act of 1934 and the related rules promulgated by the SEC, the Company is seeking an advisory (non-binding) vote from its stockholders to determine whether the stockholder advisory (non-binding) vote on the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, should occur every ONE, TWO or THREE years.

              Stockholders have the opportunity to vote for any one of the three options set forth in the following resolution or to "ABSTAIN" from voting on the matter:

    RESOLVED, that the advisory (non-binding) vote on the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, is preferred to be held:

    •
    Every year;

    •
    Every TWO years; or

    •
    Every THREE years.

              The Board of Directors believes that a stockholder vote every THREE years to consider the approval (on an advisory basis) of the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, is most appropriate and consistent with the Company's goals of encouraging a long-term view of corporate and compensation objectives. In addition, a vote every THREE years will provide the Company with the opportunity to consider stockholder concerns expressed through the vote and will provide stockholders the opportunity to cast a more informed vote based on their review and analysis of the Company's named executive officer compensation arrangements over a three-year cycle.

              As an advisory vote, the outcome of this vote is not binding on the Company or on the Company's Board of Directors. However, the Board will consider the voting outcome in its determination as to the frequency of the advisory (non-binding) vote on the compensation of the Company's named executive officers.

RECOMMENDATION OF THE BOARD OF DIRECTORS

              The Board of Directors recommends a vote to hold an advisory (non-binding) vote on the compensation of the Company's named executive officers every THREE years.

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2010 Executive Summary

Company Performance

              CBS Corporation had an outstanding 2010 fiscal year, outperforming against the Company's financial goals and significantly exceeding the key strategic objectives set forth in early 2010 by the Compensation Committee. While the economic recovery later in the year was certainly a contributing factor, the Company outperformed its diversified media peers across key industry benchmarks. This outperformance was a direct result of the leadership and execution of key strategies by the senior management team, to strengthen the Company's financial position and continue to drive growth by leveraging the consistent flow of top-tier content and expanding non-advertising revenue streams. Specifically:

The Company significantly exceeded goals for revenue, profit and free cash flow while building shareholder value:

  •
  The Company's Class B Common Stock appreciated by 36%, almost three times the median of the Company's diversified media peers and two times that of the S&P 500 Index for the same time period;

  •
  The Company exceeded its OIBDA budget (i.e., operating income before depreciation and amortization) and achieved a rate of OIBDA growth which was more than double that of its diversified media peers for the same period;

  •
  The Company significantly outperformed the industry consensus on advertising revenue growth across its lines of business, often by two times that of its peers;

  •
  The Company deleveraged its balance sheet by over $1 billion; and

  •
  The Company expanded its OIBDA margin by 3 points and increased its net earnings by over 100% year-over-year.

The CBS Television Network ("Network") outperformed the competition in Nielsen Media Research ratings categories as a result of senior management's commitment to a continuing focus on producing and delivering premium content that drives the Company's core businesses. Key successes in 2010 for the fall 2010 television season included:

  •
  The Network ranked #1 in key demographics (Adults 18-49 and 25-54);

  •
  Among viewers, the Network had:

    •
    Six of the top 10 ranked shows,

    •
    The #1 Comedy and #1 New Comedy,

    •
    The #1 Drama and #1 New Drama,

    •
    The # 1 Daytime Drama,

    •
    The #1 Scripted Series,

    •
    The #1 Newsmagazine,

    •
    The Top 5 most-watched NEW shows,

    •
    The #1 Program on five nights,

      •
      The #1 Scripted Series on six nights, and

      •
      More time-period winning programs in terms of viewers than all other broadcast networks combined.

Senior management continued to secure and strategically transform the Company's revenue mix through negotiated third-party agreements to position the Company for future success, as well as expansion in local and international markets, including by:

  •
  Securing a transformative 10-year agreement with Comcast that provides for retransmission consent of CBS Television Stations until 2020, including carriage of the full suite of Showtime Networks, the Smithsonian Channel and the expanded distribution of CBS College Sports;

  •
  Renegotiating a new groundbreaking 14-year $10.8 billion deal (shared with Turner Broadcasting) with the NCAA, including an agreement with Turner Broadcasting to cap the Company's losses but not its profits;

  •
  Launching a major local Interactive presence in 24 markets to drive new revenue (during 2010 through January 2011); and

  •
  Expanding the Company brand internationally through joint ventures in India and Australia.

Pay for Performance

              As a result of this strong performance in the 2010 fiscal year, the Compensation Committee approved higher bonuses for the named executive officers than had been awarded in prior years, as disclosed in the "Summary Compensation Table for Fiscal Year 2010." This resulted in higher total compensation, in keeping with the Company's core objective of pay for performance. The bonus awards and further achievements during the 2010 fiscal year are discussed in more detail below in the "Bonus Awards" section.

Overview of Compensation Objectives

              CBS Corporation's compensation programs are designed to motivate and reward business success and to increase stockholder value. The Company's compensation programs are based on the following core objectives:

  •
  Stockholder Value Focused:   Align executives' interests with stockholders' interests, with particular emphasis on creating incentives that reward consistently increasing value of the Company.

  •
  Market-based:  Take into account the profile of compensation and benefits programs found in peer companies in order to attract and retain the talent needed to drive sustainable competitive advantage and deliver value to stockholders.

  •
  Performance-based:  Ensure plans provide reward levels that reflect variances between actual and desired performance results.

  •
  Flexible:  Enable management and the Board to make decisions based on the needs of the business and to recognize different levels of individual contribution and value creation.

Evaluating Senior Executive Compensation

              The Compensation Committee reviews and approves the Company's compensation arrangements with each of the executive officers whose compensation is individually disclosed in the tables that appear on subsequent pages (the "named executive officers") and certain other senior executives (together with the named executive officers, the "senior executives"). The Committee reviews all components of the senior executives' compensation, including base salary, annual and long-term incentives, severance arrangements and benefit programs to ensure that they adhere to the core objectives of the Company's compensation programs. The Committee utilizes a rolling 12-month calendar based on regularly scheduled meeting dates that identifies the meeting date at which each senior executive requires Committee consideration regarding compensation and the type of action to be considered (i.e., salary increase, annual bonus payout, long-term incentive award determination, and other compensation actions). All final determinations relating to the compensation of the Executive Chairman and the President and Chief Executive Officer are made by the Committee in executive session, with advice from an independent compensation consulting firm (currently Exequity LLP). In assessing the compensation of the senior executives, the Committee considers many factors, including the performance of the Company's operations (with respect to corporate executives, the overall performance of the Company; with respect to operational executives, performance of the operations for which the executive is responsible), individual performance, experience, tenure and historical compensation, comparisons to other appropriate senior executives at identified peer companies and the advice of the Committee's independent consultant. In considering any individual element of a senior executive's compensation, the Committee considers that element in relation to the individual executive's total compensation (i.e., base, bonus and long-term incentives).

              The Compensation Committee retains an independent compensation consulting firm to advise the Committee in its review of senior executive compensation. The Committee has the sole authority to retain and terminate the independent compensation consulting firm and to review and approve the firm's fees and other retention terms. The Committee adopted a policy in 2008 providing that the independent compensation consulting firm will not be considered as a provider of services to the Company, other than for services provided to the Compensation Committee. Accordingly, other than these services provided to the Committee, Exequity LLP does not perform any administrative or consulting services for the Company.

              In reviewing senior executive compensation, the Compensation Committee considers data regarding the competitive market for senior executive talent. For 2010, at the Committee's request, Exequity reviewed and approved a competitive assessment on the compensation practices at companies with which the Company competes for senior executive talent, including those companies engaged in similar business activities (e.g., diversified media companies) and other publicly traded U.S. companies (general industry), as described below. These companies were the same as those included in the assessment in previous years, with competitive data updated by a third party vendor. Not all of the companies included in these groups may be used as a point of comparison when reviewing a senior executive's total compensation. In determining which companies are appropriate comparisons for each senior executive, the scope of the executive's responsibility and the nature of the business for which he or she is responsible are considered. As a result, the appropriate companies selected for comparison may differ from one senior executive to the next. The competitive assessment focuses on applicable compensation packages at the 65th percentile of reliable market data, which includes an evaluation of base salary, target annual incentive opportunities (as such data is available), actual annual incentive earned, annualized expected value of long-term incentives, and the resulting total actual and target compensation. The compensation assessment also includes market data at the 65th percentile to reflect the Committee's commitment to competing with the Company's media peers in recruiting and retaining the most sought-after executive talent in the media industry. Although the Committee does not target total compensation amounts for each senior executive to a specific benchmark, the Committee does consider the compensation levels from the competitive assessment as one factor in determining these total compensation amounts for each senior executive.

              In 2010, the competitive assessment included data with respect to an industry-specific group, which included other diversified media companies (i.e., News Corporation, Time Warner Inc., Viacom Inc. and The Walt Disney Company) and a general industry group, which included publicly traded companies from which the Company may source, or to which the Company may lose, executive talent (i.e., Altria Group, Inc., AT&T Inc., Cablevision Systems Corporation, Cisco Systems, Inc., Clear Channel Communications, Inc. (now a non-public subsidiary of CC Media Holdings, Inc., a public company), The Coca-Cola Company, Comcast Corporation, Dell Inc., Gannett Co., Inc., General Electric Company, Hewlett-Packard Company, International Business Machines Corporation, News Corporation, PepsiCo, Inc., The Procter & Gamble Company, Qwest Communications International Inc., Sprint Nextel Corporation, Time Warner Inc., Verizon Communications Inc., Viacom Inc., The Walt Disney Company and Yahoo! Inc.). For Mr. Redstone, the Committee considers the compensation arrangements for similar executive chairman roles at peer media companies.

Changes in Named Executive Officers' Compensation Arrangements for 2010

              The Compensation Committee approved a new employment agreement for Mr. Moonves, effective February 23, 2010. This new agreement supersedes his prior agreement, which was set to expire in 2011, and extends his employment with the Company through February 22, 2015. The new agreement is designed to further align and strengthen the interests of the Company's principal executive officer with those of its shareholders through a stronger connection between pay and the long-term performance of the Company. In considering the terms of the new agreement, the Committee (after consultation with the other Board members and the Committee's independent compensation consultant and independent legal counsel) sought to accomplish the following key objectives:

  •
  To create a stronger alignment between pay and the long-term performance of the Company;

  •
  To retain Mr. Moonves for a period extending beyond his then-current contract term ending September 30, 2011 and ensure his continued interest in the short-term and long-term performance of the Company; and

  •
  To provide compensation arrangements reflective of competitive practices in the entertainment industry and at other leading U.S. companies.

              The Compensation Committee reviewed alternatives for structuring the new employment agreement with its independent compensation consultant. The Committee also engaged independent legal counsel to advise the Committee with respect to the terms of Mr. Moonves' new employment agreement. The Committee had the sole authority to retain and terminate such counsel and to approve its fees and other retention terms.

              In reviewing competitive practices, the Committee considered the chief executive officer compensation and benefits of diversified media companies (i.e., News Corporation, Time Warner Inc., Viacom Inc. and The Walt Disney Company), as provided by the Committee's independent compensation consultant. The CEO compensation assessment included an evaluation of annualized base salary, target bonus, annualized expected value of upfront and ongoing long-term incentives, and termination provisions. The Committee also reviewed compensation practices at other leading U.S. companies, including with respect to, for example, restrictive covenants and other terms. This assessment confirmed the Committee's approach in structuring a new CEO pay package that would continue to strengthen the pay-for-performance linkage and shift the pay towards equity. In addition to competitive data provided by the consultant, the Committee also considered, in determining the appropriate level and mix of compensation, Mr. Moonves' depth of experience and reputation as both a creative and business leader in the entertainment industry and his track record in transforming and positioning the Company for long-term growth and success.

              Consistent with the key objectives noted above, the Compensation Committee determined not to increase Mr. Moonves' base salary and to provide additional compensation opportunity tied to the performance of the Company through annual incentives and equity awards, resulting in total target compensation that is competitive with the total compensation provided to other diversified media company CEOs.

              Mr. Redstone received an increase in base salary and target bonus in connection with the Compensation Committee's review, as provided for under his employment agreement, of cash compensation (base salary and target bonus). In its review, the Committee considered the compensation arrangements for executives with similar scopes of responsibility at peer media companies. As a result, the Committee determined to increase Mr. Redstone's base salary from $1 million to $1.75 million and increase his target bonus from $3.5 million to $5 million.

              During 2010, the Compensation Committee did not change the compensation arrangements set forth in the employment agreements for Messrs. Ianniello and Briskman.

              In order to secure the continued service of Mr. Ambrosio beyond the scheduled expiration of his employment agreement on December 31, 2010, and to recognize his expanding scope of responsibility and impact, including the addition of responsibility for the Company's newly acquired EcoMedia unit in April 2010, the Compensation Committee determined that it would be in the Company's best interest to enter into a new employment agreement with Mr. Ambrosio, effective June 7, 2010. It provides that he continue to serve as Executive Vice President, Human Resources and Administration. In determining the compensation terms, the Committee considered the compensation arrangements for similar executives at peer media companies and the increase in his responsibilities, as well as the core objectives set forth in the "Overview of Compensation Objectives" section above. As a result, the Committee determined to increase his base salary from $650,000 to $750,000, to maintain his bonus target at 85% of base salary and increase his annual long-term incentive award target from $1.2 million to $1.5 million.

Elements of Executive Compensation

              The Company's compensation arrangements with each of the senior executives, including the named executive officers, consist of the following elements:

  •
  Base Salary

  •
  Performance-Based Compensation Programs

    •
    Annual Bonus Awards

    •
    Long-Term Incentives

  •
  Retirement and Deferred Compensation Plans

  •
  Other Compensation (Perquisites and Other Personal Benefits)

              The Compensation Committee considers these elements in determining a senior executive's compensation package in order to reward for both the long- and short-term performance of the executive and the Company. The Committee does not use rigid guidelines in determining the mix of compensation elements (i.e., long-term versus currently paid out compensation and cash versus non-cash compensation) for each senior executive. However, the Committee does consider the level of base salary of each named executive officer as it relates to the allocation of guaranteed versus performance-based compensation. Variable, at-risk compensation, both short- and long-term, makes up the majority of each senior executive's total compensation.

              The Compensation Committee believes that its consideration of these compensation elements effectively achieves the objective of aligning compensation with performance measures that are directly related to the Company's financial goals and creation of stockholder value, without encouraging senior executives to take unnecessary and excessive risks that threaten the value of the Company. The Committee selects the financial performance metrics, goals and criteria for the performance-based compensation programs each year and also approves adjustments to the calculation of those goals and criteria, including pre-approved adjustments for awards intended to satisfy Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), in order to avoid distorted performance goals and criteria. The Committee believes this process results in performance goals and criteria that are challenging, yet realistic, that will not encourage senior executives to engage in risky business activities in order to achieve unattainable goals or overcome lower results caused by unforeseen events.

Base Salary

              The Company provides the senior executives with base salary that is sufficiently competitive to attract and retain talented individuals and provides a secure base of guaranteed cash to compensate them for services rendered during the fiscal year. In order to ensure that the majority of compensation is variable, at-risk and tied to performance, the Compensation Committee has currently set base salary levels for the named executive officers typically between 10% and 30% of targeted total compensation. When reviewing proposals for changes to base salary for the named executive officers, the Committee considers the following:

  •
  Appropriate competitive compensation data for the position;

  •
  Individual performance;

  •
  Base salary level for the executive in relation to that executive's total compensation package;

  •
  Input and recommendations of Mr. Moonves as President and Chief Executive Officer (for executives other than himself and Mr. Redstone);

  •
  The level of the annual merit increase budget across the Company as a whole; and

  •
  Existing contractual obligations, if any.

              As discussed under "Changes in Named Executive Officers' Compensation Arrangements for 2010," Mr. Redstone received an increase in base salary in connection with the Compensation Committee's review of cash compensation, as provided under his employment agreement. Mr. Moonves did not receive a base salary increase in connection with his new employment agreement in effect as of February 23, 2010. In reviewing base salary during 2010 for Messrs. Ianniello and Briskman, the Committee continued to consider their level of base salary as it relates to the allocation of guaranteed versus variable, at-risk compensation, as well as the factors listed above. As a result, Messrs. Ianniello and Briskman did not receive base salary increases during 2010. For the reasons discussed under "Changes in Named Executive Officers' Compensation Arrangements for 2010," Mr. Ambrosio received a base salary increase in connection with his new employment agreement in effect as of June 7, 2010.

Performance-Based Compensation Programs

              CBS's performance-based compensation programs provide for the opportunity to reward senior executives for contributing to annual financial and operational performance (through annual bonus programs) and for realizing stock price appreciation (through long-term equity incentives). Bonus awards are based on the Compensation Committee's review of the Company's financial results and qualitative assessment of senior executive performance against key strategic objectives and are not directly linked to the Company's stock price performance. A high percentage of the named executive officers' total compensation is performance-based (typically targeted at 70%-90% of total compensation), with a significant portion of total compensation in the form of equity awards (typically targeted at 40%-50% of total compensation).

Bonus Awards

              The Company provides an opportunity for annual bonus awards under its short-term incentive plans. The purpose of the plans is to benefit and advance the interests of the Company by granting annual bonus awards to the named executive officers and other senior executives as "pay for performance"—a reward for their individual contributions to the Company's annual financial and operational success. Annual bonus compensation for Messrs. Redstone, Moonves, Ianniello, Briskman, Ambrosio and certain of the other senior executives is provided under the Company's Senior Executive Short-Term Incentive Plan (the "Senior Executive STIP"), which is designed to comply with the exception for performance-based compensation to the deduction limitation under Section 162(m) of the Code. Annual bonus compensation for other senior executives is provided under the Company's Short-Term Incentive Plan ("STIP").

              At the beginning of each fiscal year, the Compensation Committee approves funding levels available for that year under the Company's short-term incentive plans in the aggregate. These funding levels are based on budget determinations for the relevant year that take into account expected financial performance of the Company's industry peers for that year, as well as on expected performance against the key strategic objectives identified below. After the end of the fiscal year, the Committee evaluates the Company's actual performance relative to the funding levels in order to determine the aggregate amount available for payouts under the Company's short-term incentive plans. In February 2011, the Committee evaluated the Company's actual financial performance for 2010 and management's performance in 2010 against the strategic objectives relative to the funding levels approved at the beginning of 2010 in order to determine the aggregate amount available for payouts under the Company's short-term incentive plans. The aggregate amount of awards provided to the named executive officers, as well as to the other participants in the short-term incentive plans, is limited by the funding pool resulting from the Committee's evaluation.

              In addition, at the beginning of each fiscal year, the Compensation Committee sets a performance criterion as a first step toward qualifying bonus awards made under the Senior Executive STIP as "qualified performance-based compensation" eligible for deductibility under Section 162(m) of the Code. Assuming that the Committee determines that the criterion is met, the terms of the Senior Executive STIP establish for each of the named executive officers a maximum bonus, subject to the Committee's negative discretion ("downward discretion"). See the "Compensation Deductibility Policy" section below for a discussion of the Section 162(m) performance criterion set for 2010. In any exercise of its downward discretion, the Committee takes into account certain terms in Mr. Moonves' employment agreement which provide that a portion of his bonus must be, at least, in an amount consistent with the level of achievement attained against a "Company-Wide performance goal(s)" established for that year by the Committee (provided such achievement level is at least 80%), as described under "Summary Compensation Table for Fiscal Year 2010—Employment Agreements—Leslie Moonves."

              The Committee's determination regarding the amount of the annual bonus awards to be paid to the named executive officers takes into account all of the factors it deems appropriate, with no pre-determined weighting as to any individual item, and utilizes discretion to award an appropriate bonus not in excess of the maximum bonus amount. Under the Senior Executive STIP, awards may be paid, in whole or in part, in cash, in the form of stock-based awards issued under the Company's long-term incentive plan or in any other form prescribed by the Committee.

              The Compensation Committee considers individual performance factors in determining bonus payouts for the senior executives. In addition to reviewing each executive's contributions to the achievement of financial goals, for 2010, the Committee also considered the following key strategic objectives: (i) strengthening the Company's financial position by driving growth while capitalizing on strategic cost and risk management initiatives; (ii) providing continuous flow of top-tier content;

(iii) continuing to drive growth through strategic transformation of the Company; (iv) maintaining and building the Company's reputation as one of the most desirable organizations for top "talent"; (v) continuing to ensure a high degree of focus on the importance of a diverse workforce; and (vi) positioning the Company for long-term success. In this regard, the Committee also considers the input and recommendations of Mr. Moonves as President, Chief Executive Officer (for executives other than himself and Mr. Redstone). With respect to Messrs. Redstone and Moonves, the Committee takes into account the performance evaluation of each of them conducted by the Committee, along with the Nominating and Governance Committee, based on the goals and objectives for each of them approved by the Compensation Committee at the beginning of each year.

              The Compensation Committee also considers target bonus amounts for each named executive officer, which amounts are based on competitive practice. See "Summary Compensation Table for Fiscal Year 2010—Employment Agreements" for a discussion of the named executive officers' bonus target amounts. The differences in the target bonus amounts set forth in the named executive officers' agreements reflect the level of relative impact of each of their positions on Company performance.

              In determining the amounts of the bonuses for 2010 for the named executive officers set forth in the Summary Compensation Table for Fiscal Year 2010, the Compensation Committee took into account their leadership and execution with respect to the key strategic objectives identified above, which not only resulted in the Company exceeding its own financial objectives, but also outperforming its diversified media peers across key industry benchmarks, while also positioning the Company for long-term success. The Committee noted the following accomplishments within this context, with no particular weighting assigned to any individual item:

The Company Outperformed Against 2010 Financial Objectives and Strengthened Its Financial Position.

              The Company:

  •
  significantly exceeded the performance criterion for the Senior Executive STIP through:

    •
    exceeding its budget for OIBDA and free cash flow (i.e., OIBDA, less cash interest, taxes paid, working capital requirements and capital expenditures), and

    •
    recording a rate of OIBDA growth more than double that of its diversified media peers for the same period;

  •
  exceeded advertising revenue growth objectives, with lines of businesses significantly outperforming the consensus for their respective industries—often by two times that of its peers;

  •
  expanded its OIBDA margin by 3 points and increased its net earnings by over 100% year-over-year;

  •
  deleveraged the balance sheet by over $1 billion through successful execution of strategies to reduce and restructure debt and extend the Company's average debt maturities to manage risk; and

  •
  re-negotiated key contracts resulting in reduced future cost obligations for the Company—most notably the new groundbreaking 14-year deal (shared with Turner Broadcasting) with the NCAA, including an agreement with Turner Broadcasting to cap the Company's losses but not its profits.

The Company Delivered and Leveraged Premium Content Across All Business Units.

  •
  The Network outperformed the competition in Nielsen Media Research ratings categories;

  •
  The Network, during 2010, ranked #1 in key demographics (Adults 18-49 and 25-54) for the fall 2010 television season and:

    •
    Among viewers, had 6 of the top 10 ranked shows, was #1 in most categories (Comedy, New Comedy, Drama, New Drama, Daytime Drama and Scripted Series), and had the #1 Program on five nights and the #1 Scripted Series on six nights, and

    •
    Became the first network to win the first five weeks of a new season in key demographic ratings measures since 1997—only the 3rd time any network has accomplished this since people meters were introduced in 1987;

  •
  The Network delivered on a number of record-setting events, including the most watched Reality show premiere ever, and highest rated Grammy Awards, Masters, and other Specials in years;

  •
  The Company took advantage of the demand for premium content, given its continued position as the #1 Television Network, to command prices in the upfront and scatter markets that were significantly higher, in 2010, than those in the previous year;

  •
  The Company leveraged its leading television content through the domestic and international syndication of popular shows, including the sale of all 3 of the Network's new 2010 season dramas to most major international markets during the first broadcast season;

  •
  The Company significantly grew affiliate revenues at Showtime, including from increases in subscribers wanting access to its award-winning original programming;

  •
  Simon & Schuster continued to produce bestselling books, with 154 titles on the New York Times bestseller list, 14 of which held the #1 position; and

  •
  The Company continued to have the leading content sites at CBS Interactive with the #1 Gaming Information (in average time spent per visitor) and #1 Technology News sites (in average monthly unique viewers), as well as the #1 TV Network site (in average monthly videos streamed, unique viewers and minutes spent viewing video), according to comScore.

The Company Continued to Protect, Grow, and Expand Revenue Opportunities from New and Existing Sources and Position Itself for Future Success.

              The Company:

  •
  secured and expanded non-advertising revenue through a transformative 10-year retransmission agreement with Comcast, a year and a half ahead of the scheduled expiration;

  •
  led the industry in securing TV station affiliate compensation arrangements ensuring the Company's dual-revenue stream broadcasting model;

  •
  optimized the power of its local broadcasting assets and combined the resources of its TV stations and news and sports radio stations and launched single local online destinations in 24 major markets (e.g., Boston, Chicago, Dallas, Los Angeles, New York, Philadelphia and San Francisco), during 2010 through January 2011, to drive new revenues;

  •
  expanded its brand internationally through joint ventures in India and Australia; and

  •
  continued to exploit the full range of the Company's content across new media technologies to increase audience outreach, including through iPad applications, digital books, and 3D billboards.

The Company Secured Its Reputation as a Desirable Organization for Top "Talent" and Demonstrated its Commitment to Diversity.

              The Company:

  •
  continued to capitalize on opportunities to acquire key executive and creative talent, exemplified by the acquisition of key talent from notable industry leaders, including IAC, Sara Lee, Dun & Bradstreet, Lionsgate, Fortune, ESPN, Bravo, CNN, Yahoo!, and eBay/PayPal;

  •
  increased minority representation in internal promotions, overall minority representation in its workforce (including in higher salary brackets) and supplier diversity spending; and

  •
  actively participated in, supported, and sponsored programs to continue to develop diverse talent in the workplace and to appoint diverse candidates to key executive roles.

              With respect to the performance of each named executive officer, the Compensation Committee also determined (in the case of Messrs. Redstone and Moonves) and concurred in the recommendations made by Mr. Moonves (in the case of the other named executive officers) that:

  •
  Mr. Redstone continued to oversee the Board of Directors in his role as Executive Chairman. Under his guidance, the Company significantly exceeded its financial targets, strengthened its financial position, and executed strategies to position the Company for long-term success.

  •
  Mr. Moonves provided leadership in delivering OIBDA and free cash flow results that were well above the Company's OIBDA and free cash flow budgets, and continued to demonstrate consistent leadership in driving decades-high ratings successes. Together with his senior management team, he guided the key local business units through the economic recovery and positioned them to deliver solid performance on expanding margins. In the Entertainment business segment in particular, Mr. Moonves led the efforts in securing a 10-year agreement with Comcast that provides for transmission of content of CBS Television Stations, including the full suite of Showtime networks and the expanded distribution of CBS College Sports. He was instrumental in the renegotiation of a new 14-year contract (shared with Turner Broadcasting) with the NCAA, including an agreement with Turner Broadcasting to share programming rights fees and production costs and cap the Company's losses, thereby limiting the Company's financial risk and exposure over the term of the contract. Mr. Moonves continued to aggressively pursue new and existing opportunities to leverage and monetize the high quality content that drives the Company's core businesses, exploiting this content across new media technologies to increase the Company's presence and audience outreach. He also continued to optimize the Company's local media group structure by leveraging local market content, talent, libraries, and promotional platforms for both the core Radio and TV groups through the development of robust local interactive web destinations. He effectively represented the Company to investors and the financial community and continued to play a leadership role in the media industry. The Compensation Committee also acknowledged Mr. Moonves' successes in management development and human resources, including his involvement in acquiring key executive and creative talent, as well as his execution of the Company's succession planning and diversity programs. Mr. Moonves was instrumental in leading the CBS Television Network in securing the Network's #1 position in all key ratings measures with his direct involvement in developing and securing high quality programming and maintaining CBS' reputation as one of the most highly desirable organizations for top creative talent. Mr. Moonves took advantage of the Company's position as the #1 Television Network in key categories in strategically commanding higher prices in both the upfront and scatter markets resulting in significant revenue growth.

  •
  Mr. Ianniello led his team to successfully manage the Company's financial operations to deliver performance that exceeded the Company's financial budget for OIBDA and free cash flow through higher profits, lower capital spending and tax efficiencies. He continued to strengthen the Company's financial stability through strategic cost and risk management initiatives, including strengthening the balance sheet and managing the Company's maturity profile by refinancing $600 million in near-term debt and replacing it with longer-dated bonds, taking advantage of favorable rates and using the proceeds to buy back $585 million in outstanding debt, which positions the Company well for fiscal year 2012. He maintained our investment-grade balance sheet and the Company's $2 billion credit facility remained undrawn. He also led the company-wide conversion of its payroll administration platforms.

  •
  Mr. Briskman provided leadership with respect to the Company's legal affairs by serving in a prominent role in successfully managing significant corporate litigation and arbitration matters and was instrumental in securing recoveries for the Company for certain matters in which the Company was the plaintiff; addressing regulatory and legal issues; and collaborating on negotiations of key contracts for the Company. He also continued to improve the efficiency of the legal departments of the Company, resulting in savings of legal fees.

  •
  Mr. Ambrosio provided leadership both with respect to his role as the Company's chief human resources officer, responsible for all aspects of the human resources function globally, and, as the Company's chief administrative officer responsible for oversight of corporate real estate, strategic sourcing, facilities management and security. In human resources, he effectively met management development and succession needs at the most senior levels across the organization. He also effectively employed human resources programs and managed staff in creating a high degree of focus within the Company on a results-oriented performance culture, as well as on the importance of a diverse workforce and inclusive, diversity-mature workplace. Mr. Ambrosio effectively oversaw some of the Company's most significant areas of cost—including compensation costs, benefit expenses, sourcing spend and real estate occupancy costs—and contributed significantly to the Company's efforts to control costs and expand margins. Among other key accomplishments during 2010, Mr. Ambrosio targeted and led the acquisition of a new CBS business unit, EcoMedia, of which he continues to provide management oversight; and his real estate unit made a significant positive impact on the Company's current and future OIBDA by successfully concluding the leasing of significant Company-owned retail and office space, while reducing occupancy costs through aggressive efforts to restructure existing leases in a number of locations where the Company is a tenant.

              In determining the individual bonus payouts to the named executive officers for 2010, the Compensation Committee took into consideration the factors above, as well as the historical bonus payouts and performance relative to previous years' performances. For Mr. Moonves, the Committee not only took into account the successes in his role as President and Chief Executive Officer of the Company, but also his leadership in connection with the creation of premium content across the Company's portfolio of businesses, particularly with respect to the CBS Television Network, which outperformed its media peers in 2010. For all of these reasons, the Committee determined to award bonuses in the amounts set forth in the "Summary Compensation Table for Fiscal Year 2010."

Long-Term Incentive Programs

Long-Term "Management" Incentive Program (LTMIP)

              The LTMIP is designed as a "pay for performance" vehicle to encourage executives to make decisions which will result in sustained long-term stockholder value-creation. It is also a vehicle used to retain talent and build executive ownership. Through the Company's total compensation design, a significant portion of the named executive officers' total compensation opportunity is directly linked to stock price performance (typically 50% of total compensation) with the intention of creating alignment with the stockholders. In determining the target value to be delivered through these equity vehicles, the Compensation Committee reviews competitive market data, the Company's retention needs, potential stockholder dilution, the expense to be incurred by the Company and prior equity grant practices. Eligibility to participate in the LTMIP is generally limited to executives who have management responsibility.

              The type and mix of equity-based vehicles used to deliver value varies primarily by an executive's level in the organization and the Company's business needs. The Compensation Committee considers the following objectives in determining the appropriate type and mix of equity-based vehicles:

  •
  Increased alignment with stockholder interests (Stock Options):  Provide the opportunity to acquire an equity interest in the Company and share in the appreciation of the value of the stock.

  •
  Increased accountability for senior executive (Performance-Based Stock Awards):  Motivate senior executives to focus on Company performance through the achievement of pre-determined financial goals over a designated period.

  •
  Retention of talent in both up and down markets (Time-Based Stock Awards):  Provide real value in awards that are earned over a specified vesting period.

              The values, mix, and type of annual grants for each senior executive are discussed by management and the Compensation Committee and ultimately approved by the Committee, unless the terms have been previously approved and set forth in an employment agreement. With respect to the grants awarded in 2010, other than with respect to Messrs. Redstone and Moonves, the Committee determined to provide a mix of stock options, performance-based restricted stock units ("PRSUs"), and time-based restricted stock units ("TRSUs" and together with the PRSUs, "RSUs"). For Messrs. Redstone and Moonves, the values, mix and type of their annual grants are set forth in their respective employment agreements in effect for fiscal year 2010. See "Summary Compensation Table for Fiscal Year 2010—Employment Agreements."

              In addition to the objectives and approach to allocating award types noted above, the Compensation Committee takes into consideration the competitive assessment of total compensation reviewed by the independent compensation consultant (as discussed in the "Evaluating Senior Executive Compensation" section above) in determining the value, mix and type of each senior executive's award. In determining the appropriate type, mix, and value of annual equity awards for eligible executives for 2010, the Committee reviewed the LTMIP with its independent compensation consultant and senior management. For 2010, Messrs. Ianniello and Briskman received LTMIP awards based on then-current contractual target values that took into account the compensation assessment and the relative impact of the executive's position on Company performance. For Mr. Ambrosio, the Committee determined to provide a LTMIP award greater than his then-contractual target value, which also took into account the competitive compensation assessment and the relative impact of the executive's position on Company performance. The 2010 awards to the named executive officers were delivered as follows:

	Mix of 2010 Awards under Long-Term Management Incentive Program
Named Executive Officer	Options	Performance-based Stock Awards(a)	Time-based Stock Awards
Sumner Redstone	50%	50%	—
Leslie Moonves(b)	65%	17.5%	17.5%
Joseph Ianniello	40%	30%	30%
Louis Briskman	40%	30%	30%
Anthony Ambrosio	40%	30%	30%

(a)
Mr. Redstone's "performance-based stock awards" were delivered in performance share units ("PSUs") in accordance with his employment agreement. For the other named executive officers, the performance-based stock award portion of their equity grant was delivered in PRSUs.

(b)
The mix of stock options and stock awards for Mr. Moonves consists of the following, in accordance with the terms of his employment agreement: (i) the fair market value (as of the date of the grant) of his March 1, 2010 grant of 3,000,000 stock options ($14,868,000), which represents the first of two grants associated with his upfront contractual award, and (ii) his annual grant of RSUs on February 23, 2010, valued at $8,000,000, half of which grant is subject to performance conditions.

In determining the structure of the equity awards to be granted to Mr. Moonves over the term of his employment agreement (see "Employment Agreements—Leslie Moonves" for a discussion of this structure), the Compensation Committee intended to provide, when taking into account the structure of the awards over the term, a mix of approximately 47% stock options, 26.5% PRSUs and 26.5% TRSUs. The chart above reflects the awards granted in fiscal year 2010.

Performance Goals for LTMIP Awards

    PRSUs

              PRSU Awards for 2010. The performance goals are set based on financial and operational goals for the relevant fiscal year which take into account expected performance of the Company's media peers for that year as determined by media industry analysts. At the beginning of each year, the Compensation Committee reviews performance goals and considers which metrics offer the best measure of Company performance.

              For 2010, the performance goal for the most senior levels of management, including the named executive officers (except for Mr. Redstone who does not receive PRSUs and, except for PRSUs granted to Mr. Moonves pursuant to his current and immediately prior employment agreements), was the achievement during 2010 of an 80% or greater level of the weighted average performance of (i) the percentage of an OIBDA Metric Target (as defined below) of $1.9 billion actually achieved (75% weighting) and (ii) the percentage of an FCF Metric Target (as defined below) of $925.0 million actually achieved (25% weighting). The performance goal for Mr. Moonves' PRSU grants was the achievement during 2010 of an FCF Metric Target of $925.0 million.

              In setting the 2010 performance goals, the Compensation Committee selected two metrics: (i) OIBDA (i.e., operating income before depreciation, and amortization) (the "OIBDA metric") and (ii) free cash flow (i.e., operating income before depreciation and amortization, less cash interest, taxes paid, working capital requirements and capital expenditures) (the "FCF metric"). The "OIBDA Metric Target" is calculated by starting with the Company's budget for 2010 for the OIBDA metric and then taking into account items approved by the Committee that may otherwise distort the calculation of the performance goal, and the "FCF Metric Target" is calculated by starting with the Company's budget for 2010 for the FCF metric and then taking into account the same items. The OIBDA metric was selected because it is an important indicator of the Company's operational strength and performance of its businesses, as it provides a link between profitability and operating cash flow. The FCF metric was selected because it gives a clear view of the Company's ability to generate cash (and thus profits) and allows the Company to pursue opportunities that enhance stockholder value.

              The vesting of an annual award of PRSUs is subject to the Compensation Committee's determination of the level of achievement against a pre-determined performance goal set by the Committee. See "Grants of Plan-Based Awards During 2010—Description of Plan-Based Awards" for vesting schedules. The number of target shares is determined at the time of grant based on the closing price of a share of the Company's Class B Common Stock on the NYSE on the date of grant (February 23, 2010, except with respect to the PRSUs granted to Mr. Moonves under his prior employment agreement, which grant date was October 1, 2009). The number of shares earned upon vesting of the PRSUs is determined in accordance with the following schedule:

  •
  if the Company achieves less than 80% of the pre-determined performance goal, the award will be forfeited;

  •
  if the Company achieves 80% of the pre-determined performance goal, 80% of the target shares will be earned;

  •
  if the Company achieves 100% of the pre-determined performance goal, 100% of the target shares will be earned;

  •
  if the Company achieves 120% or greater of the pre-determined performance goal, 120% of the target shares will be earned.

              For achievement at intermediate points between 80% and 100% and between 100% and 120%, the number of shares to be delivered will be linearly interpolated. Dividend equivalents accrue on the target number of shares and equal the value of regular cash dividends paid on the shares of the Company's Class B Common Stock. Dividend equivalents are paid in cash, less applicable withholdings, when the PRSUs vest, but only up to the amount payable with respect to the target number of shares. If the PRSUs do not vest, then the dividend equivalents accrued on those PRSUs are forfeited.

              Payout Under PRSU Awards for 2010. In February 2011, the Compensation Committee reviewed and discussed the Company's performance versus the 2010 performance goals. The Committee then certified that the 2010 performance goals had been exceeded with actual performance at over 120% of the targeted levels. Actual performance with respect to the OIBDA metric was $2.369 billion and with respect to the FCF metric was $1.451 billion. Thus, 120% of the target number of shares underlying the PRSUs granted in February 2010 to Messrs. Moonves, Ianniello, Briskman and Ambrosio, and granted to Mr. Moonves in October 2009 with respect to fiscal year 2010 performance, will vest in accordance with their respective schedules.

    PSUs

              2010 PSU Awards. As noted above, only Mr. Redstone received a PSU grant in 2010, with such grant having a target number of shares set at 214,670 shares, as determined under the terms of his employment agreement. The number of shares of Class B Common Stock to be delivered under Mr. Redstone's 2010 PSU grant for the measurement period January 1, 2010 through December 31, 2012 is determined in accordance with the following schedule (the "SMR TSR Schedule"): if the Company achieves less than the 25th percentile total shareholder return ("TSR"), the award of PSUs will be forfeited; if the Company achieves the 25th percentile TSR, the number of shares to be delivered will be 25% of the target number of shares; if the Company achieves the 50th percentile TSR, the number of shares to be delivered will be 100% of the target number of shares; and if the Company achieves the 100th percentile TSR (i.e., if it is the first ranked company in the reference group for TSR), the number of shares to be delivered will be 300% of the target number of shares. For Company achievement at intermediate points between the 25th and 50th percentile, or between the 50th percentile and the 100th percentile, the number of shares to be delivered will be linearly interpolated. Notwithstanding the SMR TSR Schedule, in the event the Company achieves less than the 50th percentile TSR for the measurement period, but achieves a hurdle set by the Compensation Committee (i.e., the Company's three-year average actual OIBDA meets or exceeds the Company's three-year average budgeted OIBDA), then the number of shares to be delivered will equal the average of the target award and the number of shares that would have been delivered under the SMR TSR Schedule. If this OIBDA hurdle is not met, then the number of shares to be awarded will be in accordance with the SMR TSR Schedule.

              Payout Under 2007 PSU Awards for Measurement Period 2008-2010. In February 2011, the Compensation Committee reviewed achievement of the performance thresholds for the measurement period that ran from January 1, 2008 through December 31, 2010 with respect to the PSU awards granted in 2007 to Messrs. Redstone, Ianniello, Briskman and Ambrosio and confirmed that, of the established thresholds, the Company's achievement of the 50th percentile TSR in the last year of this measurement period was the applicable threshold to determine the number of shares of Class B Common Stock to be delivered for the performance period. As a result, Messrs. Ianniello, Briskman and Ambrosio received the target number of shares for such measurement period (which relates to 50% of each PSU award granted) on the fourth anniversary date of the award (March 6, 2011), and Mr. Redstone received, on February 23, 2011 (in accordance with the terms of his employment agreement, which provide that the terms and conditions of his PSUs will be no less favorable than those applicable to the PSUs granted to other senior executives), the target number of shares relating to 50% of his award.

              Payout Under 2008 PSU Awards for Measurement Period 2008-2010. In February 2011, the Compensation Committee reviewed achievement of the performance thresholds for the measurement period that ran from January 1, 2008 through December 31, 2010 with respect to the PSU awards granted in 2008 to Messrs. Redstone, Ianniello, Briskman and Ambrosio and confirmed that, of the established thresholds, the Company's achievement of the 33.3 percentile TSR for this measurement period and the Company's achievement of the 3-year average budgeted Free Cash Flow were the applicable thresholds to determine the number of shares of Class B Common Stock to be delivered for the performance period. As a result, Messrs. Redstone (in accordance with the terms of his employment agreement, which provide that the terms and conditions of his PSUs will be no less favorable than those applicable to the PSUs granted to other senior executives), Ianniello, Briskman and Ambrosio received, on February 23, 2011, the average of the target number of shares for such measurement period and the number of shares earned in accordance with the 3-year TSR schedule for such measurement period for a total of 75% of the target number of shares for such measurement period (which relates to 50% of each PSU award granted). The remaining 50% of their respective 2008 PSU awards remain outstanding. These outstanding awards are subject to the terms and conditions set forth in footnote 1 to the Outstanding Equity Awards at Fiscal Year-End 2010 table.

              Fund-the-Future Program ("FtF")—The objective of the FtF is to provide additional income to eligible employees, excluding those actively participating in certain pension plans and employees otherwise subject to a collectively bargained agreement which does not provide for their participation in the FtF. For 2010, the Compensation Committee determined to award a number of RSUs to all participants in the FtF based on the employee's annual base pay (capped at $550,000) or benefit base on the date of grant multiplied by 2.5%, and then divided by the closing price of one share of CBS

Corporation Class B Common Stock on date of grant. The Grants of Plan-Based Awards During 2010 table includes FtF awards granted to a named executive officer who was not, as of the grant date, participating in certain pension plans.

Grant Date of Awards—The grant date for equity awards is the date on which the Compensation Committee approves awards under the Company's LTMIP or, if so determined by the Committee, a future grant date, or a date specified in an employment agreement. The Committee may approve an award that will have a future grant date, with the exercise price of any stock option not to be less than the closing price of a share of the Company's Class B Common Stock on the NYSE on the date of grant. The Company does not set grant dates intentionally to precede the release of material non-public information. Communications regarding individual grant awards, including the terms and conditions, are provided to recipients as soon as administratively feasible. Annual management grants made in 2010 (except with respect to Mr. Redstone's PSU award), were approved on February 23, 2010, with a grant date for all RSU awards on the same date and a grant date for all stock option awards to be the third trading day following the public announcement of the arrangements set forth in the Company's then-new employment agreement with Mr. Moonves (i.e., a grant date of March 1, 2010). The exercise price of these stock options was the closing price of the Company's Class B Common Stock on March 1, 2010 (i.e., $13.43). For annual FtF grants made in 2010, the Committee set, at the same February 23 meeting, a grant date of April 1, 2010, which is consistent with the historical grant dates (since 2006) of April 1 under the FtF program. Pursuant to his employment agreement, Mr. Redstone's annual PSU grant is awarded on January 1 of each year.

Other Terms for RSUs/Stock Options/PSUs—For a description of certain other material terms of the RSU grants (including grants awarded under the FtF), stock option grants, and PSU grants, see "Grants of Plan-Based Awards During 2010—Description of Plan-Based Awards."

Delegation of Authority With Respect to Awards—The Compensation Committee has delegated to the President and Chief Executive Officer limited authority, with respect to executives who are not senior executives, to grant long-term incentive awards under the Company's long-term incentive plan to such executives in connection with their hiring, promotion or contract renewal and to modify the terms of outstanding equity grants in certain post-termination scenarios. The Committee delegated this authority in order for the Company to have the ability to (i) act in a timely manner in a competitive environment in connection with the hiring of new executives or the compensating of an existing executive being given a significant increase in responsibility and (ii) maintain flexibility to manage compensation in post-termination scenarios when mutually beneficial to the Company and the executive. The Committee's delegation specifies the circumstances in which the authority can be used; limits the amount that can be awarded to an individual, the total amount that can be awarded in any period, and, in certain circumstances, aggregate incremental expense that can be incurred by the Company resulting from modifications of the terms of outstanding equity grants; and specifies the method for establishing the grant date. The delegation also requires that the President and Chief Executive Officer report to the Committee periodically on his exercise of this delegated authority.

Stock Ownership Guidelines

              In order to further align the senior executives' interests with those of the Company's stockholders, the Company has established stock ownership guidelines. The guidelines provide that, within five years, starting in fiscal year 2007 or, if later, in the year in which a senior executive becomes subject to the guidelines, these senior executives are expected to acquire and establish holdings in

Company stock equal in value to a multiple of their cash base (base salary less mandatory deferrals, if applicable), depending upon their positions as follows:

Senior Executive	Ownership Guideline Multiple
CEO	5x cash base
Other Senior Executives	2x to 3x cash base

              All types of equity holdings, with the exception of stock options, are included in determining ownership. The Compensation Committee monitors compliance with these guidelines by receiving an annual progress report from senior management. During 2010, senior management reported to the Committee that all of the senior executives subject to the guidelines, including the named executive officers, either met or were on track to meet the guidelines. The Committee determined to continue to monitor compliance with the guidelines.

Retirement and Deferred Compensation Plans

              The Company provides active, eligible employees, including the named executive officers, with the opportunity to build financial resources for retirement through the Company's broad-based tax-qualified defined benefit and defined contribution plans. In addition, eligible executives, including the named executive officers, participate in the Company's nonqualified defined benefit and deferred compensation plans. In some instances, participants in these qualified and nonqualified plans may also have frozen benefits in other qualified and nonqualified plans. Information regarding these retirement and deferred compensation plans is set forth in the narrative following each of the Pension Benefits in 2010 table and Nonqualified Deferred Compensation in 2010 table.

All Other Compensation

              The Company provides for other compensation to participating employees (including the named executive officers) by providing Company-matching contributions in the CBS 401(k) and 401(k) excess plans and Company-paid life insurance. Compensation paid to the named executive officers in relation to these programs is included in the "All Other Compensation" column of the Summary Compensation Table for Fiscal Year 2010.

              In certain instances, the Company provides executives, including the named executive officers, with additional benefits that the Company believes are reasonable and typical for executives in similar industries and helps the Company to attract and retain these executives. Among these benefits are transportation-related benefits, which the Company believes provide travel flexibility and efficiencies that result in a more productive use of the executive's time, given the demands of his position. In addition, Mr. Moonves is entitled to reimbursement for certain taxes and fees resulting from his obligation to the Company under his employment agreement to provide services in New York and Los Angeles, since the Company has significant operations in both cities. For the same reason, the Company also requires certain East Coast-based senior executives to provide extended services at the Company's West Coast operations, for which the Company provides an expense allowance; executives are reimbursed for taxes on imputed income associated with certain expenses. All additional benefits are also described in footnote 7 to the "All Other Compensation" column of the Summary Compensation Table for Fiscal Year 2010.

Post-Termination Arrangements

              Post-termination payments with respect to the named executive officers are set forth in each of their respective employment agreements. Each of the named executive officers is entitled to post-termination payments and benefits upon the occurrence of a termination without cause or a resignation for good reason and upon death or disability. The terms of these payments and benefits and the estimated potential payments that would be made to each named executive officer if his employment terminated for each of these reasons as of the 2010 fiscal year end are described under "Potential Payments Upon Termination." None of the Company's employment arrangements with the named executive officers or long-term incentive plans provide for payment solely upon a change-in-control. During the first quarter of 2011, the employee agreements for certain named executive officers and certain other senior executives were amended to provide enhanced severance payments and benefits in the event of a termination within twenty-four months of certain corporate events.

              In assessing post-termination payments and benefits in connection with senior executive employment arrangements, the Compensation Committee considers competitive practice with respect to comparable executives at the identified peer companies. The objective of these payments and benefits is to recruit and retain talent in a competitive market and, as applicable, compensate executives for restrictive covenants and other obligations following a termination without cause or a resignation for good reason.

Compensation Deductibility Policy

              In approving compensation, the Compensation Committee takes into account Section 162(m) of the Code, which generally limits to $1 million the federal tax deductibility of compensation (including stock options, PRSUs and PSUs) paid in one year to the named executive officers. Performance-based compensation (including stock options, PRSUs and PSUs) may qualify for an exception to the limit on deductibility, provided that the plan under which such compensation is paid meets certain requirements, including stockholder approval.

              The Company intends to comply with Section 162(m) for annual short-term incentives in order for compensation to be deductible. However, the Compensation Committee has approved, and may continue to approve, compensation exceeding the $1 million limitation, including with respect to a portion of long-term incentives, in order to provide appropriate compensation. The named executive officers are eligible to receive annual bonus awards under the Senior Executive STIP, and the senior executives (including the named executive officers) are eligible to receive long-term compensation under the Company's long-term incentive plan. Both of these plans are designed to permit awards that comply with the Section 162(m) exception for performance-based compensation. The stockholders of the Company have approved the Senior Executive STIP and the Company's long-term incentive plan.

              In order for bonus awards made under the Senior Executive STIP to be eligible for deductibility under Section 162(m), the Compensation Committee establishes a performance criterion for the bonus awards, which criterion must not be certain of being achieved at the time it is set.

              For 2010, the Section 162(m) performance criterion established was the achievement during 2010 of an 80% or greater level of the weighted average performance of (i) the percentage of an OIBDA Metric Target of $1.9 billion actually achieved (75% weighting) and (ii) the percentage of an FCF Metric Target of $925.0 million actually achieved (25% weighting). The "OIBDA Metric Target" is calculated by starting with the Company's budget for 2010 for the OIBDA metric and then taking into account items approved by the Committee that may otherwise distort the calculation of the performance criterion, and the "FCF Metric Target" is calculated by starting with the Company's budget for 2010 for the FCF metric and then taking into account the same items.

              Assuming that the Compensation Committee determines that the performance criterion has been achieved, the terms of the Senior Executive STIP establish a maximum bonus for each named executive officer equal to a multiple of base salary in effect at the beginning of the year with the amount of the bonus, if any, actually awarded to any named executive officer being subject to the Committee's downward discretion, as discussed under the "Performance-Based Compensation Programs—Bonus Awards" section above. This framework for establishing a maximum bonus is designed to provide that the awards will be eligible for deductibility up to eight times the named executive officer's base salary under Section 162(m) of the Code.

              In February 2011, the Compensation Committee reviewed and discussed the Company's performance versus the 2010 performance criterion. Actual performance with respect to the OIBDA metric was $2.369 billion and with respect to the FCF metric was $1.451 billion. The Committee then certified that the 2010 performance criterion had been exceeded with actual performance at over 120% of the targeted level. Therefore, the Committee determined that the named executive officers were eligible for an annual bonus award under the Senior Executive STIP as described above.

              With respect to the Company's long-term incentive plan, the Compensation Committee also establishes performance goals for PRSUs and PSUs, rendering them eligible for deductibility under Section 162(m), as described in the "Long-Term Incentive Programs—Performance Goals for LTMIP Awards" section above.

Employment Contracts

              All of the named executive officers are, and were during 2010, parties to employment contracts with the Company, as the Compensation Committee has considered it to be in the Company's best interest, and as the best means, to secure the employment of each of these executives. The terms and provisions of these contracts are more fully described in the narrative section following the Summary Compensation Table for Fiscal Year 2010 and in "Changes in Named Executive Officers' Compensation Arrangements for 2010" in this "Compensation Discussion and Analysis."

              The Compensation Committee approves all employment arrangements with senior executives. With respect to employees other than senior executives, employment contracts are subject to an approval process coordinated through the Office of the Executive Vice President, Human Resources and Administration.

COMPENSATION COMMITTEE REPORT

              The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

              The Compensation Committee Charter states that the primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to the compensation of the Company's executive officers and other senior executives. Under the Charter, the Compensation Committee's authorities and duties include, among other things:

  •
  Adopting and periodically reviewing the Company's philosophy, strategy and principles regarding the design and administration of the Company's compensation programs;

  •
  Reviewing and approving the total compensation packages for the Executive Chairman, the President and Chief Executive Officer, the Company's other executive officers, and other senior executives identified by the Committee after consultation with the Company's Chief Executive Officer and Executive Vice President, Human Resources and Administration, and in certain instances, other persons among the Company's most highly compensated executives (excluding "Talent," as such term is currently used in the media or entertainment industries); and

  •
  Overseeing the administration of the Company's incentive compensation plans (including the bonus plan for executives subject to Section 162(m) under the Code) and equity-based compensation plans.

              The Compensation Committee retains an independent compensation consulting firm to advise the Committee in its review of senior executive compensation. The consultant reports directly to the Compensation Committee.

              The full text of the Compensation Committee Charter is available on the Company's website at www.cbscorporation.com. The Compensation Committee assesses the adequacy of its Charter at least every other year, or more frequently as the Committee may determine.

              The Compensation Committee of the Board of Directors of CBS Corporation has reviewed and discussed with the Company's management the Compensation Discussion and Analysis ("CD&A") included in this proxy statement. Based on this review and these discussions, the Compensation Committee has recommended to the CBS Corporation Board of Directors that the CD&A be included in this proxy statement and incorporated by reference from this proxy statement into the Company's Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 25, 2011.

Members of the Compensation Committee

Charles K. Gifford, Chair
William S. Cohen
Doug Morris
Bruce S. Gordon

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2010(1)

              The following table sets forth information concerning total compensation for the Company's last three completed fiscal years, unless otherwise indicated, for the executive officers of the Company identified in the table (the "named executive officers").

Name and Principal Position (a)	Year (b)	Salary ($) (c) (2)	Bonus ($) (d) (3)		Stock Awards ($) (e) (4)	Option Awards ($) (f) (5)		Change in Pension Value and NQDC Earnings ($) (g) (6)	All Other Compensation ($) (h) (7)	Total ($) (i)
Sumner M. Redstone	2010	1,638,461	10,000,000		5,469,792	2,999,996		18,580	160,229	20,287,058
Executive Chairman and	2009	1,003,846	7,500,000		4,329,864	3,336,416		10,417	30,317	16,210,860
Founder	2008	1,003,846	5,500,000		4,633,727	3,872,635		13,453	17,418	15,041,079
Leslie Moonves	2010	3,513,462	27,500,000	(1)(b)	7,999,982	14,868,000		869,854	2,977,722	57,729,020
President and Chief	2009	3,513,462	15,000,000		7,599,997	14,339,265	(5)	263,359	2,522,792	43,238,875
Executive Officer	2008	3,513,462	9,500,000	(5)	7,599,992	0		324,035	229,981	21,167,470
Joseph R. Ianniello	2010	1,505,769	6,000,000		1,799,988	1,199,998		89,724	188,305	10,783,784
Executive Vice President	2009	1,123,462	2,800,000		465,000	1,206,669		49,889	113,961	5,758,981
and Chief Financial	2008	670,962	800,000		610,550	583,174		40,345	27,619	2,732,650
Officer
Louis J. Briskman	2010	1,305,000	2,990,000		1,799,988	1,199,998		999,779	44,623	8,339,388
Executive Vice President	2009	1,305,000	1,800,000		899,995	2,335,490		1,064,448	35,365	7,440,298
and General Counsel	2008	1,305,000	1,600,000		2,217,585	1,498,820		637,084	25,886	7,284,375
Anthony G. Ambrosio(8)	2010	710,192	1,275,000		913,739	599,996		292,998	66,656	3,858,581
Executive Vice President, Human Resources and Administration

(1)
The table below sets forth the following compensation items for 2010: (i) cash compensation comprised of salary and annual bonus awards, (ii) annual equity awards, and (iii) special equity awards. The table below differs from the Summary Compensation Table, in that the table below excludes column (g) ("Change in Pension Value and NQDC Earnings") and column (h) ("All Other Compensation") and as further described in the footnotes to the table below. This table is not required by SEC rules and is not designed to replace the Summary Compensation Table. It is intended to provide additional information that the Company believes is useful in understanding and analyzing compensation decisions made with respect to fiscal year 2010.

Annual Compensation
	Cash Portion
Name	Salary ($)	Bonus ($)		Annual Equity Awards ($) (a)	Total Annual Compensation ($)	Special Equity Award ($)
Sumner M. Redstone	1,638,461	10,000,000		8,469,788	20,108,249	—
Leslie Moonves	3,513,462	27,500,000	(b)	7,999,982	39,013,444	14,868,000	(c)
Joseph R. Ianniello	1,505,769	6,000,000		2,999,986	10,505,755	—
Louis J. Briskman	1,305,000	2,990,000		2,999,986	7,294,986	—
Anthony G. Ambrosio	710,192	1,275,000		1,513,735	3,498,927	—

(a)
Represents the grant date fair value, determined in accordance with FASB ASC Topic 718, of the annual stock and option awards granted in 2010 to Messrs. Redstone, Ianniello, Briskman and Ambrosio, as disclosed in columns (e) and (f) in the Summary Compensation Table, and the annual stock award granted in 2010 to Mr. Moonves, as disclosed in column (e) of the Summary Compensation Table.

(b)
With respect to Mr. Moonves' 2010 bonus, the Compensation Committee awarded to Mr. Moonves a total bonus amount which reflects a $20,000,000 payment for the successes in his role as President and Chief Executive Officer of the Company and a special cash payment of $7,500,000 for his leadership in connection with the creation of premium content across the Company's portfolio of businesses, particularly with respect to the CBS Television Network, which outperformed its media peers in 2010. The amount is reported in column (d) of the Summary Compensation Table.

(c)
Represents the grant date fair value, determined in accordance with FASB ASC Topic 718, of a special option grant made to Mr. Moonves, as disclosed in column (f) of the Summary Compensation Table, under the terms of his new employment agreement entered into on February 23, 2010. Pursuant to the agreement, Mr. Moonves was granted these stock options on March 1, 2010, with an additional grant of not less than three million and not more than four million stock options to be awarded on the first anniversary of the initial stock option grant, subject to conditions set forth in the agreement. For the years remaining under his agreement, the agreement provides that the Compensation Committee will consider granting additional stock options to Mr. Moonves but that any such consideration does not guarantee that any additional stock options will be made.

(2)
Salary includes amounts deferred under qualified and nonqualified arrangements. For 2010, all named executive officers, except for Mr. Redstone, deferred a portion of their salary under qualified and nonqualified deferred compensation arrangements. See the Nonqualified Deferred Compensation in 2010 table for further information on amounts deferred under nonqualified deferred compensation arrangements.

(3)
With respect to all named executive officers, amounts set forth in the "Bonus" column for 2010, 2009 and 2008 reflect cash payments made in early 2011 for fiscal year 2010 performance, early 2010 for fiscal year 2009 performance and early 2009 for fiscal year 2008 performance, respectively. See footnote (1)(b) for a discussion of Mr. Moonves' bonus.

(4)
These amounts reflect the aggregate grant date fair values determined in accordance with FASB ASC Topic 718 of grants of (i) restricted share units ("RSUs"), and (ii) performance share units ("PSUs"), as applicable for each executive. In 2010, only Mr. Redstone was granted a PSU award, with respect to which the maximum number of shares to be delivered, assuming attainment of the highest level of performance conditions, would be 644,010 shares, with respect to which the maximum grant date value, determined in accordance with FASB ASC Topic 718, would be $9,048,341. For the performance-based RSUs granted in 2010 to Messrs. Moonves, Ianniello, Briskman and Ambrosio (representing 50% of their awards included in column (e)), the maximum grant date value, determined in accordance with FASB ASC Topic 718, would be $4,799,990, $1,079,993, $1,079,993 and $539,997, respectively. For a discussion of the assumptions made in calculating the grant date fair value amounts for 2010, see "RSUs and PSUs" in Note 10 to the audited 2010 consolidated financial statements on page II—67 in the Company's Form 10-K for the fiscal year ended December 31, 2010.

(5)
These amounts reflect the aggregate grant date fair values determined in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in calculating the amounts for 2010, see "Stock Options and Equivalents" in Note 10 to the audited 2010 consolidated financial statements on pages II-67 and II-68 in the Company's Form 10-K for the fiscal year ended December 31, 2010.

As part of Mr. Moonves' 2008 bonus, the Compensation Committee awarded to Mr. Moonves an equity award of 867,052 stock options on April 2, 2009, the value of which was approximately $1,500,000, which is included in column (f), "Option Awards" for 2009. These stock options, issued pursuant to the LTMIP, vest ratably over four years, have an eight-year term and are payable in shares of the Company's Class B Common Stock.

(6)
Amounts reflect changes in pension value only, as none of the Company's nonqualified deferred compensation plans provide for above-market interest or preferential earnings, except as noted below. For Mr. Redstone, the amounts for 2010, 2009 and 2008 also include the minimum required distributions he received under qualified pension plans. For Mr. Briskman, the amounts for 2010, 2009 and 2008 also include the distributions he received under qualified and nonqualified pension plans pursuant to which he has an accumulated benefit, but is not currently accruing benefits. See "Pension Benefits in 2010" for further information on these plans.

Pursuant to Mr. Redstone's amended employment agreement, effective March 16, 2007, the balance of his deferred salary compensation account was converted to stock option equivalents ("SOEs") of equal value. For purposes of this table, the Company considers an increase in the intrinsic value of the SOEs (i.e., the extent to which the market price of the stock underlying an SOE is above its exercise price at a given point in time) as preferential, since other executives and employees do not have the ability to invest their deferred salary in SOEs. There was no increase in the intrinsic value of the SOEs from December 31, 2009 to December 31, 2010, as the market price of the stock underlying each SOE, as of December 31, 2010, remained below its exercise price ($30.21). See "Employment Agreements—Sumner M. Redstone" for further information on the SOEs. Information about each nonqualified deferred compensation plan is included in the "Description of Nonqualified Deferred Compensation" section.

(7)
The following table and footnotes describe each component of the "All Other Compensation" column for 2010:

					PERQUISITES AND OTHER PERSONAL BENEFITS
Named Executive Officer	Company Contribution to 401(k) Plan ($)	Company Contribution to 401(k) Excess Plan ($)	Company- Paid Life Insurance ($) (a)	Tax Reimbursement ($) (b)	Extended Services on West Coast ($) (c)	Transportation- Related Benefits ($) (d)	Automobile Insurance ($)	Total ($)
Sumner M. Redstone	0	0	3,780	—	—	156,449	—	160,229
Leslie Moonves	3,300	19,200	130,555	2,553,311	—	262,707	1,149	2,977,722	(e)

Joseph R. Ianniello	7,350	15,150	2,268	94,494	27,357	41,686	—	188,305
Louis J. Briskman	7,350	15,150	1,966	20,157	0	—	—	44,623
Anthony G. Ambrosio	3,300	17,815	1,134	44,407	0	—	—	66,656

(a)
Represents premiums paid in 2010 by the Company for life insurance coverage.

(b)
As provided for in his employment agreement, Mr. Moonves renders his services from the Company's offices in Los Angeles, where he maintains his principal residence, and in New York City. Pursuant to his prior and current agreements, the Company provides for a tax neutralization payment with respect to any incremental New York state and local taxes and fees, an amount that places Mr. Moonves in the same after-tax economic position that he would have been in had he not incurred such incremental New York state and local taxes and fees resulting from the time he is required to provide services for the Company in the State of New York or New York City, with such amount reviewed and validated by the Compensation Committee. The amount in the table above includes such reimbursement paid in 2010 with respect to the payment of certain taxes for tax year 2008. For Messrs. Ianniello, Briskman and Ambrosio, amounts include tax reimbursement on imputed income associated with the West Coast Expense (defined below).

(c)
The Company requires that certain East Coast-based senior executives provide extended services at the Company's West Coast operations, for which the Company provides an estimated expense allowance. The amounts shown in this column represent certain other costs and expenses incurred in connection with providing these services ("West Coast Expense").

(d)
The amounts of perquisites and other personal benefits shown in this column include (i) the incremental cost to the Company of the personal use of the Company aircraft and (ii) for Messrs. Redstone and Moonves only, the percentage of personal use of a car and driver provided for business-related security reasons. The incremental cost to the Company of the personal use of the Company aircraft is calculated by dividing the total variable costs (including fuel, maintenance, landing and navigation fees, catering, flight crew trip expenses, telecommunications, supplies and miscellaneous expenses) by the total flight hours for such year and multiplying such amount by the executive's total number of flight hours for his personal use for the year (including flights made to reposition the plane in connection with such personal use). Fixed costs which do not change based on usage, such as pilot salaries, hangar rental and insurance are excluded. To the extent that Mr. Redstone uses the corporate aircraft of Viacom for personal use, the Company reimburses Viacom 50% of a per flight hourly amount based on fixed costs and 50% of an amount based on variable costs; to the extent that Mr. Redstone uses the corporate aircraft of the Company for personal use, Viacom reimburses the Company 50% of a per flight hourly amount based on fixed costs and 50% of an amount based on variable costs. For 2010, the amount set forth with respect to Mr. Redstone's personal use of corporate aircraft includes amounts reimbursed to Viacom.

(e)
The "Total" amount also includes the value of a matching charitable contribution made by the Company on behalf of Mr. Moonves, in his capacity as a director for 2010, under the CBS Corporation Matching Gifts Program for Directors. Under the program, as more fully discussed under "Director Compensation—Description of Director Compensation," the Company matches donations made by a director to eligible tax-exempt organizations at the rate of one dollar for each dollar donated up to $7,500 for each fiscal year.

From time to time, tickets to sporting and other entertainment events are provided to certain employees, including the named executive officers, without charge, to attend these events as they relate to a business purpose. Tickets are made available to employees, including the named executive officers, for personal use if the tickets are not otherwise needed for business use. The Company does not incur incremental costs with respect to tickets to sporting and other entertainment events, as the tickets were purchased by the Company for business purposes and are made available if the tickets are not utilized for such purposes.
(8)
Mr. Ambrosio first became a named executive officer of the Company for fiscal year 2010; therefore, only fiscal year 2010 information is provided for him.

Employment Agreements

              All of the named executive officers have employment agreements that set forth the terms and conditions of their employment with the Company. The material terms of each of these agreements necessary to an understanding of the information provided in the Summary Compensation Table for Fiscal Year 2010 and the Grants of Plan-Based Awards During 2010 table are provided below. See "Potential Payments Upon Termination" for a description of the payments and benefits that would be provided to the named executive officers in connection with a termination of their employment.

Sumner M. Redstone

              Effective March 13, 2007, the Company entered into an amendment to Mr. Redstone's December 2005 employment agreement, pursuant to which he serves as Executive Chairman and Founder of CBS Corporation, with a pay package structured at that time to reduce fixed compensation, strengthen the pay-for-performance linkage and shift the pay towards equity. Under the amended agreement, Mr. Redstone received through February 2010 a base salary of $1 million per annum, which was increased to $1.75 million effective March 1, 2010. His target bonus was $5 million for 2010. His salary and target bonus are subject to review on at least an annual basis and may be increased at the discretion of the Compensation Committee. Mr. Redstone is provided with $2.5 million of life insurance during his employment with the Company.

              Pursuant to the amended agreement, Mr. Redstone received in 2008, 2009 and 2010, and will continue to receive through 2011, an annual award of stock options for shares of the Company's Class B Common Stock having a value of $3 million. These stock option grants vest in four equal installments on each of the first four anniversaries of the date of grant and are subject to such other terms as are applicable to grants made to other senior executives. Mr. Redstone's annual stock option award for 2010 was granted on March 1, 2010. Mr. Redstone also received in 2008, 2009 and 2010, and will continue to receive through 2011, an annual award of PSUs under the LTMIP, with a target value of $3 million. Payouts under the PSUs range from zero to a maximum of 300% of the target number of shares of the Company's Class B Common Stock for the award.

              In addition to the above, effective as of March 16, 2007 (the "Exchange Date"), the approximate $10 million balance of Mr. Redstone's vested deferred compensation account was converted into appreciation rights ("Stock Option Equivalents") with the same fair value on the conversion date. The Stock Option Equivalents have an exercise price equal to the closing price of a share of the Company's Class B Common Stock on the Exchange Date ($30.21), vest in 25% installments on each of the first four anniversaries of the Exchange Date and have a term of eight years from the Exchange Date. Accordingly, Mr. Redstone will only realize value on such deferred amount to the extent the price of a share of the Company's Class B Common Stock is higher, at the time the Stock Option Equivalents are exercised, than the exercise price.

Leslie Moonves

              On February 23, 2010, the Company entered into a new employment agreement with Mr. Moonves, which agreement supersedes his employment agreement dated October 15, 2007 and extends the term of his employment to February 22, 2015. The new agreement provides for an annual base salary of $3.5 million and a target bonus of $12 million, both subject to an annual review and increase at the discretion of the Compensation Committee. Pursuant to the terms of his employment agreement, a portion of the bonus amount payable to him, if any, is subject to a payment schedule based on levels of achievement (ranging from 80% to 120%) of a "Company-wide" performance goal established by the Committee, which goal will be the same as the performance criterion under the Senior Executive STIP. The payment schedule provides that an 80% level of achievement against this goal will result in a payment of at least 80% of 85% of the target bonus amount set forth in his employment agreement; a 100% level of achievement will result in a payment of at least 85% of the target amount; and a 120% or greater level of achievement will result in a payment of at least 120% of 85% of the target amount.

              Under the terms of his employment agreement, Mr. Moonves was granted 3 million stock options on March 1, 2010, with an additional grant of not less than 3 million and not more than 4 million stock options to be awarded on the first anniversary of the initial stock option grant, subject to conditions set forth in the agreement. Also, under the terms of the employment agreement, Mr. Moonves received an initial grant of RSUs having a grant date value of $8,000,000 on February 23, 2010, and will receive on each anniversary of the initial RSU grant date through 2014 an RSU award with a grant-date value that is $500,000 higher than the prior year's award. One half of each such RSU award will be subject to time-based vesting only and the remaining half will be subject to time-based and performance-based vesting. For the RSUs subject to performance-based vesting, the performance goal will be established by the Compensation Committee based on the Company's budgeted free cash flow for the calendar year of the grant. Pursuant to the terms of his employment agreement, the PRSUs are payable at 0% to 120% of the target number of shares depending on the degree of achievement against the pre-established performance goal, and the PRSUs vest and settle upon the later of the first anniversary of the grant date and the date of the Compensation Committee's certification of the level of performance that was achieved. For the RSUs subject only to time-based vesting, such awards vest ratably over a three-year period beginning on the first anniversary of the grant date.

              Mr. Moonves' employment agreement contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, and protecting confidential information and the Company's ownership of work product, as well as other covenants, during Mr. Moonves' employment and for specified periods after the termination of employment.

              Pursuant to his employment agreement, Mr. Moonves reports to the Board and to Mr. Redstone, and Mr. Moonves is nominated annually for election to the Board and agrees to serve as a member of the Board for each period for which he is so elected. Under the employment agreement, Mr. Moonves performs services in New York as well as in Los Angeles. Accordingly, the Company provides Mr. Moonves with a tax neutralization payment with respect to any net incremental New York state and local taxes and fees he incurs as a result of his providing services in New York, with such amount to be reviewed and validated by the Compensation Committee. In addition, he is provided with $16 million of life insurance during the employment term, up to a maximum annual cost of $150,000 per year.

Joseph R. Ianniello

              On July 20, 2009, Mr. Ianniello entered into a new employment agreement with the Company, which supersedes his prior employment agreement with the Company dated November 17, 2008 and provides that he will serve as the Executive Vice President and Chief Financial Officer of CBS Corporation through July 19, 2013. The agreement provides for an annual base salary of $1.5 million, which is subject to annual review and increase at the discretion of the Compensation Committee, and an annual target bonus equal to 200% of his annual salary as in effect on November 1st of such year. Mr. Ianniello is also eligible to receive annual grants of long-term compensation, as determined by the Company's Compensation Committee, based on a target value of $3 million, commencing in 2010. For the vesting terms of long-term compensation awards granted to Mr. Ianniello during 2010, see "Grants of Plan-Based Awards During 2010—Description of Plan-Based Awards."

              Mr. Ianniello's employment agreement contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, protecting the Company's confidential information and its ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

Louis J. Briskman

              On September 16, 2008, the Company entered into a new employment agreement with Mr. Briskman, effective September 7, 2008 through September 30, 2011, which supersedes his prior employment agreement with the Company and provides for his continued employment as the Executive Vice President and General Counsel of CBS Corporation. The agreement provides for an annual base salary of $1,300,000, which may be reviewed and increased at the discretion of the Compensation Committee. Mr. Briskman's annual target bonus is 115% of his salary as in effect on November 1st of such year. Mr. Briskman is eligible to receive annual grants of long-term compensation, as determined by the Company's Compensation Committee, based on a target value of $3 million, commencing in 2009. For the vesting terms of long-term compensation awards granted to Mr. Briskman during 2010, see "Grants of Plan-Based Awards During 2010—Description of Plan-Based Awards."

              Under the terms of the agreement, Mr. Briskman received on September 23, 2008 an award of stock options to purchase a number of shares of the Company's Class B Common Stock, with an exercise price equal to the closing price of the Company's Class B Common Stock on the NYSE on the grant date ($14.85), having a grant date value of $500,000. Mr. Briskman also received on September 23, 2008 performance-based RSUs with a value of $1.2 million, each of which corresponds to one share of the Company's Class B Common Stock. The number of RSUs was determined by dividing $1.2 million by the closing price of one share of the Company's Class B Common Stock on the grant date ($14.85).

              Mr. Briskman's employment agreement contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, protecting the Company's confidential information and its ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment. The employment agreement provides that Mr. Briskman will continue to receive supplemental pension payments pursuant to an agreement dated March 2, 1999, as amended on May 3, 2000, with the former CBS Corporation. See the footnotes and narrative accompanying the Pension Benefits in 2010 tables for information on his supplemental pension payments.

Anthony G. Ambrosio

              The Company entered into a new employment agreement with Mr. Ambrosio, effective June 7, 2010 through June 6, 2013, which supersedes his prior employment agreement with the Company dated December 10, 2007 and provides for his continued employment as the Executive Vice President, Human Resources and Administration with an annual base salary of $750,000, which may be reviewed and increased at the discretion of the Compensation Committee. Mr. Ambrosio's annual target bonus is 85% of his salary as in effect on November 1st of such year. Mr. Ambrosio is also eligible to receive annual grants of long-term compensation, as determined by the Company's Compensation Committee, based on a target value of $1.5 million, commencing in 2011. For the vesting terms of long-term compensation awards granted to Mr. Ambrosio during 2010, see "Grants of Plan-Based Awards During 2010—Description of Plan-Based Awards."

              Mr. Ambrosio's employment agreement contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, protecting the Company's confidential information and its ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

Section 409A Amendments

              The employment agreements for Messrs. Redstone and Briskman were each amended at the end of 2008 for compliance with the requirements of Section 409A of the Internal Revenue Code. The amendments did not add new benefits or compensation. The current employment agreements for Messrs. Moonves, Ianniello and Ambrosio are compliant with these requirements.

Grants of Plan-Based Awards During 2010

              The following table sets forth information concerning grants of equity awards under the Company's long-term incentive programs to the named executive officers in fiscal year 2010. Awards consisted of RSUs, PSUs, and nonqualified stock options.

						All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
									Grant Date Fair Value of Stock and Option Awards ($)(3)
			Estimated Possible Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)(2)
		Committee Action Date (1)
Name	Grant Date		Threshold (#)	Target (#)	Maximum (#)
Sumner M. Redstone	1/1/2010	2/22/2007	53,668	214,670	644,010	—	—	—	5,469,792

	3/1/2010	2/23/2010	—	—	—	—	604,838	13.43	2,999,996
Leslie Moonves	2/23/2010	2/18/2010	245,776	307,219	368,663	—	—	—	3,999,991

	2/23/2010	2/18/2010	—	—	—	307,219	—	—	3,999,991

	3/1/2010	2/18/2010	—	—	—	—	3,000,000	13.43	14,868,000
Joseph R. Ianniello	2/23/2010	2/23/2010	55,300	69,124	82,949	—	—	—	899,994

	2/23/2010	2/23/2010	—		—	69,124	—	—	899,994

	3/1/2010	2/23/2010	—	—	—	—	241,935	13.43	1,199,998
Louis J. Briskman	2/23/2010	2/23/2010	55,300	69,124	82,949	—	—	—	899,994

	2/23/2010	2/23/2010	—	—	—	69,124	—	—	899,994

	3/1/2010	2/23/2010	—	—	—	—	241,935	13.43	1,199,998
Anthony G. Ambrosio	2/23/2010	2/23/2010	27,650	34,562	41,475	—	—	—	449,997

	2/23/2010	2/23/2010	—	—	—	34,562	—	—	449,997

	3/1/2010	2/23/2010	—	—	—	—	120,967	13.43	599,996

	4/1/2010	2/23/2010	—	—	—	970	—	—	13,745

(1)
With respect to Mr. Redstone's January 1, 2010 grant, the "Committee Action Date" refers to the date on which the Compensation Committee approved the terms of the employment agreement that provides for the grant. With respect to Mr. Moonves, the "Committee Action Date" refers to the date on which the Compensation Committee approved the terms of the employment agreement that provides for the grants. With respect to Messrs. Ianniello, Briskman and Ambrosio, the "Committee Action Date" refers to the date on which the Compensation Committee approved annual grants under the LTMIP for 2010, which were delivered in the form of a combination of stock options with a March 1, 2010 grant date and performance-based and time-based RSUs with a February 23, 2010 grant date. With respect to Mr. Ambrosio's April 1, 2010 grant, the "Committee Action Date" refers to the date on which the Compensation Committee approved the grant under the Company's Fund-the-Future Program.

(2)
The exercise price of the options is the closing price of the Company's Class B Common Stock on the date of grant.

(3)
Amounts reflect the fair value on the date of grant, calculated in accordance with FASB ASC Topic 718, of RSUs, PSUs and stock option awards reported in the table.

Description of Plan-Based Awards

              Equity awards reported in the Grants of Plan-Based Awards During 2010 table were granted to the named executive officers under the Company's long-term incentive programs.

              RSUs—For the awards granted under the LTMIP, the number of RSUs awarded is determined by dividing the value to be delivered by the closing price of a share of the Company's Class B Common Stock on the NYSE on the date of grant. Except for FtF grants (which vest over three years) and Mr. Moonves' annual RSU grants (which vest in the manner described in "Employment Agreements—Leslie Moonves"), vesting for RSUs occurs in equal annual installments over four years, contingent on continued employment. Some RSU awards are subject to performance conditions ("PRSUs"), as described under "Compensation Discussion and Analysis—Long-Term Incentive Programs—Performance Goals for LTMIP Awards—PRSUs."

              Stock Options—The number of stock options awarded is determined using a Black-Scholes valuation methodology in accordance with FASB ASC Topic 718 employing the same methodologies and assumptions that are applied for purposes of the Company's financial accounting statements (as reviewed by the Compensation Committee's independent consultant). Stock options have an exercise price not less than the closing price of a share of the Company's Class B Common Stock on the NYSE on the grant date and generally have an eight-year term. Vesting for stock options generally occurs in equal annual installments over four years, contingent on continued employment.

              PSUs—PSUs are notional units of measurement and represent the right to receive a number of shares of the Company's Class B Common Stock determined on the basis of the total stockholder return ("TSR") of the Company's Class B Common Stock relative to the TSR of the common stock of companies comprising the Standard & Poor's 500 Composite Index (with limited exceptions) (the "reference group") over a defined measurement period and, under certain circumstances, determined on the basis of achievement of a pre-determined performance threshold (see "Compensation Discussion and Analysis—Long-Term Incentive Programs—Performance Goals for LTMIP Awards—PSUs" for a description of this threshold). For 2010, only Mr. Redstone received PSUs, in accordance with the terms of his employment agreement, which provides for an annual $3 million PSU grant on each January 1 through 2011. The target shares for the 2010 PSU grant were determined on the basis of the average closing price of a share of the Company's Class B Common Stock on the NYSE for the 10 trading days prior to the date of grant. Payout under the PSUs range from zero to a maximum of 300% of the target number of shares of the Company's Class B Common Stock for the award. The 2010 PSU grant is subject to a three-year measurement period running from January 1, 2010 through December 31, 2012. The number of shares to be delivered under the 2010 PSU grant is determined in the manner described under "Compensation Discussion and Analysis—Long-Term Incentive Programs—Performance Goals for LTMIP Awards—PSUs."

              Fund-the-Future Program ("FtF")—The number of RSUs awarded under the FtF equals the quotient derived by dividing (i) 2.5% of an individual's eligible compensation (benefits base rate of pay in effect on the grant date, limited to a maximum of $550,000) by (ii) the closing price of a share of the Company's Class B Common Stock on the NYSE on the grant date, rounded up or down to the nearest whole number. The RSUs vest ratably over three years from the grant date.

              For other terms of these awards relating to performance goals and grant dates, see "Compensation Discussion and Analysis—Long-Term Incentive Programs—Performance Goals for LTMIP Awards" and "—Grant Date of Awards."

Outstanding Equity Awards at Fiscal Year-End 2010

              The following table sets forth for each named executive officer information concerning the outstanding equity awards at December 31, 2010, which included unexercised and vested stock options, unexercised and unvested stock options, unvested RSUs, and unearned and unvested RSUs and PSUs. The market values in this table were calculated using the closing price of a share of the Company's Class B Common Stock on December 31, 2010, which was $19.05.

		Option Awards				Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Sumner M. Redstone	3/16/2007	465,453	155,151	30.21	3/16/2015	—	—	—	—

	2/28/2008	350,467	350,467	23.96	2/28/2016	—	—	—	—

	9/22/2008	222,500	222,500	15.39	9/22/2016	—	—	—	—

	2/24/2009	433,526	1,300,578	5.20	2/24/2017	—	—	—	—

	3/1/2010	—	604,838	13.43	3/1/2018	—	—	—	—

	1/1/2007	—	—	—	—	—	—	47,484	904,570

	1/1/2008	—	—	—	—	—	—	148,408	2,827,172

	1/1/2009	—	—	—	—	—	—	733,770	13,978,319

	1/1/2010	—	—	—	—	—	—	534,958	10,190,950
Leslie Moonves	10/19/2007	3,750,000	1,250,000	28.70	10/19/2015	—	—	—	—

	4/2/2009	216,763	650,289	5.20	2/24/2017	—	—	—	—

	10/16/2009	600,000	1,800,000	13.09	10/16/2017	—	—	—	—

	3/1/2010	—	3,000,000	13.43	3/1/2018	—	—	—	—

	10/1/2009	—	—	—	—	—	—	788,246	15,016,086

	2/23/2010	—	—	—	—	—	—	368,663	7,023,030

	2/23/2010	—	—	—	—	307,219	5,852,522	—	—
Joseph R. Ianniello	5/25/2006	56,221	—	26.30	5/25/2014	—	—	—	—

	9/6/2006	8,494	—	28.30	9/6/2014	—	—	—	—

	3/6/2007	75,757	25,253	30.94	3/6/2015	—	—	—	—

	2/28/2008	70,093	70,093	23.96	2/28/2016	—	—	—	—

	2/24/2009	156,791	470,376	5.20	2/24/2017	—	—	—	—

	3/1/2010	—	241,935	13.43	3/1/2018	—	—	—	—

	3/6/2007	—	—	—	—	808	15,392	—	—

	3/6/2007	—	—	—	—	—	—	3,232	61,570

	2/28/2008	—	—	—	—	2,504	47,701	—	—

	2/28/2008	—	—	—	—	—	—	10,958	208,750

	2/24/2009	—	—	—	—	67,068	1,277,645	—	—

	2/23/2010	—	—	—	—	—	—	82,949	1,580,178

	2/23/2010	—	—	—	—	69,124	1,316,812	—	—
Louis J. Briskman	5/25/2006	149,925	—	26.30	5/25/2014	—	—	—	—

	3/6/2007	151,515	50,505	30.94	3/6/2015	—	—	—	—

	2/28/2008	116,822	116,822	23.96	2/28/2016	—	—	—	—

	9/23/2008	177,304	88,653	14.85	9/23/2016	—	—	—	—

	2/24/2009	264,583	910,404	5.20	2/24/2017	—	—	—	—

	3/1/2010	—	241,935	13.43	3/1/2018	—	—	—	—

	3/6/2007	—	—	—	—	1,616	30,785	—	—

	3/6/2007	—	—	—	—	—	—	6,464	123,139

	2/28/2008	—	—	—	—	4,172	79,477	—	—

	2/28/2008	—	—	—	—	—	—	18,264	347,929

	9/23/2008	—	—	—	—	26,936	513,131	—	—

	2/24/2009	—	—	—	—	129,807	2,472,823	—	—

	2/23/2010	—	—	—	—	—	—	82,949	1,580,178

	2/23/2010	—	—	—	—	69,124	1,316,812	—	—

		Option Awards				Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Anthony G. Ambrosio	5/25/2006	35,442	—	26.30	5/25/2014	—	—	—	—

	3/6/2007	75,757	25,253	30.94	3/6/2015	—	—	—	—

	2/28/2008	70,093	70,093	23.96	2/28/2016	—	—	—	—

	2/24/2009	101,187	364,162	5.20	2/24/2017	—	—	—	—

	3/1/2010	—	120,967	13.43	3/1/2018	—	—	—	—

	3/6/2007	—	—	—	—	808	15,392	—	—

	3/6/2007	—	—	—	—	—	—	3,232	61,570

	2/28/2008	—	—	—	—	2,504	47,701	—	—

	2/28/2008	—	—	—	—	—	—	10,958	208,750

	4/1/2008					601	11,449

	2/24/2009	—	—	—	—	51,923	989,133	—	—

	4/1/2009	—	—	—	—	401	7,639	—	—

	2/23/2010	—	—	—	—	—	—	41,475	790,099

	2/23/2010	—	—	—	—	34,562	658,406	—	—

	4/1/2010	—	—	—	—	970	18,479	—	—

(1)
Set forth below are schedules of vesting dates related to each grant date for the option awards and stock awards identified in the above table.

Grant Date	Option Awards Vesting Schedule

5/25/2006	25% vests on each of the first four anniversaries of the date of grant.

9/6/2006	25% vests on each of the first four anniversaries of the date of grant.

3/6/2007	25% vests on each of the first four anniversaries of the date of grant.

3/16/2007	25% vests on each of the first four anniversaries of the date of grant.

10/19/2007	25% vests on each of October 1, 2008 and the first two anniversaries thereof and 25% vests on September 30, 2011.

2/28/2008	25% vests on each of the first four anniversaries of the date of grant.

9/22/2008	25% vests on each of the first four anniversaries of the date of grant.

9/23/2008	33 1/3% vests on each of the first two anniversaries of the date of grant and the final 33 1/3% vests on September 30, 2011.

2/24/2009	25% vests on each of the first four anniversaries of the date of grant.

4/2/2009	25% vests on each of the first four anniversaries of the date of grant.

10/16/2009	25% vests on each of the first four anniversaries of the date of grant.

3/1/2010	25% vests on each of the first four anniversaries of the date of grant.

Grant Date	Stock Awards Vesting Schedule	Type

1/1/2007	0-300% with respect to the second half of the award may vest, subject to the satisfaction of performance conditions applicable to PSU grants awarded to other senior executives in 2007, for the three-year measurement period ending December 31, 2010, since, pursuant to the terms of Mr. Redstone's employment agreement, the terms and conditions of the senior executive PSU grants in 2007 were more favorable.	PSU

3/6/2007	Approximately 42% vests on each of the first and second anniversaries of the date of grant and approximately 8% vests on each of the third and fourth anniversaries of the date of grant, subject to the satisfaction of performance conditions for 2007.	RSU

3/6/2007	0-200% for the second half of the award vests on fourth anniversary of the date of grant, subject to the satisfaction of performance conditions for the three-year measurement period ending December 31, 2010.	PSU

1/1/2008	0-300% of the award vests subject to the satisfaction of performance conditions for the three-year measurement period ending December 31, 2010; provided that pursuant to the terms of Mr. Redstone's employment agreement, 0-300% with respect to each half of the award may vest subject to the satisfaction of performance conditions applicable to PSU grants awarded to other senior executives in 2008, for the three-year measurement periods ending December 31, 2010 and December 31, 2011, respectively, if the terms and conditions of the senior executive PSU grants in 2008 were more favorable.	PSU

2/28/2008	Approximately 42% vests on each of the first and second anniversaries of the date of grant and approximately 8% vests on each of the third and fourth anniversaries of the date of grant, subject to the satisfaction of performance conditions for 2008.	RSU

2/28/2008	0-200% for half of the award vests, subject to the certification of the satisfaction of performance conditions for the three-year measurement period ending December 31, 2010, and 0-200% for half of the award vests subject to the satisfaction of performance conditions for the three-year measurement period ending December 31, 2011.	PSU

4/1/2008	100% vests on the third anniversary of the date of grant.	RSU (FtF grant)

9/23/2008	33 1/3% vests on each of the first two anniversaries of the date of grant and the final 33 1/3% vests on September 30, 2011, subject to the satisfaction of performance conditions for 2009.	RSU

1/1/2009	0-300% of the award vests subject to the satisfaction of performance conditions for the three-year measurement period ending December 31, 2011.	PSU

2/24/2009	25% vests on each of the first four anniversaries of the date of grant, subject to the satisfaction of performance conditions for 2009.	RSU

4/1/2009	33 1/3% vests on the first three anniversaries of the date of grant.	RSU (FtF grant)

10/1/2009	0-120% of the award conditionally vests on October 1, 2010, subject to the degree of achievement of performance conditions for 2010. For more information on the performance conditions applicable to this award, see the discussion under "Compensation Discussion and Analysis—Long Term Incentive Programs—Performance Goals for LTMIP Awards."	RSU

1/1/2010	0-300% of the award vests subject to the satisfaction of performance conditions for the three-year measurement period ending December 31, 2012.	PSU

2/23/2010	0-120% of award vests in 25% increments on each of the first four anniversaries of the date of grant, except with respect to Mr. Moonves' award, 0-120% of which vests on the later of the first anniversary of the date of grant or the Compensation Committee certification date, in each case, subject to the degree of achievement of performance conditions for 2010. For more information on the performance conditions applicable to these awards, see the discussion under "Compensation Discussion and Analysis—Long Term Incentive Programs—Performance Goals for LTMIP Awards."	RSU

Grant Date	Stock Awards Vesting Schedule	Type

2/23/2010	25% vests on each of the first four anniversaries of the date of grant, except with respect to Mr. Moonves' award, 33 1/3% of which vests on each of the first three anniversaries of the date of grant.	RSU

4/1/2010	33 1/3% vests on the first three anniversaries of the date of grant.	RSU (FtF grant)
(2)
For RSUs with a grant date of 10/1/2009 and 2/23/10, amounts in these columns reflect actual achievement of the maximum level of the applicable performance conditions for the period ending 12/31/10. These RSUs vest after 12/31/10, in accordance with the vesting schedule set forth in footnote 1 above. For PSUs with a grant date of 1/1/07 and 3/6/07, amounts in these columns reflect actual achievement for the 1/1/08-12/31/10 measurement period resulting in the payment of the target number of shares. For PSUs with a grant date of 1/1/08 and 2/28/08, amounts in these columns reflect the total resulting from: (i) actual achievement for the 1/1/08-12/31/10 measurement period resulting in the payment of 75% of the target number of shares, and (ii) achievement assuming a truncated two-year measurement period ending 12/31/10 (rather than the actual 1/1/09-12/31/11 measurement period) which would result in the payment of 187.6% of the target number of shares (for Mr. Redstone's PSUs) and 143.8% of the target number of shares (for Messrs. Ianniello, Briskman and Ambrosio). For PSUs with a grant date of 1/1/09 and 1/1/10, amounts in these columns reflect achievement assuming truncated two-year and one-year measurement periods, respectively, ending 12/31/10, (rather than the actual 1/1/09-12/31/11 and 1/1/10-12/31/12 measurement periods, respectively), which would result in the payment of 187.6% and 249.2%, respectively, of the target number of shares.

Option Exercises and Stock Vested During 2010

              The following table sets forth information concerning each exercise of stock options and the vesting of RSUs and PSUs during 2010 for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Sumner M. Redstone	—	—	47,483	625,351
Leslie Moonves	—	—	569,456	7,489,469
Joseph R. Ianniello	—	—	36,663	491,852
Louis J. Briskman	38,885	420,236	125,161	1,726,928
Anthony G. Ambrosio	20,200	261,994	30,461	408,767

(1)
Represents RSUs and PSUs that vested during 2010.

(2)
Represents the number of RSUs and PSUs that vested during 2010, multiplied by the closing price of the Company's Class B Common Stock on the NYSE on the applicable vesting date.

Pension Benefits in 2010

              The following tables set forth information concerning each qualified and nonqualified defined benefit pension plan that provides payments in connection with retirement with respect to each of the named executive officers. The first table sets forth information with respect to pension plans pursuant to which named executive officers were accruing benefits as of December 31, 2010, and the second table sets forth information with respect to pension plans pursuant to which named executive officers had an accumulated benefit but were not accruing benefits as of December 31, 2010.

Pension plans pursuant to which named executive officers were accruing benefits as of December 31, 2010:

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Sumner M. Redstone	Qualified—CBS Retirement Plan (CRP)	7.7	58,387	6,224	(3)

	Nonqualified—CBS Retirement Excess Pension Plan	7.7	96,171	—
Leslie Moonves (4)	Qualified—CBS Retirement Plan (CRP)	6.5	207,101	—

	Nonqualified—CBS Retirement Excess Pension Plan	6.5	995,187	—
Joseph R. Ianniello	Qualified—CBS Retirement Plan (CRP)	7.0	77,549	—

	Nonqualified—CBS Retirement Excess Pension Plan	7.0	196,967	—
Louis J. Briskman (4)	Qualified—CBS Retirement Plan (CRP)	5.3	176,946	—

	Nonqualified—CBS Retirement Excess Pension Plan	5.3	430,483	—
Anthony G. Ambrosio	Qualified—CBS Retirement Plan (CRP)	5.0	63,023	—

	Nonqualified—CBS Retirement Excess Pension Plan	5.0	187,215	—

(1)
The years of credited service under the plans identified in the table above differ from the years of actual service with respect to Messrs. Redstone, Moonves, Ianniello, Briskman and Ambrosio, who have been employed by the Company since 1996, 1995, 1997, 1975 and 1985, respectively. However, their participation in these plans began in the following years, at which time their respective credited service for benefit accruals began: Mr. Redstone, 2003; Messrs. Moonves and Ianniello, 2004; and Mr. Briskman, 2005. With respect to Mr. Ambrosio, his participation began in 2010, when he became eligible to participate in the CRP and CBS Retirement Excess Pension Plan, with credited service from January 1, 2006 (the time of the Separation). Prior to their participation in these plans, Messrs. Moonves, Ianniello, Briskman, and Ambrosio participated in the pension plans identified in the table set forth below.

(2)
The present value of each named executive officer's accumulated benefit at December 31, 2010 in these plans was calculated assuming commencement of benefits at age 65 (except with respect to Mr. Redstone) for (i) the CRP-related benefits, a discount rate of 5.70% and mortality rates in accordance with the RP2000 Sex distinct mortality table and (ii) the CCPP-related benefits, a discount rate of 5.10% and mortality rates in accordance with the UP94 Sex distinct mortality table. Since Mr. Redstone is above the plan's normal retirement age, the present value calculations assume immediate commencement.

(3)
Mr. Redstone receives certain minimum required payments from the CRP on a monthly basis.

(4)
Messrs. Moonves and Briskman are eligible for early retirement, since they are at least 55 years of age and have provided at least 10 years of eligibility service, but have not yet reached 65, the normal retirement age. See the description of the CRP and CCPP below for information about the effect of early retirement.

Pension plans pursuant to which named executive officers had an accumulated benefit but were not accruing benefits as of December 31, 2010:

Name	Benefit Accrual Status	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Sumner M. Redstone	N/A	N/A	N/A	N/A	N/A
Leslie Moonves (3)	Frozen Benefit	Qualified—Cash Balance Component of CBS Combined Pension Plan (CCPP)	9.0	130,653	—

	Frozen Benefit	Nonqualified—CBS Supplemental Executive Retirement Plan (SERP)	9.0	1,474,708	—

	Frozen Benefit	Nonqualified—CBS Bonus Supplemental Executive Retirement Plan	3.8	429,660	—
Joseph R. Ianniello	Frozen Benefit	Qualified—Cash Balance Component of CCPP	6.3	39,742	—

	Frozen Benefit	Nonqualified—SERP	6.3	5,032	—
Louis J. Briskman (3)(4)	Frozen Benefit; In Pay Status	Qualified—Group W Component of CCPP	27.7	105,272	8,962

	Frozen Benefit; In Pay Status	Nonqualified—Westinghouse Executive Pension Plan (WEPP)	26.5	1,866,722	158,921

	Frozen Benefit; In Pay Status	Nonqualified—Executive Supplemental Pension Arrangement	28.5	6,122,728	521,249
Anthony G. Ambrosio	Frozen Benefit	Qualified—Cash Balance Component of CCPP	25.5	175,869	—

	Frozen Benefit	Nonqualified—SERP	25.5	53,605	—

	Frozen Benefit	Nonqualified—CBS Bonus SERP	14.1	26,835	—

(1)
The years of credited service under the plans identified in the table above differ from the years of actual service with respect to Messrs. Moonves, Ianniello, Briskman and Ambrosio, who have been employed by the Company since 1995, 1997, 1975 and 1985, respectively. With respect to Messrs. Moonves, Ianniello, and Ambrosio, their respective years of credited service under these plans reflect actual service through the date on which these plans froze their respective benefit accruals, as follows: CCPP and SERP for Messrs. Moonves and Ianniello, 2004; CCPP and SERP for Mr. Ambrosio, 2010; CBS Bonus Supplemental Executive Retirement Plan for Messrs. Moonves and Ambrosio, 1999. Mr. Briskman has been receiving benefits under the CCPP since 2002, and the WEPP and his supplemental pension arrangement since 2004; his years of credited service under these plans reflect actual service and additional credited service in accordance with the provisions of the plans.

(2)
The present value of each named executive officer's accumulated benefit at December 31, 2010 in these plans was calculated assuming commencement of benefits at age 65 (except for Mr. Briskman, see footnote (4) below), a discount rate of 5.10% and mortality rates in accordance with the UP94 Sex distinct mortality table.

(3)
Messrs. Moonves and Briskman are eligible for early retirement, since they are at least 55 years of age and have provided at least 10 years of vesting service, but have not yet reached 65, the normal retirement age. See the description of the CCPP below for information about the effect of early retirement.

(4)
Mr. Briskman's benefits are valued using an immediate single life factor, rather than assuming commencement at age 65, since he is currently receiving benefits. His active participation in these plans ended on December 31, 2001, following his departure from a CBS subsidiary of Former Viacom, and he began receiving benefits under the CCPP in 2002 and the WEPP and supplemental pension arrangement in 2004. Mr. Briskman returned to the Company on September 6, 2005, whereupon he received credit in the CBS Retirement Plan and CBS Retirement Excess Pension Plan for his service with the former CBS Corporation prior to September 6, 2005 for purposes of eligibility and vesting, but not for benefit accrual.

Description of Pension Benefits

              The Company currently maintains several qualified and nonqualified defined benefit plans as a result of various mergers, acquisitions and divestitures involving the Company and its various businesses, as well as changes implemented by the Company and its predecessors in retirement programs. Most of these plans, including all of the plans identified below, are closed to new participants and operate only for employees who are grandfathered into these plans. The Company's practice is generally not to grant additional years of benefit accrual service under the pension plans. The normal retirement age for all Company-sponsored pension plans is 65. See the two immediately preceding tables for the named executive officers' participation in these plans.

Pension plans pursuant to which named executive officers were accruing benefits as of December 31, 2010:

CBS Retirement Plan (CRP)

              All of the named executive officers participate in the CRP, a tax-qualified defined benefit plan. Participation in the CRP begins on the later of the date an eligible employee attains age 21 or completes one year of eligibility service. The plan has been frozen to new participants since June 2010. Employees are fully vested in their accrued benefit upon completion of five full years of vesting service. The Company pays the entire cost of the benefits provided by the CRP. Eligible compensation for purposes of qualified plans is limited by federal law; for 2010, the limit was $245,000 (the "Annual Limit").

              For each year of credited service up to a maximum of 30 years, the benefit formula for calculating an age 65 accrued benefit under the CRP is 1.25% of the participant's final average compensation up to the Social Security covered compensation amount, plus 1.75% of the participant's final average compensation above the Social Security covered compensation amount. Final average compensation includes eligible salary, commissions, overtime and short-term incentive awards. If an employee who participates in the CRP reaches age 55 with 10 years of eligibility service, he or she is considered eligible for an early retirement benefit. The reductions for retiring early are 6% per year for each year that the benefit begins between ages 65 and 60, plus 4% per year for each year that the benefit begins between ages 60 and 55. The normal forms of payment for a married or single participant are a 50% joint and survivor annuity or single life annuity, respectively. All optional forms of payment under the CRP are actuarially equivalent to the normal forms of payment.

CBS Retirement Excess Pension Plan (CREPP)

              The Company maintains an unfunded nonqualified defined benefit plan to provide benefits to employees who are participants in the CRP and whose annual base salary and commissions exceed the Annual Limit. The benefits under the CREPP are calculated using the CRP formula and eligible compensation in excess of the Annual Limit. Early retirement reduction factors are identical to those of the CRP. The maximum amount of total annual compensation that may be taken into account under the CRP and the CREPP is $750,000, except with respect to Messrs. Redstone and Moonves. For Mr. Redstone, who is also eligible to participate in the Viacom pension and excess pension plans, the amount of compensation that can be taken into account is $375,000. Pursuant to the terms of Mr. Moonves' employment agreement, the amount of compensation that can be taken into account for him equals the amount of his base salary. Employees are fully vested in their accrued CREPP benefit upon completion of five full years of vesting service. The normal forms of payment for a married or single participant are a 50% joint and survivor annuity or single life annuity, respectively. All optional forms of payment under the CREPP are actuarially equivalent to the normal form of payment.

CBS Combined Pension Plan (CCPP)

              The Company maintains the CCPP, a tax-qualified defined benefit plan for eligible employees who satisfy age and service requirements. The CCPP contains five separate plans (or components) and has been frozen to new participants since March 31, 1999. Messrs. Moonves, Ianniello and Ambrosio

have frozen benefits in the Cash Balance Component, and Mr. Briskman has accumulated benefits in payment status under the Group W Component. For all of the components, employees are fully vested in their accrued benefit upon completion of five years of vesting service. The Company pays the cost of the benefits provided by the CCPP. Eligible compensation for purposes of the CCPP is limited to the Annual Limit. Early retirement reductions differ in each of these components of the CCPP; however, early retirement eligibility is defined as age 55 with 10 years of vesting service while actively employed for each component.

              Cash Balance Component:    The cash balance benefit is expressed in the form of a hypothetical account balance. Benefits accrue monthly at a rate generally between 2%-12% of eligible compensation; the rate may increase with service. Eligible compensation is generally base salary. Interest credits are applied monthly to the prior month's balance, with a minimum of 5%. The normal forms of payment for a married or single participant are a 50% joint and survivor annuity or single life annuity, respectively; however, a lump sum payment option is available for this benefit. All optional forms of payment under the Cash Balance Component are actuarially equivalent to the normal form of benefit. There is no separate eligibility for early retirement as benefits are eligible for commencement upon termination from employment at any age.

              Group W Component:    The participant receives a monthly pension equal to the greater of $31 for each year of participation or 1/12 of 2% of annual pensionable wages for each year of participation. Pensionable wages include base pay, certain overtime pay and 50% of short-term incentive awards. While early retirement reduction provisions vary, as applied to the named executive officers hired prior to 1995 with less than 30 years of vesting service, the plan requires a reduction of 1/3 of 1% for each month the retirement date precedes age 65 (4% per year) down to age 60, with additional reductions using an IRS-approved mortality table and an annual interest rate of 7% for commencement prior to age 60.

Pension plans pursuant to which named executive officers had an accumulated benefit but were not accruing benefits as of December 31, 2010:

CBS Supplemental Executive Retirement Plan (SERP)

              The Company maintains the SERP, an unfunded nonqualified defined benefit plan, for eligible employees who participate in the CCPP whose annual base salary exceeds the Annual Limit. The benefits under the SERP applicable to the named executive officers are calculated using the Cash Balance Component formula generally using base salary in excess of the Annual Limit. The normal form of payment is a single life annuity. All optional forms of payment under the SERP are actuarially equivalent to the normal form of payment.

CBS Bonus Supplemental Executive Retirement Plan (Bonus SERP)

              The Company established the Bonus SERP, an unfunded nonqualified defined benefit plan, to provide benefits based on short-term incentive awards to certain employees who are participants in the CCPP. This plan has been frozen to new participants since March 31, 1999, at which time all benefits vested. The benefit is based on 50% of the average of a participant's highest five consecutive short-term incentive awards for the last 10 years, multiplied by 1.7% times credited service up to a maximum of 35. Early retirement reduction factors are identical to those of the applicable CCPP component. The normal form of payment is a single life annuity. All optional forms of payment under the Bonus SERP are actuarially equivalent to the normal form of payment.

Westinghouse Executive Pension Plan (WEPP)

              The WEPP is an unfunded nonqualified defined benefit plan, which provides benefits based upon an executive's final average compensation which are offset by benefits payable under the CCPP. This plan has been closed to new participants since March 31, 1999, at which time all benefits vested. The WEPP normal retirement formula is as follows: the sum of the participant's average monthly base salary and average monthly short-term incentive awards is multiplied by the product of the participant's executive service times 1.47%. The early retirement reduction factors for the WEPP are identical to those in the Group W Component of the CCPP. The normal form of payment is a single life annuity. All optional forms of payment under the WEPP are actuarially equivalent to the normal form of payment.

Executive Supplemental Pension Arrangement

              Pursuant to an agreement dated March 2, 1999, as amended on May 3, 2000, Mr. Briskman received monthly supplemental pension payments during 2010 under an unfunded nonqualified defined benefit arrangement. Mr. Briskman's payments under this arrangement are paid in the form of a single life annuity and are offset by benefits payable under the Group W Component of the CCPP and the WEPP. These payments are based on the WEPP benefit formula using certain assumptions with respect to final average compensation, average monthly base salary, average monthly short-term incentive awards and executive service, as set forth in the agreement. Early retirement reductions did not apply to this arrangement.

Nonqualified Deferred Compensation in 2010

              The following table sets forth information concerning nonqualified deferred compensation.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)		Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($)
Sumner M. Redstone	Deferred salary plans	0	0	8,845,656	(4)	0		(19,636,596	)(5)

	Deferred bonus plans	0	0	0		0		0
Leslie Moonves	Deferred salary plans	508,500	19,200	1,608,045		0		15,021,599

	Deferred bonus plans	0	0	185,597		0		1,743,285
Joseph R. Ianniello	Deferred salary plans	62,750	15,150	51,502		0		332,482

	Deferred bonus plans	0	0	0		0		0
Louis J. Briskman	Deferred salary plans	115,550	15,150	79,611		0		619,035

	Deferred bonus plans	0	0	64,432		189,159	(6)	356,257
Anthony G. Ambrosio	Deferred salary plans	53,446	17,815	62,077		0		368,102

	Deferred bonus plans	0	0	0		0		0

(1)
Executive contributions pursuant to deferred salary and bonus plans are included in the "Salary" and "Bonus" columns, respectively, in the Summary Compensation Table for Fiscal Year 2010.

(2)
Amounts reported are included in the "All Other Compensation" column of the Summary Compensation Table for Fiscal Year 2010.

(3)
Amounts reflect earnings or losses on all amounts deferred in 2010 and prior years in nonqualified plans. No portion of these amounts is included in the Summary Compensation Table for Fiscal Year 2010, as none of these plans or arrangements provide for above-market or preferential earnings, except with respect to Mr. Redstone, as noted in footnote (6) to the Summary Compensation Table for Fiscal Year 2010.

(4)
On March 16, 2007, the $10,334,370 balance of Mr. Redstone's deferred salary compensation account, which was fully vested, was converted to unvested SOEs of equal value that have an exercise price of $30.21 (which was the closing price of the Company's Class B Common Stock on that date) and an eight-year term, and that vested in equal installments over four years. The amount in this column reflects the appreciation in the stock underlying the SOEs during 2010 (i.e., $8,840,345) and the earnings on amounts deferred under the Excess 401(k) Plan (i.e., $5,311). See "Employment Agreements—Sumner M. Redstone" for further information on the SOEs.

(5)
Amount reflects the cash balance of Mr. Redstone's Excess 401(k) Plan (i.e., $95,054) plus the intrinsic value of the SOEs at December 31, 2010 (i.e., -$19,731,650), which reflects the depreciation in the value of the SOEs from the conversion on March 16, 2007 through December 31, 2010. The market value of the SOEs as of December 31, 2010 was $0.

(6)
Mr. Briskman is currently receiving a distribution of amounts he deferred under the CBS Deferred Incentive Compensation Program prior to his departure from the Company in 2002.

Description of Nonqualified Deferred Compensation

              Set forth below is information with respect to each plan under which deferrals of compensation are reflected in the table above.

Deferred Salary Plans

CBS Excess 401(k) Plan for Designated Senior Executives (Excess 401(k) Plan)

              The Company maintains supplemental 401(k) plans, including the Excess 401(k) Plan, an unfunded nonqualified deferred compensation plan intended to provide benefits to employees who are eligible to participate in the CBS 401(k) Plan and whose annual base salary exceeds the Annual Limit. A participant can defer between 1% and 15% of his or her eligible compensation through payroll deductions on a pre-tax or Roth 401(k) basis. Eligible compensation generally includes base pay or salary, including before-tax contributions to the CBS 401(k) Plan and the Company's group health plan, flexible spending accounts and contributions to the commuter reimbursement account plan, plus overtime, commissions, hazard pay and shift differential pay. For 2010, the Company matched Excess 401(k) Plan contributions based on the rate of matching contributions under the CBS 401(k) Plan (60% of the amount deferred up to the first 5% of eligible compensation on pre-tax and Roth 401(k) contributions), and Company contributions are fully vested after five years of service. Matching contributions made by the Company to the CBS 401(k) Plan and the Excess 401(k) Plan together will not be made with respect to compensation in excess of $750,000. For Mr. Redstone, who is eligible to participate in the Viacom 401(k) and 401(k) excess plans, the amount of compensation that can be taken into account for Company matching amounts is limited to $375,000.

              Deferred amounts are reflected in phantom accounts and are credited with earnings and/or losses as if the deferred amounts were actually invested in accordance with the participant's investment elections under the CBS 401(k) Plan. The Company's matching contributions, which are made in shares of the Company's Class B Common Stock, are also reflected in phantom accounts. The CBS 401(k) Plan offers 20 investment options in which Excess 401(k) Plan balances may be notionally invested, and participants may change or reallocate investment directions on any business day on which the NYSE is open. The vested portion of a participant's Excess 401(k) Plan account is distributed in cash after termination of employment in accordance with the participant's distribution election, either in a lump sum or in installments. All of the named executive officers actively participate in the Excess 401(k) Plan, except for Mr. Redstone, although he does maintain a balance in the Excess 401(k) Plan.

CBS Supplementary Employee Investment Fund (SEIF)

              The SEIF was established to provide benefits to employees who were eligible to participate in the former CBS Corporation's qualified defined contribution plan and whose annual base salary exceeded the annual Code limit on qualified plan compensation during the applicable years. This nonqualified deferred compensation plan, which is funded using a rabbi trust, was closed to new participants as of 1998 and ceased permitting new contributions effective as of January 1, 2002. Participants were permitted to contribute 1% to 12.5% of their eligible compensation, which was matched by the former CBS Corporation. Eligible compensation generally included base pay or salary and excluded bonus payments, overtime compensation, deferred compensation and additional compensation. The SEIF offers six investment options for employee contribution amounts. Company matching contributions are reflected in a phantom account consisting of the Company's Class B Common Stock. Payouts under the SEIF are made in accordance with the participant's distribution election, either in a lump sum payment or installment payments. Mr. Moonves has a balance in this plan.

CBS Deferred Compensation Arrangements

              The Company previously required certain senior executives to defer specified amounts of their base salary compensation, as determined by their respective employment contracts. Deferred amounts are held in phantom accounts and are credited with earnings and/or losses as if the deferred amounts were actually invested in accordance with the participant's investment elections under the CBS 401(k) Plan. These arrangements are not funded. Distributions are made in accordance with the individual's respective employment contract. Mr. Moonves has a deferred compensation balance in connection with these arrangements due to deferral requirements from a prior employment contract with the Company.

Deferred Bonus Plans

CBS Bonus Deferral Plan for Designated Senior Executives (BDP)

              The Company maintains bonus deferral plans, including the BDP, an unfunded nonqualified deferred compensation plan intended to provide benefits to employees who are eligible to participate in the CBS 401(k) Plan and whose annual base salary exceeds the Annual Limit. Participants can defer between 1% and 15% of their short-term incentive plan bonus to the BDP on a pre-tax basis. Deferred amounts in the BDP are held in phantom accounts and are credited with earnings and/or losses as if the deferred amounts were actually invested in accordance with the participant's investment elections under the CBS 401(k) Plan. Amounts deferred under the BDP are distributed in cash after termination of employment in accordance with the participant's distribution election, either in a lump sum or installments. None of the named executive officers made elections to defer bonus amounts earned in 2010. Mr. Moonves is the only named executive officer who maintains a balance in this plan.

CBS Deferred Incentive Compensation Program (ICP)

              Under the ICP, eligible participants were permitted to defer up to 100% of their performance awards, including bonuses. No new contributions have been made to this nonqualified deferred compensation program, which is funded using a rabbi trust, since 2001. Prior to January 1, 1998, deferred amounts were treated as if invested in debentures with a face value of $100. Debentures were deemed convertible into a certain number of shares of the Company's common stock. At the time a deferred installment is paid, the employee receives the greater value of (i) the cash amount equal to the face value of the debentures due for such installment, plus cash equal to accrued interest on the deferred amount at a 10-year U.S. Treasury bond rate, or (ii) shares of common stock equal to the number of shares into which the debentures due for such installment are convertible, plus cash equal to accrued interest on the deferred amount at a 10-year U.S. Treasury bond rate. The Company may choose to pay the entire value in cash, the Company's Class B Common Stock or a combination of stock and cash. Amounts are paid either in a lump sum or installments following termination of service, as elected by the participant. Mr. Briskman has a balance in the ICP and is currently receiving installment distributions under the ICP.

              For amounts deferred after January 1, 1998, eligible employees could elect to defer up to 100% of their annual incentive award. Amounts deferred are credited with interest based on the one-year U.S. Treasury bill rate (or such other rate as determined by the Compensation Committee), reset every January. Deferred amounts are paid either (i) in a lump sum in any future year not later than the year of normal retirement or (ii) in a lump sum or annual installments after termination of employment.

Deferrals Under the Company's Long-Term Management Incentive Program

              The Compensation Committee may permit deferral of any awards granted pursuant to the LTMIP. These arrangements are not funded. No executives have elected to defer such awards for 2010. Should an executive elect to defer his or her RSUs, such deferred RSUs would accrue dividend equivalents in the event the Company pays a regular cash dividend on the Company's Class B Common Stock and the dividend equivalents would convert annually into additional deferred RSUs. Dividend equivalents would accrue on the deferred RSUs (including the RSUs annually converted from dividend equivalents) until the RSUs are settled, at which time the dividend equivalents (including those converted annually from dividend equivalents) would become payable in shares of the Company's Class B Common Stock.

Potential Payments Upon Termination

              During 2010, all of the named executive officers had employment agreements providing for separation payments upon certain types of termination of employment. The table below sets forth estimated potential payments that would be made to a named executive officer if his employment had terminated as of December 31, 2010. In determining the benefits payable upon certain terminations of employment, the Company has assumed in all cases that the executive has complied and continues to comply with all of the restrictive and other covenants included in his employment agreement and has not become employed by a new employer in those cases where the employment agreement requires mitigation by the executive. The table reflects incremental payments and benefits that would be owed by the Company to the executive beyond what the named executive officer had earned as of December 31, 2010, and does not reflect benefits that are provided pursuant to plans or arrangements that do not discriminate in favor of executive officers and are available generally to all salaried employees, such as amounts accrued under the CBS 401(k) and 401(k) excess plans, accumulated and vested benefits under the Company's pension plans, disability benefits and accrued vacation pay. Payments made to a named executive officer would be made subject to any applicable requirements of Section 409A of the Code.

		Continuation of Salary ($)(1)	Annual Bonus Continuation ($)(2)	Incremental Pension Benefit ($)	Continuation of Medical, Dental and Life Insurance ($)(3)	Acceleration of Equity Awards ($)(4)
Sumner M. Redstone (5)
•	Termination for Cause	0	0	0	0	0
•	Voluntary termination	0	0	0	0	0
•	Without Cause termination	0	0	0	0	30,426,618
•	Death	0	0	0	0	31,055,344
•	Disability	0	0	0	0	30,426,618
Leslie Moonves
•	Termination for Cause	0	0	0	0	0
•	Voluntary termination without Good Reason	0	0	0	0	0
•	Without Cause termination	10,500,000	38,000,000	2,905,087	707,683	64,486,122
•	Good Reason termination	10,500,000	38,000,000	2,905,087	707,683	64,486,122
•	Death	0	0	0	0	64,486,122
•	Disability	0	0	0	645,408	64,486,122
Joseph R. Ianniello
•	Termination for Cause	0	0	0	0	0
•	Voluntary termination without Good Reason	0	0	0	0	0
•	Without Cause termination	3,000,000	6,000,000	0	46,052	12,305,774
•	Good Reason termination	3,000,000	6,000,000	0	46,052	10,177,429
•	Death	0	0	0	0	221,513
•	Disability	0	0	0	0	193,662

		Continuation of Salary ($)(1)	Annual Bonus Continuation ($)(2)	Incremental Pension Benefit ($)	Continuation of Medical, Dental and Life Insurance ($)(3)	Acceleration of Equity Awards ($)(4)
Louis J. Briskman
•	Termination for Cause	0	0	0	0	0
•	Voluntary termination without Good Reason	0	0	0	0	0
•	Without Cause termination	1,950,000	2,550,000	0	1,474	13,520,939
•	Good Reason termination	1,950,000	2,550,000	0	1,474	13,520,939
•	Death	0	0	0	0	9,846,937
•	Disability	0	0	0	0	5,257,560
Anthony G. Ambrosio
•	Termination for Cause	0	0	0	0	0
•	Voluntary termination without Good Reason	0	0	0	0	0
•	Without Cause termination	1,125,000	956,250	0	33,893	5,374,143
•	Good Reason termination	1,125,000	956,250	0	33,893	5,374,143
•	Death	0	0	0	0	221,513
•	Disability	0	0	0	0	193,662

(1)
Amounts reflect, with respect to Mr. Moonves, three times his annual base salary; with respect to Mr. Ianniello, the continuation of his base salary for a period of 24 months, in this instance, January 1, 2011 through December 31, 2012; and with respect to each of Messrs. Briskman and Ambrosio, the continuation of his base salary for a period of 18 months, in this instance, January 1, 2011 through June 30, 2012.

(2)
For terminations without "Cause" or for "Good Reason": for Mr. Moonves, amounts reflect the payment of three times the average of the last three completed calendar year bonuses, with his target bonus included for 2010; for Mr. Ianniello, amounts reflect the payment of 24 months' worth of his target bonus; for Mr. Briskman, amounts reflect the payment of 18 months' worth of bonus, which is based on the average of the bonuses paid for the two calendar years preceding the calendar year of his termination; and for Mr. Ambrosio, amounts reflect 18 months' worth of target bonus. With respect to a December 31, 2010 termination date, bonuses for the period January 1, 2010 through December 31, 2010 (as determined by the Compensation Committee, which would have been earned by the named executive officers) are not included as "Annual Bonus Continuation." These bonus amounts, if the Committee were to approve bonuses for the named executive officers at target levels, would be the following for 2010: Mr. Redstone, $5,000,000; Mr. Moonves, $12,000,000; Mr. Ianniello, $3,000,000; Mr. Briskman, $1,495,000; and Mr. Ambrosio, $637,500.

(3)
The amounts shown for Messrs. Moonves, Ianniello and Ambrosio reflect the Company's cost of providing continued health insurance benefits and life insurance coverage as provided in their employment agreements. Upon termination, Mr. Briskman will be entitled to receive, independent of his employment agreement, continued medical benefits previously earned under the CBS retiree medical program. The amount shown for Mr. Briskman reflects the Company cost of providing continued life insurance coverage as provided in his employment agreement.

(4)
The calculation of the value associated with the acceleration of the vesting of equity grants, in the case of stock awards, was based on the closing price of the Company's Class B Common Stock on December 31, 2010, which was $19.05, and, in the case of options, was based on the difference between such closing price and the exercise price of the option. For the PRSUs awarded on October 1, 2009 to Mr. Moonves and on February 23, 2010 to the named executive officers (other than Mr. Redstone), because the Compensation Committee in February 2011 certified that the Company's performance exceeded the performance goals for these grants by more than 120%, the amounts shown reflect acceleration of all or a portion, as applicable, of 120% of the target award as of December 31, 2010.

With respect to the 2007 and 2008 grants of PSUs to Messrs. Ianniello, Briskman and Ambrosio:

•
amounts included with respect to a "Without Cause" or "Good Reason" termination or a termination due to "Disability" reflect the value (determined as of December 31, 2010) of (i) the number of shares that would be delivered in settlement of the half of the 2007 and 2008 PSU awards subject to a measurement period ending December 31, 2010, with the 2007 PSU award reduced to 95% of such number based on the assumption that the executives' employment was terminated prior to the fourth anniversary of the grant date (i.e., March 6, 2011), and (ii) the number of shares that would be delivered in settlement of the remaining half of the 2008 PSU award, the calculation of which number of shares would be prorated based on the period of time from the beginning of each applicable measurement period until the assumed December 31, 2010 termination and would assume achievement of target performance level at the end of the applicable measurement period; and

•
amounts included with respect to a termination due to "Death" reflect the value (determined as of December 31, 2010) of the number of shares that would be delivered in settlement of each of the 2007 PSU award and the 2008 PSU award, determined as follows: (i) for the remaining half of the 2007 PSU award, the number of shares was determined using a full three-year measurement period for the portion of the award subject to a three-year measurement period ending December 31, 2010 (but capped at 95% of such number due to the executives having—under these post-termination scenarios—died prior to the fourth anniversary of the grant date (i.e., March 6, 2011)), and (ii) for the 2008 PSU award, the number of shares was determined using (a) a full three-year measurement period for the portion of the award subject to a three-year measurement period ending December 31, 2010, and (b) a two-year measurement period for the portion of the award subject to a three-year measurement period ending December 31, 2011 and prorated based on the period of time from the beginning of the applicable measurement period to the executive's assumed death on December 31, 2010.

In the case of Mr. Redstone, the number of shares to be delivered in settlement of outstanding PSUs is to be determined in accordance with the award schedule discussed in "Compensation Discussion and Analysis—Long-Term Incentive Programs—Performance Goals for LTMIP Awards—PSUs" based on a three-year performance period ending December 31, 2010, except with respect to his 2007 and 2008 PSU grants (during which years other senior executives were awarded PSUs). With respect to Mr. Redstone's 2007 and 2008 PSU grants, the terms and conditions applicable to PSUs granted to other senior executives in those years were more favorable. Accordingly, the above table reflects the value of the number of shares that would be delivered in settlement of Mr. Redstone's PSUs granted in 2007 and 2008, determined using the same methodology applicable to PSU grants made in 2007 and 2008 to Messrs. Ianniello, Briskman and Ambrosio shown above, with the exception that Mr. Redstone's 2007 PSU award would not be reduced to 95% of such number of shares. With respect to Mr. Redstone's 2009 and 2010 PSU awards, Mr. Redstone would be entitled to settlement of 50% of his target awards under these post-termination scenarios.

See the Outstanding Equity Awards at Fiscal Year-End 2010 table and accompanying footnotes for more information about the equity awards included in the above calculation.

(5)
Mr. Redstone's employment contract does not include a "Good Reason" clause.

              Mr. Moonves' employment agreement does not provide for post-termination payments solely in the event of a change-in-control, and the amount of payments to which he is entitled upon termination is not affected by whether the termination occurs before or after a change-in-control. Mr. Moonves' agreement provides for a "gross-up" in the event any payment or benefit owed to him under the agreement is subject to the excise tax imposed by Section 4999 of the Code. If the Company experienced a change-in-control on December 31, 2010, and Mr. Moonves was terminated on that date and such termination was determined to be contingent on the change-in-control, certain of Mr. Moonves' payments and benefits may trigger an excise tax imposed under Section 4999 of the Code. In connection with a termination "Without Cause" or for "Good Reason," the Company would owe Mr. Moonves, as a tax gross-up in respect of the excise tax, an amount equal to approximately 36% of the total value of the payment and benefits he would receive in connection with such termination.

              The employment agreements of each of Messrs. Ianniello and Ambrosio provide for a "cut-back" in the event any payment or benefit owed to him upon termination is subject to the excise tax imposed by Section 4999 of the Code, which means that the Company will reduce the payments and benefits payable to either of them, as applicable, in such instance so as to avoid the imposition of the excise tax.

Termination for Cause or Voluntary Termination Without Good Reason

              Each named executive officer's employment agreement includes a definition of "Cause" (as discussed below) for which the executive's employment may be terminated by the Company. The named executive officers will receive no additional payments and benefits under their respective employment agreements in the event of a termination by the Company for "Cause" or a named executive officer's voluntary termination without "Good Reason" (also discussed below).

Termination Without "Cause" by the Company or for "Good Reason" by the Named Executive Officer

              Each named executive officer will receive termination payments if the Company terminates his employment without "Cause" or, except for Mr. Redstone, if the named executive officer terminates employment with the Company for "Good Reason" pursuant to his employment agreement. Mr. Redstone's employment agreement does not include any provision on resignation for "Good Reason." If a termination without "Cause" or for "Good Reason" had occurred as of December 31, 2010, then, in addition to compensation the named executive officer would have earned as of the termination date and benefits generally available to all salaried employees (such as amounts accrued under the CBS 401(k) plans, accumulated and vested benefits under the Company's nonqualified deferred compensation and pension plans, disability benefits and accrued vacation pay):

  •
  Mr. Redstone would have received accelerated vesting of certain equity awards and the SOEs (for a termination without "Cause");

  •
  Mr. Moonves would have received (i) a cash severance amount equal to three times the sum of his salary at the time of termination and the average of the annual bonuses payable with respect to the last three completed calendar years in which he served as President and Chief Executive Officer of the Company; (ii) Company-paid medical and dental benefits for up to 36 months following termination; (iii) Company-paid life insurance until the end of the original employment term; (iv) accelerated vesting of outstanding equity awards; (v) up to three years of additional age and service credit under certain nonqualified supplemental retirement plans; (vi) certain incidental costs for office space and secretarial support; and (vii) interest on amounts delayed pursuant to Section 409A of the Code;

  •
  Mr. Ianniello would have received (i) a cash severance amount equal to two times the sum of his salary and target bonus in effect at the time of his termination; (ii) Company-paid medical and dental benefits for up to 24 months; (iii) Company-paid life insurance for 24 months; and (iv)(a) in the case of a termination without "Cause," accelerated vesting of all unvested stock options and RSUs, and (b) in the case of a termination for "Good Reason," accelerated vesting of the remainder of all unvested stock option and RSU grants that are at least 25% vested on the termination date and, with respect to any unvested stock option and RSU grants that are not at least 25% vested on the termination date, accelerated vesting of the unvested stock options and RSUs that would have vested during the 24-month period following his termination of employment;

  •
  Mr. Briskman would have received (i) a cash severance amount equal to 18 months of his annual salary; (ii) an additional cash severance amount equal to 18 months of the greater of his target bonus or the average of the annual bonuses payable with respect to the two calendar years preceding the calendar year of termination; (iii) Company-paid medical and dental benefits for up to 18 months; (iv) Company-paid life insurance until the end of the employment term; and (v) accelerated vesting of all unvested stock options, restricted shares and RSUs that would have vested during the 18-month period following his termination of employment; and

  •
  Mr. Ambrosio would have received (i) a cash severance amount equal to 18 months of his annual salary; (ii) an additional cash severance amount equal to 18 months of his target bonus; (iii) Company-paid medical and dental benefits for up to 18 months; (iv) Company-paid life insurance until the end of the employment term; and (v) accelerated vesting of all unvested stock options, restricted shares and RSUs that would have vested during the 18-month period following his termination of employment.

              The employment agreements for Messrs. Moonves and Ianniello require that the cash severance amount be paid 50% in a lump sum within a specified period following the termination date and 50% over the 36-month or 24-month severance period, respectively. The employment agreements for Messrs. Briskman and Ambrosio require that salary continuation be paid over the 18-month severance period and that bonus continuation be paid in accordance with the Company's standard practice for the payment of bonuses.

              Named executive officers who receive benefits upon termination without "Cause" or for "Good Reason" may be subject to mitigation obligations under the terms of the employment agreement and are subject to certain restrictive covenants relating to non-competition, solicitation of Company employees, protection of the Company's confidential information and its ownership of work product and cooperation in litigation.

    Definition of Termination for "Cause":

  •
  A termination for "Cause" for Mr. Redstone would have been: dishonesty; conviction of embezzlement, fraud or other conduct which would constitute a felony; willful unauthorized disclosure of confidential information; failure, neglect of or refusal to substantially perform the duties of his employment; or any other act or omission which is a material breach of the Company's policies regarding employment practices or the applicable federal, state and local laws prohibiting discrimination or which is materially injurious to the financial condition or business reputation of the Company or any subsidiary thereof. With respect to equity awards granted to Mr. Redstone after 2009, a termination for "Cause" for Mr. Redstone would also have been: failure to comply with the written policies of the Company, including its Business Conduct Statement; willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, whether or not related to his employment with the Company, after being instructed to cooperate; willful destruction or failure to preserve documents or other material known to be relevant to such an investigation; or the willful inducement of others to engage in any of the conduct described in this sentence or the preceding sentence.

  •
  A termination for "Cause" for Mr. Moonves would have been: engaging or participating in intentional acts of material fraud against the Company; willful misfeasance having a material adverse effect on the Company (except in the event of his incapacity); conviction of a felony; willful unauthorized disclosure of trade secrets or other confidential material information of the Company; resignation without "Good Reason" other than for death or incapacity; willful and material violation of any Company policy that is generally applicable to all employees or officers of the Company, including, but not limited to, policies concerning insider trading or sexual harassment, the Supplemental Code of Ethics for Senior Financial Officers, and the Company's Business Conduct Statement; willful failure to cooperate fully with a bona fide Company internal investigation or an investigation of the Company by regulatory or law enforcement authorities, whether or not related to his employment with the Company, after being instructed by the Board to cooperate, or willful destruction of or knowing and intentional failure to preserve documents of other material known by him to be relevant to any such investigation; or willful and material breach of the provisions of his employment contract.

  •
  A termination for "Cause" for Mr. Ianniello would have been: embezzlement, fraud or other conduct which would constitute a felony or a misdemeanor involving fraud or perjury; willful unauthorized disclosure of confidential information; failure to obey a material lawful directive that is appropriate to his position from the Chief Executive Officer, the Executive Chairman and Founder, or the Board of Directors (or any committee thereof); failure to comply with the Company's written policies, including the Company's Business Conduct Statement; material breach of his employment agreement; failure (except in the event of disability) or refusal to substantially perform material obligations under his employment agreement; willful failure to cooperate with a bona fide internal investigation or investigation by regulatory or law enforcement authorities or the destruction or failure to preserve documents or other material reasonably likely to be relevant to such an investigation, or the inducement of others to fail to cooperate or to destroy or fail to produce documents or other material; or conduct which is considered an offense involving moral turpitude under federal, state or local laws, or which might bring him to public disrepute, scandal or ridicule or reflect unfavorably upon any of the Company's businesses or those who conduct business with the Company and its affiliated entities.

  •
  A termination for "Cause" for Mr. Briskman would have been: dishonesty; embezzlement, fraud or other conduct which constitutes a felony or a misdemeanor involving fraud or perjury; willful unauthorized disclosure of confidential information; failure to obey a material lawful directive that is appropriate to his position from an executive in his reporting line; failure to comply with the written policies of the Company, including its Business Conduct Statement; material breach of the employment agreement; failure or refusal to substantially perform his material obligations under the employment contract; willful failure to cooperate with a bona fide internal investigation or investigation by regulatory or law enforcement authorities or the destruction or failure to preserve documents or other materials, or the inducement of others not to cooperate or to destroy or fail to preserve documents; or conduct that is considered an offense involving moral turpitude under applicable law or which might reflect unfavorably upon any of the Company's businesses or those who conduct business with the Company and its affiliated entities.

  •
  A termination for "Cause" for Mr. Ambrosio would have been: embezzlement, fraud or other conduct which would constitute a felony or a misdemeanor involving fraud or perjury; willful unauthorized disclosure of confidential information; failure to obey a material lawful directive that is appropriate to his position from an executive in his reporting line; failure to comply with the written policies of the Company, including its Business Conduct Statement; material breach of his employment agreement; failure (except in the event of disability) or refusal to substantially perform his material obligations under the employment agreement; willful failure to cooperate with a bona fide internal investigation or investigation by regulatory or law enforcement authorities or the destruction or failure to preserve documents or other material reasonably likely to be relevant to such an investigation, or the inducement of others to fail to cooperate or to destroy or fail to produce documents or other material; or conduct which is considered an offense involving moral turpitude under federal, state or local laws, or which might bring him to public disrepute, scandal or ridicule or reflect unfavorably upon any of the Company's businesses or those who conduct business with the Company and its affiliated entities.

              Definition of "Good Reason" Termination:    Mr. Redstone's employment agreement does not include any provision on resignation for "Good Reason." A "Good Reason" termination for Mr. Moonves would have been based on the following circumstances: his removal or any failure to reelect him as President and Chief Executive Officer of the Company; his failure to be elected or reelected to the Board at any annual meeting of stockholders of the Company at which his term as director is scheduled to expire; the assignment by the Company of duties inconsistent with the usual and customary duties associated with a chief executive officer of a publicly traded company comparable to the Company; the diminution or withdrawal of a meaningful portion of his authority or responsibilities; a reduction in his salary, target bonus or other compensation levels as the same may be increased from time to time during the employment term; the Compensation Committee's establishing Company-wide performance goal(s) that fail to satisfy the incentive goal parameters set forth in his employment agreement; payment of a bonus that is less than the Company-wide performance bonus portion payable in accordance with the terms set forth in his agreement; breach by the Company relating to tax payments in respect of his services to be performed in New York City; the Company's requiring him to be based anywhere other than the New York or Los Angeles metropolitan area, except for required travel on the Company's business; any other material breach by the Company of its material obligations under the employment contract; or termination by him of his employment, during the 30-day period following the 12-month anniversary of the date on which there occurs a "material event" described in (x) below or after the 90-day period following the date on which there occurs a "material event" described in (y) below, in either case based on his good faith determination that the occurrence of the material event has adversely and materially affected his ability to perform his CEO duties effectively, provided, however, that in the case of a material event described in (y) below, he shall provide written notice to the Chair of the Compensation Committee not later than the date he provides written notice of termination explaining the rationale for why such a material event adversely affects his ability to perform his CEO duties. A "material event" shall have occurred (x) on the date on which a majority of the independent directors of the Board ceases to consist of (1) those individuals who, immediately prior to the date on which Mr. Redstone ceases to hold the position of Executive Chairman and Founder, constitute the independent directors of the Board (the "Original Independent Directors") and (2) those successor independent directors who are elected or appointed to the Board, either by a vote of the Board or by action of the Company's stockholders pursuant to a recommendation by the Board, as a result of the death or voluntary retirement or resignation of an Original Independent Director (or any such successor), including a voluntary determination by such Original Independent Director (or such successor) not to stand for reelection; or (y) upon the appointment of a non-Executive Chairman other than Mr. Redstone or himself.

              For the other named executive officers, "Good Reason" generally would have been triggered by the following: a change in reporting relationships such that the executive no longer reports directly to the Company's Chief Executive Officer; the material breach by the Company of its material obligations under the employment agreement, including a material reduction in the executive's responsibilities or title or a material reduction in the executive's compensation as defined in the agreement; or the relocation of his position outside of a specified metropolitan area. For Mr. Ianniello, "Good Reason" would have also included a material reduction in his after-tax income which results from the performance of services in California for the Company.

Termination Due to Disability

              If Mr. Redstone were to be terminated during the employment term as a result of his disability, the Company would pay salary earned through the date of his termination and the vesting of certain equity awards would be accelerated. If Mr. Moonves were to be terminated during the employment term as a result of his disability, the Company would pay salary earned through the date of his termination, a prorated target bonus for the year in which the termination occurs, Company-paid life insurance coverage for the remainder of the term of his agreement, and accelerated vesting of outstanding equity awards. If Messrs. Ianniello, Briskman and Ambrosio were to be terminated during the employment term as a result of their disability, the Company would pay salary earned through the date of disability, a prorated bonus for the calendar year in which disability occurs (which the executive would have earned), a prorated target bonus for the period during which they receive short-term disability benefits under the Company's short-term disability program, and, in the case of Mr. Briskman, accelerated vesting of certain outstanding equity awards.

Termination Due to Death

              If a named executive officer were to die during the employment term while actively employed, the Company would pay salary earned through the date of death and a prorated bonus for the calendar year in which death occurs, which the executive would have earned. Also in these circumstances, certain equity awards vest for Messrs. Redstone, Moonves and Briskman. No additional payments or benefits would be due under their respective contracts.

EQUITY COMPENSATION PLAN INFORMATION

              The following table sets forth certain information as of December 31, 2010, concerning shares of the Company's Class B Common Stock authorized for issuance under (i) equity compensation plans approved by the Company's stockholders and (ii) equity compensation plans assumed by the Company in mergers with publicly traded companies pursuant to which awards were made by the Company after completion of the mergers. None of the shares of the Company's Class A Common Stock are authorized for issuance under the Company's equity compensation plans.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2)	65,335,140 (4)	$15.91	50,926,619 (5)
Equity compensation plans not approved by security holders (3)	1,623,045	$35.63	0

Total	66,958,185	$16.39	50,926,619

(1)
This table does not include plans assumed by the Company pursuant to mergers with publicly traded companies if no awards were made under such plans after completion of the mergers. For this reason, this table does not include options for 791,802 shares in the aggregate, all of which were assumed in the mergers and remain outstanding as of December 31, 2010. The weighted-average exercise price of these options as of December 31, 2010 was $23.15.

(2)
Equity compensation plans approved by the Company's security holders include the following: the Company's 2000 and 2004 Long-Term Management Incentive Plans, the Company's 2009 Long-Term Incentive Plan, the Company's 2000 Stock Option Plan for Outside Directors and the Company's 2005 RSU Plan for Outside Directors.

(3)
Equity compensation plans not approved by the Company's security holders (but approved by the shareholders of predecessor or affiliate companies) that were assumed by the Company pursuant to mergers with publicly traded companies and pursuant to which additional awards, reflected in column (a) in the table, were made after the applicable dates of such mergers, include the following: CBS Corporation 1991 Long-Term Incentive Plan (the "CBS 1991 LTIP"), the CBS Corporation 1993 Long-Term Incentive Plan (the "CBS 1993 LTIP") and the Infinity Broadcasting Corporation 1998 Long-Term Incentive Plan (the "Infinity 1998 LTIP").

(4)
This amount includes 896,695 shares underlying PSUs granted under the Company's 2004 Long-Term Management Incentive Plan and 2009 Long-Term Incentive Plan, which number of shares assumes that target performance levels would be attained. If, however, maximum performance levels were attained (and 2,559,708 shares were issued as a result), the amount shown would be increased by 1,663,013 shares (and the amount shown in column (c) would be reduced by an equal number of shares).

(5)
This amount includes 21,700,724 shares of the Company's Class B Common Stock available for future awards other than options and stock appreciation rights under the Company's 2009 Long-Term Incentive Plan and 1,307,343 shares of the Company's Class B Common Stock available for future awards under the Company's 2000 Stock Option Plan for Outside Directors and 2005 RSU Plan for Outside Directors.

              Below are descriptions of equity compensation plans not approved by the Company's security holders, but approved by the shareholders of predecessor or affiliate companies, and under which awards were made after the dates of the mergers by the Company with publicly traded companies, as applicable (see footnote (3) above).

CBS 1991 LTIP, CBS 1993 LTIP and Infinity 1998 LTIP

              The Company assumed the CBS 1991 LTIP and the CBS 1993 LTIP (together, the "CBS LTIPs") and the Infinity 1998 LTIP in connection with mergers with publicly traded companies. Stock options issued under the CBS LTIPs and the Infinity 1998 LTIP prior to the respective mergers, none of which remain outstanding, were converted into the Company's options with the number of options and the related exercise prices adjusted pursuant to the terms of the relevant mergers.

              The CBS LTIPs and the Infinity 1998 LTIP provided for grants of non-statutory stock options, stock appreciation rights and limited stock appreciation rights, performance awards and restricted stock. The CBS 1993 LTIP and the Infinity 1998 LTIP also provided for grants of incentive stock options. Stock options were the only awards issued under the CBS LTIPs and the Infinity 1998 LTIP that were assumed by the Company at the time of the respective mergers.

              Prior to the mergers, stock options were awarded by the other public companies to their management and employees under the CBS LTIPs and the Infinity 1998 LTIP. Option grants pursuant to the "Fund the Future" program, a broad-based program pursuant to which employees receive stock options, were also made under these plans. After the mergers, the Company awarded stock options in 2001 and 2002 under the CBS LTIPs and the Infinity 1998 LTIP pursuant to the "Fund the Future" program to certain employees of the Company. No awards have been made under the CBS LTIPs and the Infinity 1998 LTIP since 2002, and no additional awards can be made under these plans.

              The exercise price of stock options issued under the CBS LTIPs and the Infinity 1998 LTIP could not be less than the fair market value on the date of grant. The management stock options granted under the CBS LTIPs and the Infinity 1998 LTIP generally vested over a one- to four-year period and a one- to three-year period, respectively, and vested options could be exercised at any time until the 10-year expiration date subject to provisions regarding termination of employment.

              Stock options granted under the CBS LTIPs and the Infinity 1998 LTIP pursuant to the "Fund the Future" program were subject to a three-year holding period as well as a vesting schedule that was related to years of service. Generally, vested options granted under this program could be exercised once the three-year holding period was satisfied but not beyond the 10-year expiration date, subject to provisions regarding termination of employment.

OTHER MATTERS

              In an effort to reduce the amount of paper mailed to stockholders' homes and to help lower the Company's printing and postage costs, stockholders who receive printed copies of the Company's proxy materials can elect to receive future copies of these documents electronically instead of by mail. We highly recommend that you consider electronic delivery of these documents. If you are interested in participating in this electronic delivery program, you should visit http://enroll.icsdelivery.com/cbs or select the "Sign up for Electronic Delivery" link on the "Investor Relations—Events & Presentations—Annual Meeting/Proxy Materials/Form 10-K" page of the Company's website at www.cbscorporation.com. You can always change your mind and resume receiving copies of these documents by mail by revisiting one of these websites and selecting "change/cancel existing enrollment form."

2012 ANNUAL MEETING OF STOCKHOLDERS

              Stockholder proposals may be submitted for inclusion in the Company's proxy statement relating to the 2012 Annual Meeting of Stockholders after the 2011 Annual Meeting but must be received no later than December 17, 2011 at the Company's principal executive offices at 51 West 52nd Street, New York, NY 10019, Attention: Angeline C. Straka, Secretary.

              The Company's Bylaws require advance written notice from any stockholder seeking to present any business or proposal, not for inclusion in next year's proxy statement but directly at the 2012 Annual Meeting, including nominations of persons for election to the Company's Board of Directors, which notice must be received at the Company's principal executive offices no earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the immediately preceding annual meeting. Based upon the anniversary date of the 2011 Annual Meeting as currently scheduled, a stockholder must send advance written notice of such nominations or other business or proposals such that the notice is received at the Company's principal executive offices at 51 West 52nd Street, New York, NY 10019, Attention: Angeline C. Straka, Secretary, no earlier than the close of business on January 27, 2012, and no later than the close of business on February 26, 2012.

By order of the Board of Directors,

Angeline C. Straka Secretary

A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2010, including financial statements in the Form 10-K and schedules thereto, in lieu of a separate annual report, has been provided on CBS Corporation's website at www.cbscorporation.com and a printed copy has been sent to stockholders of record on March 31, 2011 who have requested that a copy be sent, along with this proxy statement. If you have requested, but have not received, a printed copy of the Form 10-K, the Company will provide a copy without charge (a reasonable fee will be charged for exhibits) upon receipt of a written request sent to Angeline C. Straka, Secretary, CBS Corporation, 51 West 52nd Street, New York, NY 10019.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CBS CORPORATION M33043-P08499-Z54938 51 W. 52ND STREET NEW YORK, NY 10019 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please indicate if you plan to attend this meeting. 2. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for fiscal year 2011. 4. Approval of advisory resolution on the frequency of an advisory vote on the compensation of the Company's named executive officers. 3. Approval of advisory resolution on the compensation of the Company's named executive officers, as disclosed in the 2011 proxy statement. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY "3 YEARS" ON MATTER 4. For address changes and/or comments, please check this box and write them on the back where indicated. For All Withhold All For All Except Yes No 1. The election of 14 directors: Nominees: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL LISTED DIRECTOR NOMINEES. 0 0 0 0 0 0 0 0 0 0 0 0 0 1 Year 2 Years 3 Years Abstain For Against Abstain ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by CBS Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and to sign up for electronic delivery of information up until 11:59 P.M., Eastern Daylight Time, on May 25, 2011 (May 24, 2011 for participants in CBS Corporation's 401(k) Plan). Have this proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 If you live in the United States or Canada, use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Daylight Time, on May 25, 2011 (May 24, 2011 for participants in CBS Corporation's 401(k) Plan). Have this proxy card in hand when you call and then follow the recorded instructions. VOTE BY MAIL Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided or return it to CBS Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received prior to the Annual Meeting on May 26, 2011. 01) David R. Andelman 02) Joseph A. Califano, Jr. 03) William S. Cohen 04) Gary L. Countryman 05) Charles K. Gifford 06) Leonard Goldberg 07) Bruce S. Gordon 08) Linda M. Griego 09) Arnold Kopelson 10) Leslie Moonves 11) Doug Morris 12) Shari Redstone 13) Sumner M. Redstone 14) Frederic V. Salerno THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" MATTERS 2 AND 3. Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Please sign, date and return this Proxy in the enclosed postage-paid envelope. 0 0 0

M33044-P08499-Z54938 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Form 10-K and Letter to Stockholders are available at www.proxyvote.com. 51 West 52nd Street New York, NY 10019 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2011 The undersigned stockholder(s) hereby appoint(s) each of SUMNER M. REDSTONE and LESLIE MOONVES, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them individually to represent and to vote all of the shares of Class A Common Stock of CBS Corporation that the stockholder(s) is/are entitled to vote at the 2011 Annual Meeting of Stockholders to be held at 10:00 A.M., Eastern Daylight Time, on Thursday, May 26, 2011, at the Equitable Center, 787 Seventh Avenue (at 51st Street), New York, New York, and at any adjournments or postponements thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CBS CORPORATION. THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RECEIVED PRIOR TO THE MEETING, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). The close of business on March 31, 2011 has been fixed as the record date for determining the record holders of shares of CBS Corporation Class A Common Stock entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during ordinary business hours at the Company’s corporate headquarters located at 51 West 52nd Street, New York, New York. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Board of Directors recommends a vote FOR matters (1) through (3) and a vote FOR every 3 YEARS on matter (4). Therefore, unless otherwise specified, the vote represented by this proxy will be cast FOR matters (1) through (3) and FOR every THREE YEARS on matter (4). The proxy holders shall vote as directed herein and in their discretion on all other matters as may properly come before the meeting, or any adjournment or postponement thereof. Attention participants in the 401(k) Plan: If you hold shares of CBS Corporation Class A Common Stock through CBS Corporation's 401(k) Plan, you should complete, sign and return this proxy card to instruct the trustee of the Plan how to vote these shares. Your proxy must be received no later than 11:59 P.M., Eastern Daylight Time, on May 24, 2011 so that the trustee of the Plan (who votes the shares on behalf of Plan participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. Any shares of CBS Corporation Class A Common Stock held in the CBS 401(k) Plan that are not voted or for which the trustee does not receive timely voting instructions will be voted by the trustee in the same proportion as the shares held in the Plan that are timely voted. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Address Changes/Comments: ____________________________________________________________________________ _______________________________________________________________________________________________________